     As filed with the Securities and Exchange Commission on October 24, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FRANKLIN RECEIVABLES LLC
             (Exact name of registrant as specified in its charter)

                        Delaware                                                              94-3301790
(State or other jurisdiction of incorporation or organization)                 (I.R.S.  Employer Identification Number)


                          47 West 200 South, Suite 500
                           Salt Lake City, Utah 84101
                                 (801) 238-6700
  (Address, including zip code, and telephone number, including area code, of registrar's principal executive offices)

                              Harold E. Miller, Jr.
                          47 West 200 South, Suite 500
                           Salt Lake City, Utah 84101
                                 (801) 238-6700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Thomas Cassidy, Esq.
                             MORRISON & FOERSTER LLP
                           1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 468-8000

        Approximate date of commencement of proposed sale to the public:

                 As soon as practicable after this Registration
                          Statement becomes effective.

     If the only securities on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

=====================================================================================================================
                                       CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                   Proposed Maximum   Proposed Maximum       Proposed Maximum
     Title of Each Class of           Amount to be    Offering Price Per    Aggregate Offering        Amount of
  Securities to be Registered          Registered        Security /(1)/         Price/(1)/         Registration Fee
---------------------------------------------------------------------------------------------------------------------
Asset Backed Securities
 (issuable in series)                 $1,000,000            100%               $1,000,000              $250
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                INTRODUCTORY NOTE

     This Registration Statement contains (i) a Prospectus relating to the offering of one or more series of Asset Backed Notes and/or Asset Backed Certificates by various Franklin Auto Trusts created from time to time by Franklin Receivables LLC and (ii) a form of Prospectus Supplement relating to the offering by the applicable Franklin Auto Trust of the particular series of Asset Backed Notes and/or Asset Backed Certificates described therein. The form of Prospectus Supplement relates only to the securities described therein and is a form which, among others, may be used by Franklin Receivables LLC to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-10 of this prospectus supplement and on page 9 of the accompanying prospectus.

These securities are asset backed securities issued by a trust. The securities are not obligations of Franklin Receivables LLC, Franklin Capital Corporation, Franklin Resources, Inc. or any of their respective affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the Final Scheduled prospectus.
--------------------------------------------------------------------------------

                  Subject to Completion dated October 24, 2001

             Prospectus Supplement to Prospectus Dated _______, 2001

                                   $__________
                          Franklin Auto Trust 2001-[_]

                         [Franklin(R)Capital Corp. LOGO]

         Franklin Receivables LLC                Franklin Capital Corporation
                  Seller                                   Servicer

            The trust will issue the following classes of securities:

                                                                Final Scheduled
                             Principal Amount  Interest Rate   Distribution Date
                             ----------------  -------------   -----------------

Class A-[_] Notes...........    $_________    [___%][Floating     __________
                                              Rate][Callablle]

Class A-[_] Certificates....    $_________    [___%][Floating     __________
                                               Rate][Callable]

[Add other offered Classes
of Securities]

__________

 .    The trust will pay interest and principal on the securities on the ________
     day of each month (or if the ________ day is not a business day, the next business day). The first distribution date will be __________.

 .    The trust will generally pay principal sequentially: first, to the Class
     A-[_] [Notes][Certificates] until the principal balance of the Class A-[_] [Notes][Certificates] has been reduced to zero, and then, to the Class A-[_] [Notes][Certificates] until the principal balance of the Class A-[_] [Notes][Certificates] has been reduced to zero.

                                [NAME OF INSURER]

 .    Pursuant to its financial guaranty insurance policy, [Name of Insurer] will unconditionally and irrevocably guarantee the full and timely payment of interest and principal on the notes and the certificates on each distribution date.

The underwriters are offering the following securities by this prospectus supplement:
                         Initial Public       Underwriting      Proceeds to the
                        Offering Price(1)        Discount         Seller(1)(2)
                        -----------------      ------------      ---------------

Per Class A-[_]             _________%          ________%           ________%
[Note][Certificate]....

Per Class A-[_]             _________%          ________%           ________%
[Note][Certificate]....

Total..................    $___________        $__________        $___________
_________

(1) The prices of the notes [and the certificates] will also include interest accrued on the notes [and the certificates] from _________, 2001.

(2)  Before deducting expenses payable by the seller estimated to be $_______.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                              [Name of Underwriter]

                                 _______________

           The date of this prospectus supplement is ___________, 2001

                                TABLE OF CONTENTS
                              Prospectus Supplement

WHERE TO FIND INFORMATION IN THESE DOCUMENTS.............................  S-3
SUMMARY OF TERMS OF THE NOTES AND CERTIFICATES...........................  S-4
STRUCTURAL SUMMARY.......................................................  S-7
RISK FACTORS............................................................. S-10
USE OF PROCEEDS.......................................................... S-14
THE TRUST................................................................ S-14
   General............................................................... S-14
   Capitalization of the Trust........................................... S-15
   The Owner Trustee..................................................... S-15
THE TRUST PROPERTY....................................................... S-15
THE RECEIVABLES.......................................................... S-17
   General............................................................... S-17
   Eligibility Criteria.................................................. S-17
   Composition........................................................... S-19
   Delinquency and Loss Experience....................................... S-22
FRANKLIN CAPITAL CORPORATION............................................. S-25
THE INSURER.............................................................. S-25
   General............................................................... S-25
   Insurer Financial Information......................................... S-26
   Where You Can Obtain Additional Information About The Insurer......... S-27
   Financial Strength Ratings of the
      Insurer............................................................ S-27
   [Insurance Regulation................................................. S-27
DESCRIPTION OF THE NOTES................................................. S-28
   General............................................................... S-28
   Payments of Interest.................................................. S-28
   Payments of Principal................................................. S-29
   [Mandatory Redemption................................................. S-30
   Optional Redemption................................................... S-30
   Events of Default..................................................... S-31
DESCRIPTION OF THE CERTIFICATES.......................................... S-32
   General............................................................... S-32
   Distributions of Interest............................................. S-32
   Distributions of Principal............................................ S-32
   Mandatory Prepayment.................................................. S-33
   Optional Prepayment................................................... S-33
WEIGHTED AVERAGE LIFE CONSIDERATIONS..................................... S-33
DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS........... S-37
   Sale and Assignment of Receivables; Subsequent Receivables............ S-37
   Accounts.............................................................. S-37
   Servicing Compensation and Trustees'
      Fees............................................................... S-39
   Certain Allocations................................................... S-39
   Distributions......................................................... S-40
   Statements to Securityholders......................................... S-47
   Servicer Default; Rights Upon Servicer Default........................ S-48
   Waiver of Past Defaults............................................... S-49
   Amendment............................................................. S-49
THE POLICIES............................................................. S-50
   Note Policy........................................................... S-50
   [Certificate Policy................................................... S-51
   Insurance Spread Account.............................................. S-52
   [Other Provisions of the Policies..................................... S-52
RATINGS.................................................................. S-53
FEDERAL INCOME TAX CON-SEQUENCES......................................... S-53
STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS.............................. S-54
ERISA CONSIDERATIONS..................................................... S-54
UNDERWRITING............................................................. S-55
EXPERTS.................................................................. S-56
LEGAL OPINIONS........................................................... S-56
FORWARD-LOOKING STATEMENTS............................................... S-56
REPORTS TO SECURITYHOLDERS............................................... S-57
[AVAILABLE INFORMATION................................................... S-57
INDEX OF TERMS........................................................... S-58


                                   Prospectus

Important Notice About Information
    Presented in this Prospectus and the
    Accompanying Prospectus
    Supplement...........................................................
Prospectus Summary.......................................................
Risk Factors.............................................................
The Trusts...............................................................
The Receivables..........................................................
Yield and Prepayment Considerations......................................
Certificate and Note Factors and
    Trading Information..................................................
Use of Proceeds..........................................................
The Seller...............................................................
Franklin Capital Corporation.............................................
Franklin Resources, Inc..................................................
The Certificates.........................................................
The Notes................................................................
Certain Information Regarding the
    Securities...........................................................
Description of the Purchase
    Agreements and the Trust
    Documents............................................................
The Swap Agreement.......................................................
Certain Legal Aspects of the
    Receivables..........................................................
Federal Income Tax Consequences..........................................
Trusts Treated as Partnerships or
    Disregarded Entities
    (Owner Trusts).......................................................
Trusts Treated as Grantor Trusts.........................................
State and Local Taxation.................................................
ERISA Considerations.....................................................
Ratings..................................................................
Plan of Distribution.....................................................
Notice to Canadian Residents.............................................
Available Information ...................................................
Incorporation of Certain Documents
    by Reference.........................................................
Legal Opinions...........................................................
Annex 1..................................................................
Index of Terms...........................................................

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     This prospectus supplement and the accompanying prospectus provide information about the trust, Franklin Auto Trust 2001-[_], including terms and conditions that apply to the notes [and the certificates] to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the notes [and the certificates] provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

     . Summary of Terms of the Notes and Certificates -- provides important information concerning the amounts and the payment terms of each class of notes [and certificates]

     . Structural Summary -- gives a brief introduction to the key structural features of the trust

     . Risk Factors -- describes briefly some of the risks to investors of a purchase of the notes [and certificates]

     Cross-references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the accompanying prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

     You can find a listing of the pages where capitalized terms are defined under the captions "Index of Terms" beginning on page S-[__] in this prospectus supplement and under "Index of Terms" beginning on page I-5 of the accompanying prospectus.

                 SUMMARY OF TERMS OF THE NOTES AND CERTIFICATES

     The following summary is a short description of the main terms of the offering of the notes [and the certificates]. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes [and the certificates], you need to read both this prospectus supplement and the accompanying prospectus, each in its entirety.

Issuer

     Franklin Auto Trust 2001-[_], a Delaware business trust (formed by Franklin Receivables LLC pursuant to the [trust agreement] [pooling and servicing agreement]), will use the proceeds from the issuance and sale of the notes [and the certificates] to purchase from Franklin Receivables LLC a pool of prime, non-prime and sub-prime motor vehicle retail installment sale contracts which constitute the receivables. Franklin Capital Corporation originated and will service all the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes and the certificates. [Name of Insurer] will guarantee the full and timely payment of interest and principal on the notes [and the certificates].

Offered Securities

     The trust is offering the following notes [and certificates] pursuant to this prospectus supplement:

$__________ Class A-[_]      _____%  Asset Backed Notes

$__________ Class A-[_]      _____%  Asset Backed Certificates

[Other classes of offered securities]

     [The trust is also issuing certificates which will be retained by Franklin Receivables LLC. The certificates will have zero principal balance and will receive all excess cashflow from the trust.]

Cutoff Date

     The initial cutoff date will be ___________.

Closing Date

     The trust expects to issue the notes [and the certificates] on __________.

Servicer

     Franklin Capital Corporation, a wholly owned subsidiary of Franklin Resources, Inc.

Insurer

     [_________________], a [__________] stock insurance company.

[Indenture Trustee]

     [Name of Indenture Trustee], a ___________ corporation.

[Owner] Trustee

     Name of [Owner] Trustee, a ___________ corporation.

Interest and Principal Distribution Dates

     On the __th day of each month (or if the __th day is not a business day, the next business day), the trust will pay interest and principal on the notes [and the certificates].

First Scheduled Distribution Date

     The first scheduled distribution date will be ____________.

Record Date

     On each distribution date, the trust will pay interest and principal to the holders of record of the notes [and the certificates] for that distribution date. The record date for the notes [and the certificates] will be the day immediately preceding each distribution date.

Interest Rates

     The trust will pay interest on each class of notes [and certificates] at [the fixed annual rates specified on the cover of this prospectus supplement] [a floating rate equal to the London interbank offered rates for one-month U.S. dollar deposits plus _____%, subject to a maximum rate equal to ____% per annum] [specify others].

Interest Accrual

     "30/360," accrued from the __th day of the previous month to but excluding the __th day of the current month.

     This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date for each class of notes [and certificates] will be one-twelfth of the product of:

     1.  the related outstanding principal balance; and

     2.  the related interest rate.

     For a more detailed description of the payment of interest on the notes, you should refer to the sections entitled "Description of the Notes -- Payments of Interest" and "Description of the Purchase Agreement and the Trust Document -- Distributions" in this prospectus supplement. For a more detailed description of the payment of interest on the certificates, you should refer to the sections entitled "Description of the Certificates -- Payments of Interest" and "Description of the Purchase Agreement and the Trust Document -- Distributions" in this prospectus supplement.

Sequential Principal Payments

     The trust will generally pay principal sequentially, first to the Class A-[_] [Notes][Certificates] until such class is paid in full, and then to the Class A-[_] [Notes][Certificates] until such class is paid in full [Add other classes].

     For a more detailed description of the payment of principal of the notes, you should refer to the sections entitled "Description of the Notes -- Payments of Principal" and "Description of the Purchase Agreement and the Trust Documents -- Distributions" in this prospectus supplement. For a more detailed description of the payment of principal of the certificates, you should refer to the sections entitled "Description of the Certificates -- Payments of Principal" and "Description of the Purchase Agreement and the Trust Documents -- Distributions" in this prospectus supplement.

Subordination of Certain Classes of [Notes] and Certificates

     Certain classes of [notes] and certificates will not receive any payments with respect to any distribution date until the payment in full of the principal and interest on other classes of notes [and certificates]. These classes of [notes] and [certificates] will also be subordinate to the other classes of notes [and certificates] in connection with the allocation of losses on the receivables.

     For a more detailed description of the payment of principal of the notes, you should refer to the sections entitled "Description of the Notes -- Payments of Principal" and "Description of the Purchase Agreement and the Trust Documents -- Distributions" in this prospectus supplement. For a more detailed description of the payment of principal of the certificates, you should refer to the sections entitled "Description of the Certificates -- Payments of Principal" and "Description of the Purchase Agreement and the Trust Documents -- Distributions" in this prospectus supplement.

Optional Redemption

     The servicer has the option to purchase all of the receivables on any distribution date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust (provided, however, that the servicer will require the consent of [Name of Insurer], if such purchase would result in a claim on the note policy or certificate policy or would result in any amount owing to [Name of Insurer] remaining unpaid) at a price equal to the outstanding principal balance of the notes [and the certificates] plus accrued and unpaid interest thereon. The trust will apply this payment to the redemption of the notes [and the certificates] in full.

Mandatory Redemption

     If an event of default under the indenture [or the trust agreement] exists, the notes [and the certificates] may be accelerated and subject to immediate payment at a price equal to the outstanding principal balance of the notes [and the certificates] plus accrued and unpaid interest thereon. If an event of default under the insurance and reimbursement agreement exists, the notes [and the certificates] will automatically be accelerated and subject to immediate payment at a price equal to the outstanding principal balance of the notes [and the certificates] plus accrued and unpaid interest thereon. [Name of Insurer] will not guarantee payment of any amounts that become due on an accelerated basis.

The Note Policy

     Pursuant to a financial guaranty insurance policy, [Name of Insurer] will unconditionally and irrevocably guarantee the full and timely payment of interest and principal on the notes on each distribution date.

The Certificate Policy

     Pursuant to a financial guaranty insurance policy, [Name of Insurer] will unconditionally and irrevocably guarantee the full and timely payment of interest and principal on the certificates on each distribution date.

Final Scheduled Distribution Dates

     The trust is required to pay the outstanding principal amount of each class of notes and certificates, to the extent not previously paid, in full on the final scheduled distribution date specified on the cover page of this prospectus supplement for each class.

Ratings

     It is a condition to the issuance of the notes [and the certificates] that they are rated "____" by [______________________] and "___" by
[___________________].

     A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as this rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. A rating agency may lower or withdraw its rating in the future, at its discretion.

Minimum Denominations

     $____ and integral multiples thereof.

Registration, Clearance and Settlement

     The trust will issue the notes [and the certificates] in book-entry form only. If you acquire a beneficial interest in the notes [or the certificates], you will hold your interest through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or the Euroclear System in Europe.

Tax Status

     As more fully set forth below under "Federal Income Tax Consequences," Morrison & Foerster LLP is of the opinion that for federal income tax purposes:

     .    the proper tax treatment of the notes is as indebtedness; and

     . the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation.

     If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness. If you purchase the certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes; or if you are the sole beneficial owner of the certificates, as a "disregarded entity," for federal income tax purposes.

     You are encouraged to consult your own advisor concerning state, local and foreign tax consequences of an investment in the notes [and certificates]. For a more detailed description of the federal, state, local and foreign tax consequences of an investment in the notes [and the certificates], you should refer to the sections entitled "Federal Income Tax Consequences" and "State, Local and Foreign Tax Considerations" in this prospectus supplement.

ERISA Considerations

     The notes [and certificates] are generally eligible for purchase by employee benefit plans subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Investor Information -- Mailing Address, Telephone Number and Facsimile Number

     The mailing address of Franklin Receivables LLC and Franklin Capital Corporation is 47 West 200 South, Suite 500, Salt Lake City, Utah 84101. The telephone number and facsimile number of Franklin Receivables LLC is (801) 238-6700 and (800) 881-8892, respectively, and the telephone number and facsimile number of Franklin Capital Corporation is (801) 238-6700 and (800) 881-8892, respectively.

CUSIP Numbers

     .  Class A-[_] Notes: ___________

     .  Class A-[_] Certificates: __________

                               STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the accompanying prospectus, each in its entirety.

Transfer of Receivables and Flow of Funds

     Franklin Receivables LLC, the seller, will purchase certain prime, non-prime and sub-prime motor vehicle retail installment sale contracts originated indirectly by Franklin Capital Corporation, which constitute the receivables. Franklin Receivables LLC will sell the initial receivables with an aggregate [original] principal balance of $______________ as of _________, 2001 to Franklin Auto Trust 2001-[_] on the closing date. The trust will issue notes [and certificates] for purchase by investors to pay for the receivables. The following chart represents the flow of funds invested by investors:


                              [CHART APPEARS HERE]


Property of the Trust

     The property of the trust will include the following:

     . the receivables and collections on the receivables;

     . security interests in the vehicles financed by the receivables;

     . bank accounts;

     . rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

     . remedies for breaches of representations and warranties made by the dealers that originated the receivables;

     . receivables files;

     . all proceeds of the foregoing; and

     . other rights under documents relating to the receivables and the sale of the receivables.

Composition of the Receivables

     The composition of the receivables as of _________, 2001 is as follows:

 . Aggregate Outstanding
   Principal Balance.............                $__________

 . Credit Quality as a
   Percentage of
   Aggregate Outstanding
   Principal Balance

    . prime......................                      _____%

    . non-prime..................                      _____%

    . sub-prime..................                      _____%

 . Number of Receivables..........                      _____

 . Average Outstanding
   Principal Balance.............                $__________

 . Average Original Amount
   Financed......................                $__________

 . Weighted Average APR...........                      _____%

 . Weighted Average Original
   Term..........................                ____ months

 . Weighted Average
   Remaining Term................                ____ months

Servicer of the Receivables

     Franklin Capital Corporation will be the servicer of the receivables. On each distribution date, the trust will pay the servicer a servicing fee for servicing the receivables.

Priority of Distributions

     From collections on the receivables during the prior calendar month and surety draws (in the event of any shortfalls), the trust will pay the following amounts on each distribution date in the following order of priority:

     (1) to the servicer, the servicing fee and any overdue servicing fees payable to the servicer;

     (2)  to the insurer, any accrued and unpaid fees of the insurer;

     (3) to the holders of the notes, interest payments allocated to each class of notes;

     (4) to the holders of the notes, principal payments allocated to each class of notes sequentially, commencing with the Class A-[_] notes;

     (5) to the holders of the certificates, interest payments allocated to each class of certificates;

     (6) to the holders of the certificates, principal payments allocated to each class of certificates sequentially, commencing with the Class A-[_] certificates;

     (7)  to the insurer, any interest due on outstanding surety draws;

     (8) to the insurer, to the extent of available funds, the amount, if any, to reimburse the insurer for certain payments paid under the [note policy] [and] [the certificate policy] and for certain defense costs and expenses;

     (9) to the insurance spread account, to the extent the amount therein is less than the required amount;

    (10) to the indenture trustee, to the extent of available funds, any outstanding trustee's fees, expenses and indemnification payable to the indenture trustee, not previously paid to it by the servicer;

    (11) to the servicer, the additional servicing fee and any overdue additional servicing fees, if any, payable to the servicer; and

    (12)  to the holders of the [residual] certificates, any remaining funds.

     For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to the section entitled "Description of the Purchase Agreement and the Trust Documents -- Distributions" in this prospectus supplement.

[Pre-Funding Account

     A portion of the net proceeds from the offering of the securities of a series will be deposited in a segregated pre-funding account with the [[owner] trustee] [indenture trustee] for the benefit of the securityholders. Such deposited funds may be used to acquire additional receivables for the trust during a specified funding period after the initial issuance of the securities. Any amounts remaining in the account at the end of this funding period will be distributed as a prepayment of principal on some or all classes of the related securities.

     For a more detailed description of the pre-funding account, you should refer to the section entitled "Description of the Purchase Agreements and the Trust Documents -- Accounts" in this prospectus supplement.]

                                  RISK FACTORS

     You should consider the following risk factors and the risk factors contained in the accompanying prospectus in deciding whether to purchase any of these securities.

Prepayments on Receivables
Will Cause Prepayments on
the Notes, Resulting in
Reinvestment Risk to You      Amounts distributed to you on each distribution
                              date will include any prepayments on the receivables received during the related monthly period and applied by the servicer to reduce the receivable balance. If the rate of prepayments on the receivables is greater than you anticipated, you will receive principal distributions on the notes [and certificates] earlier than you expected. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

                              The weighted average life of the notes [and certificates] will be reduced by prepayments on the receivables. The receivables are prepayable at any time without penalty. Distributions of principal amounts of a receivable in advance of the scheduled date for repayment of such principal amounts may result from prepayments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance. In addition, repurchases or purchases of receivables by the seller, the servicer, Franklin Capital Corporation or any affiliate of any of them as a result of certain uncured breaches of the representations, warranties and covenants with respect to the receivables may result in the early prepayment of the principal balance of a receivable. The weighted average life of the notes [and certificates] will also be reduced by the payment by [name of Insurer] of certain amounts payable by it pursuant to its financial guaranty insurance policy or by the servicer exercising its option to purchase all of the remaining receivables when the aggregate principal balance of the receivables is less than 10% of the aggregate principal balance of the receivables as of the cutoff date.

                              The servicer has limited historical experience with respect to prepayments and is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment sale contracts similar to the receivables. No reliable prediction can be made as to the actual prepayment rates that will be experienced on the receivables.


Potential Loss on Notes Due
to Adverse Developments in
Certain States                Your investment in the notes [and certificates]
                              may be disproportionately affected by economic and other developments that occur in certain states.
                              As of the initial cutoff date, the obligors with respect to [___]%, [___]% and [___]% of the receivables (based on the outstanding principal balance of the receivables and mailing addresses of the obligors thereon as of such date) were located in California, [Nevada] and [Oregon], respectively. Economic conditions where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. Economic conditions in

                              California are often volatile and from time to time have been adversely affected by natural disasters, contractions in key industries and declining real estate values. No predictions, however, can be made regarding future economic conditions in California or any other states where obligors reside.

Potential Loss on Notes and
Certificates Due to Limited
Assets of the Trust           The trust will not have any significant assets or
                              sources of funds other than the receivables, the note policy guaranteeing certain payments on the notes and the certificate policy guaranteeing certain payments on the certificates. Recovery in full of your investment in the notes is dependent solely upon payments on the receivables and payments of claims made under the note policy.
                              Recovery in full of your investment in the certificates is dependent solely upon payments on the receivables and payments of claims under the certificate policy. The notes and the certificates are obligations solely of the trust and will not be insured or guaranteed by Franklin Resources, Inc., Franklin Capital Corporation, the servicer or the seller. If [name of insurer] defaults on its obligations under the note policy or the certificate policy, as the case may be, the trust will depend solely on current collections on the receivables to make payments on the notes or the certificates, as applicable. If current collections are insufficient, you may suffer a loss on your investment in the notes or the certificates, as applicable.

The Note and Certificate
Ratings Do Not Assess the
Suitability of Your
Investment in the Notes or
the Certificates; The Note
and Certificate Ratings May
Be Withdrawn at Any Time      A rating is not a recommendation to purchase,
                              hold or sell the notes or the certificates. The ratings of the notes and the certificates address the likelihood of the timely payment of interest on the notes and the certificates and the ultimate payment of the principal of the notes and the certificates at their maturity. You cannot be sure that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the notes or the certificates are lowered or withdrawn for any reason, your ability to resell your notes or certificates at a price sufficient to recover your investment in full will be impaired. Any reduction or withdrawal by a rating agency of a rating of [name of Insurer] would likely result in a reduction or withdrawal of the ratings of the notes and the certificates.
                              Such a reduction may reduce the liquidity and market price of your notes or certificates.


[Prepayments from the Pre-
Funding Account May Result
in Reinvestment
Risk to You; The Trust May
Not be Able to Purchase
Additional Receivables
Following the Closing Date    To the extent that the [indenture trustee]
                              [trustee] has not applied portions of the pre-funded amount to the purchase of additional receivables following the initial cutoff date by the end of the specified funding period, you may receive a prepayment of principal in an amount equal to your pro rata share (based on your current [note] [or certificate] principal balance and the aggregate [note] [or certificate] balance of each class of [notes] [and certificates]) of the pre-funded amount (exclusive of investment earnings) remaining in the pre-funding account following the purchase of any additional receivables on the last transfer date of additional receivables in the specified funding period. You will bear any reinvestment risk from the prepayment of the securities from the pre-funded amount at the end of the specified funding period.

                              In addition, the conveyance of additional receivables to the trust during the specified funding period following the closing date is subject to the conditions described in this prospectus supplement under "The Receivables -- Eligibility Criteria." Each additional receivable must satisfy the eligibility criteria specified in this prospectus supplement and in the sale and servicing agreement. The ability of the trust to invest in additional receivables is dependent upon the ability of Franklin Capital Corporation to originate through dealers a sufficient amount of motor vehicle retail installment sale contracts that meet the requirements in the related purchase agreement and in the sale and servicing agreement for transfer on the related transfer date.

                              The ability of Franklin Capital Corporation to originate through dealers sufficient additional receivables may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither Franklin Capital Corporation nor the seller has any basis to predict whether or the extent to which economic or social factors will affect the availability of additional receivables.

                              In addition, Franklin Capital Corporation has limited performance history, which makes it difficult to predict the rate of its originations. Nevertheless, although no assurances can be given, Franklin Capital Corporation currently anticipates originating sufficient receivables satisfying the criteria set forth in the sale and servicing agreement so as to require the application of the entire pre-funded amount to the purchase of additional receivables by the end of the specified funding period. See "The Receivables" in this prospectus supplement.]

Your Rights Under the
Indenture Are Limited
Unless an Insurer Default
Has Occurred                  Neither you nor the indenture trustee may declare
                              an event of default under the indenture unless
                              [name of Insurer] shall have defaulted with respect to certain of its obligations. Prior to the occurrence of such a default by [name of Insurer], an event of default will occur only upon delivery by [name of Insurer] to the indenture trustee of notice of certain defaults by the trust, Franklin Capital Corporation, the servicer or the seller of their respective obligations to [name of Insurer]. Upon the occurrence of an event of default under the indenture (unless [name of Insurer] shall have defaulted with respect to certain of its obligations), [name of Insurer] will have the right to cause the liquidation of the assets of the trust. Any such liquidation will result in redemption, in whole or in part, of the notes [and the certificates]. Following the occurrence of an event of default, the indenture trustee will continue to submit claims under the note policy [and the certificate policy] as necessary to enable the trust to continue to make interest and principal payments on each distribution date and to pay the outstanding principal balance on any outstanding notes [and the certificates] on their final scheduled distribution dates. Decisions made by [name of Insurer] with respect to defaults may have a significant impact on the weighted average life of the notes [and certificates].

                                 USE OF PROCEEDS

     The net proceeds to be received by Franklin Auto Trust 2001 - [___] from the sale of the notes [and the certificates] will be used to pay to Franklin Receivables LLC, and in turn, Franklin Capital Corporation, the purchase price for the Receivables (as defined herein), [to make the deposits of the Pre-Funded Amount (as defined herein) into the Pre-Funding Account (as defined herein) and to make the initial deposits into the Capitalized Interest Account (as defined herein) and the Insurance Spread Account (as defined herein).]

                                    THE TRUST

     The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying prospectus (the "prospectus"). Prospective holders of the Notes (the "Noteholders") [and holders of the Certificates (the "Certificateholders," and together with the Noteholders, the "Securityholders") should consider, in addition to the information below, the information under "The Trusts" in the accompanying prospectus.

General

     Franklin Auto Trust 2001-[ ] (the "Trust" or the "Issuer") is a business trust which was formed under the laws of the State of Delaware pursuant to a trust agreement (the "Trust Agreement"), dated as of [ ], 2001, between Franklin Receivables LLC, as seller (the "Seller"), and [ ], as [owner] trustee (the "[Owner] Trustee"), for the transactions described in this prospectus supplement. After its formation, the Trust will not engage in any activity other than (a) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom; (b) issuing the Class A-[ ] Notes (the "Class A-1 Notes") [describe other classes of Notes]; and together with the Class A-1 Notes [and other classes of Notes], the "Notes") and the Class A-[ ] Certificates (the "Class A-1 Certificates") [describe other classes of Certificates]; and together with the Class A-1 Certificates [and other classes of Certificates], the "Certificates," and together with the Notes, the "Securities"); (c) making payments on the Notes and the Certificates; and (d) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     [The Trust will initially be capitalized with equity equal to $[________]. Certificates with an aggregate original Certificate Balance (as defined herein) of $[_____] will be sold to the Seller, and Certificates representing the remainder of the Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer (as defined below), Franklin Resources, Inc. ("Franklin Resources") or their affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Receivables (as defined herein) from the Seller pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement"), dated as of [ ], 2001, among the Seller, Franklin Capital Corporation (in its individual capacity, "Franklin Capital" and, as servicer, the "Servicer"), Franklin Resources and the Issuer [, and to fund the deposits in the Pre-Funding Account, the Capitalized Interest Account and the Insurance Spread Account.] [The Initial Receivables will have been purchased by the Seller from Franklin Capital [(other than certain Receivables which will have been contributed by Franklin Capital to the Seller)] on or prior to the date of the issuance of the Notes and the Certificates pursuant to a purchase agreement (the "Purchase Agreement"; and together with the Subsequent Purchase Agreements (as defined herein), the Trust Agreement and the Sale and Servicing Agreement, the "Trust Documents"), dated as of [ ], 2001, between the Seller and Franklin Capital. The Notes will be issued pursuant to an indenture (the "Indenture"), dated as of [ ], 2001, between the Trust and [ ], as indenture trustee and as indenture collateral agent (the "Indenture Trustee" and the "Indenture Collateral Agent," respectively).]

     The Trust's principal offices are in [_______________], in care of [________________], as [Owner] Trustee, at the address listed below under "-- The [Owner] Trustee."

Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes [and Certificates] had taken place on such date:

     Class A-[ ] Notes ..........................  $[________]
     Class A-[ ] Notes ..........................  $[________]
     Class A-[ ] Notes ..........................  $[________]
     [Class A-[   ] Certificates] ...............  $[________]
          Total .................................  $[________]


The [Owner] Trustee

     [_____________] is the [Owner] Trustee under the Trust Agreement, is a [____________] [banking] corporation and its principal offices are located at [_____________________]. The Seller, Franklin Resources, the Servicer and their respective affiliates may maintain commercial banking relations with the [Owner] Trustee and its affiliates. The [Owner] Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The [Owner] Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the [Owner] Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY

     The Trust's assets (the "Trust Property") will include the following items:

     (a) certain prime, non-prime and sub-prime motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles") and certain subsequent prime, non-prime and sub-prime motor vehicle retail installment sale contracts (the "Subsequent Receivables", and together with the Initial Receivables, the "Receivables") sold to the Trust during the Funding Period (as defined herein) secured by additional new and used automobiles and light-duty trucks (the "Subsequent Financed Vehicles", and together with the Initial Financed Vehicles, the "Financed Vehicles");

     (b) all payments received thereunder after the later of (x) [ ], 2001 and
(y) the date of origination of the Initial Receivables but in no event later than the Closing Date (such later date, the "Initial Cutoff Date") with respect to the Initial Receivables or the applicable Subsequent Cutoff Date (as defined herein), as the case may be, with respect to the Subsequent Receivables, and, with respect to Precomputed Receivables (as defined herein), certain monies representing interest payments and principal payments, [specify all others] received thereunder on or prior to the related Cutoff Date (as defined herein) that are due after such Cutoff Date;

     (c) such amounts as from time to time may be held in [the Collection Account (as defined herein),] [the Pre-Funding Account (as defined herein),] [the Capitalized Interest Account (as defined herein)] and [the Payahead Account (as defined herein)] [the Certificate Distribution Account (as defined herein)] [the Note Distribution Account (as defined herein)][specify all other accounts];

     (d) an assignment of the security interests of Franklin Capital in the Financed Vehicles;

     (e) certain proceeds from the exercise of rights against motor vehicle dealers ("Dealers") under agreements between Franklin Capital and such Dealers (the "Dealer Agreements");

     (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the retail purchasers obligated under the Receivables (each, an "Obligor," and collectively, the "Obligors");

     (g) the rights of the Seller under the Purchase Agreement [and any Subsequent Purchase Agreement (as defined herein)];

     (h) the Receivables files;

     [(i) the Certificate Policy (as defined herein)];

     [(j) the Note Policy (as defined herein)]; and

     (k) certain other rights under the Trust Documents (including, among others, the right of the Seller under the Purchase Agreement to require Franklin Capital to repurchase a Receivable upon breach of certain representations and warranties [specify others, if applicable]. [specify any other material rights]

     The Initial Receivables were, and the Subsequent Receivables were or will be, originated indirectly by Franklin Capital through the purchase thereof from Dealers. The Initial Receivables were, and the Subsequent Receivables were or will be, originated by Dealers in accordance with Franklin Capital's requirements under agreements with Dealers for assignment to Franklin Capital, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors. [Franklin Capital acquired in bulk form from _______ meeting the requirements of Franklin Capital's underwriting criteria and will be ________.] The Dealers generally assign the Receivables without recourse, except that Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer. Although Franklin Capital's rights under the Dealer Agreements have not been assigned to the Trust, and the Trust will not have any rights against any Dealer, Franklin Capital has assigned or will assign to the Seller, and the Seller has assigned or will assign to the Trust, the proceeds from any Receivable repurchased by a Dealer as a result of a breach of a representation or warranty in the related Dealer Agreement. See "The Trusts" in the prospectus.

     The "Pool Balance" as of the end of any Monthly Period (as defined herein) represents the aggregate principal balance of the Receivables (exclusive of Liquidated Receivables (as defined herein) at the end of such Monthly Period, after giving effect to all payments [(other than Payaheads remaining in the Payahead Account)] received from Obligors and any Purchase Amounts (as defined herein) to be remitted by Franklin Capital, the Seller or Servicer, as the case may be, on the Determination Date (as defined herein) following such Monthly Period and all losses, including Cram Down Losses (as defined herein), realized on Receivables liquidated during such Monthly Period. The Pool Balance as of the Initial Cutoff Date (the "Original Pool Balance") will be $[ ]. Prior to [ ], 2001 (the "Closing Date") certain Initial Receivables may be removed and additional Initial Receivables substituted therefor. All of the Initial Receivables must satisfy the eligibility criteria set forth under "The Receivables--Eligibility Criteria" herein.

     Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property (other than the Certificate Distribution Account (as defined herein) and Certificate Policy (as defined herein)) in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer (as defined herein) in support of the obligations owing to it under the insurance and reimbursement agreement (the "Insurance Agreement"), dated as of the Closing Date, among the Insurer, the Indenture Trustee, Franklin Resources, the Seller and the Servicer. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreement and the Trust Documents - --Distributions." The Insurer would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes and Certificates.

                                 THE RECEIVABLES

     The following information supplements the information contained under "The Receivables" in the accompanying prospectus.

General

     The Receivables were, or will be, [purchased by Franklin Capital in the ordinary course of business from Dealers] [originated by Franklin Capital][purchased in bulk by Franklin Capital from third party lenders]. The Receivables will consist of Prime, Non-Prime and Sub-Prime (each as defined in the prospectus) motor vehicle retail installment sale contracts. See "Risk Factors -- Nature of Receivables; Underwriting Process; Sufficiency of Interest Rates to Cover Losses," "Franklin Capital Corporation -- General" and "-- Credit Evaluation Procedures" in the prospectus.

Eligibility Criteria

     The Receivables were or will be selected according to several criteria, including those specified under "The Receivables -- General" in the accompanying prospectus. In addition, the Initial Receivables were selected from Franklin Capital's portfolio of motor vehicle retail installment contracts based on several criteria, including the following:

     (a) each Initial Receivable was originated indirectly by Franklin Capital through the purchase thereof from Dealers;

     (b) each Initial Receivable provides for calculation of interest in accordance with the simple interest method;

     (c) each Initial Receivable has a weighted average annual percentage rate ("APR") equal to or greater than [6]%;

     (d) each Initial Receivable has an original term to maturity of not more than [84] months;

     (e) as of the Initial Cutoff Date, the most recent scheduled payment of each Initial Receivable was made by or on behalf of the Obligor or was not contractually delinquent more than [30] days;

     (f) no Initial Financed Vehicle has been repossessed without reinstatement as of the Initial Cutoff Date; and

     (g) as of the Initial Cutoff Date, no Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related contract.

     For purposes of clause (e), a Receivable is considered 30 days delinquent as of the end of the month following the date on which a second consecutive scheduled payment has not been made.

     [During the Funding Period (as defined herein), pursuant to the Purchase Agreement, the Seller is obligated to purchase from Franklin Capital and, pursuant to the Sale and Servicing Agreement, sell to the Trust, Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables is anticipated by Franklin Capital to equal approximately $[_____]. On each Subsequent Transfer Date (as defined herein), Franklin Capital will convey the Subsequent Receivables to the Seller pursuant to the Subsequent Purchase Agreement (as defined herein) executed by Franklin Capital and the Seller on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Subsequent Transfer Agreement executed by the Seller and the [Owner] Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. In connection with each purchase of Subsequent Receivables the Trust will be required to pay to the Seller a cash purchase price equal to the outstanding principal balance of the Subsequent Receivables as of their respective Subsequent Cutoff Dates, which price the Seller will pay to Franklin Capital. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Seller for payment to Franklin Capital.

     Any conveyance of Subsequent Receivables is subject to the following conditions, among others: (a) each such Subsequent Receivable and/or Subsequent Financed Vehicle must satisfy the eligibility criteria specified under "The Receivables -- General" in the prospectus and the criteria set forth in clauses
(b) through (g) of the second preceding paragraph, in each case, as of the respective Subsequent Cutoff Date of such Subsequent Receivable;

     (b) the Insurer (so long as no Insurer Default shall have occurred and be continuing) shall have approved the transfer of such Subsequent Receivables to the Trust;

     (c) neither Franklin Capital nor the Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Insurer or the Securityholders;

     (d) Franklin Capital and the Seller will deliver certain opinions of counsel to the [Owner] Trustee, the Indenture Trustee, the Insurer and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and

     (e) the Rating Agencies shall confirm that the ratings on the Securities have not been and will not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust.

     Because the Subsequent Receivables may be originated after the Initial Receivables, following their conveyance to the Trust the characteristics of the Receivables, including the Subsequent Receivables, may vary from those of the Initial Receivables.

     In addition, the obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date is subject to the condition that the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meet the following criteria:

     (a) the weighted average APR of the Receivables in the Trust is not less than [__]%;

     (b) the weighted average remaining term of the Receivables on such Subsequent Cutoff Date is not greater than [__] months; and

     (c) not more than [__]% of the Receivables have Obligors whose mailing addresses are in California.

     As to clauses (a) and (b) in the immediately preceding sentence, such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Receivables, including the Subsequent Receivables, on the related Subsequent Cutoff Date, and as to clause (c) in the immediately preceding sentence, such criteria will be based on the mailing addresses of the Obligors of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates.

     Except for the criteria described in the preceding paragraphs, there are no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust, including the composition of the Receivables, the distribution by credit quality, the distribution by new and used Financed Vehicles, the geographic distribution, the distribution by outstanding principal balance, the distribution by APR, the distribution by original term, the distribution by remaining term, [and the distribution of Precomputed Receivables and Simple Interest Receivables], may vary from those of the Initial Receivables.

Composition

     The statistical information presented in this prospectus supplement, including the summary statistical information set forth below, is based on the Initial Receivables as of the Initial Cutoff Date.

     The distribution by credit quality, the distribution by new and used Financed Vehicles, the geographic distribution, the distribution by outstanding principal balance, the distribution by APR, the distribution by original term and the distribution by remaining term [and the distribution of Initial Receivables which are Precomputed Receivables and Simple Interest Receivables], in each case of the Initial Receivables as of the Initial Cutoff Date, are set forth below.

     Credit Quality of the Initial Receivables as of the Initial Cutoff Date


                                                             Weighted     Weighted
                       Aggregate                              Average      Average      Average     Average
                      Outstanding                 Weighted    Original    Remaining  Outstanding    Original
Class of               Principal      Number of   Average      Term        Term         Principal    Amount
Receivables(1)          Balance      Receivables    APR      (in months)  (in months)   Balance     Financed
--------------          -------      -----------    ---      -----------  -----------   -------     --------
Prime...............   $[______]        [___]      [___]%      [__]       [___]        $[_____]    $[_____]
Non-Prime ..........    [______]        [___]      [___]%      [__]       [___]         [_____]     [_____]
Sub-Prime ..........    [______]        [___]      [___]%      [__]       [___]         [_____]     [_____]
                       ---------       ------     ------      -----       -----        --------    --------
Total ..............   $[______]        [___]      [___]%      [__]       [___]        $[_____]    $[_____]
                       =========       ======     ======      =====       =====        ========    ========

____________

(1) The Initial Receivables have been allocated to the Prime, Non-Prime and Sub-Prime categories based on Franklin Capital's underwriting criteria. There can be no assurance that greater percentages would not be classified as Non-Prime or Sub-Prime under criteria used by other auto lenders. See "Franklin Capital Corporation" in the prospectus.

  Distribution by New and Used Financed Vehicles as of the Initial Cutoff Date

                                                      Percentage of
                                         Aggregate     Aggregate
                                        Outstanding   Outstanding
                         Number of       Principal     Principal
                        Receivables       Balance      Balance(1)
                        -----------       -------      ----------

New ...................  [____]          $[_______]      [_____]%

Used ..................  [____]           [_______]      [_____]%
                         ------         -----------      -------

       Total ..........  [____]          $[_______]       100.00%
                         ======          ==========      =======
__________

(1) Percentages may not add to 100.00% because of rounding.

          Geographic Distribution of the Initial Receivables as of the
                              Initial Cutoff Date

                                                           Percentage of
                                              Aggregate      Aggregate
                                             Outstanding    Outstanding
                                 Number of    Principal      Principal
        State(1)                Receivables    Balance       Balance(3)
        --------                -----------    -------       ----------

        California............     [____]     $[_______]       [____]%

        Nevada................     [____]      [_______]       [____]%

        Oregon................     [____]      [_______]       [____]%

        Arizona...............     [____]      [_______]       [____]%

        New Mexico............     [____]      [_______]       [____]%

        Washington............     [____]      [_______]       [____]%

        Kansas................     [____]      [_______]       [____]%

        Other(2)..............     [____]      [_______]       [____]%
                                  -------     ----------      -------
                  Total.......     [____]     $[_______]       100.00%
                                  =======     ==========      =======
__________

(1) Based on billing addresses of the Obligors as of the Initial Cutoff Date.

(2) Includes states with concentrations less than 1.00% by outstanding principal balance.

(3) Percentages may not add to 100.00% because of rounding.


    Distribution by Outstanding Principal Balance of the Initial Receivables
                          as of the Initial Cutoff Date

                                                               Percentage of
                                                   Aggregate     Aggregate
                                                  Outstanding   Outstanding
    Range of Outstanding              Number of    Principal     Principal
    Principal Balance                Receivables    Balance      Balance(1)
    -----------------                -----------    -------      ----------

     $       0.00 to $ 4,999.99....   [____]        $[______]      [___]%

     $   5,000.00 to $ 9,999.99....   [____]         [______]      [___]%

     $  10,000.00 to $14,999.99....   [____]         [______]      [___]%

     $  15,000.00 to $19,999.99....   [____]         [______]      [___]%

     $  20,000.00 to $24,999.99....   [____]         [______]      [___]%

     $  25,000.00 to $29,999.99....   [____]         [______]      [___]%

     $  30,000.00 and greater......   [____]         [______]      [___]%
                                      ------         --------      -----

              Total................   [____]        $[______]     100.00%
                                      ======         ========     ======

_____________

(1) Percentages may not add to 100.00% because of rounding.

  Distribution by Annual Percentage Rate of the Initial Receivables as of the
                               Initial Cutoff Date

                                                             Percentage of
                                                Aggregate     Aggregate
                                               Outstanding   Outstanding
        Range of Annual            Number of    Principal     Principal
        Percentage Rate           Receivables    Balance      Balance(1)
        ---------------           -----------  -----------    ----------

        7.50% to 7.99%..........     [___]      $[____]         [___]%

        8.00% to 8.99%..........     [___]       [____]         [___]%

        9.00% to 9.99%..........     [___]       [____]         [___]%

        10.00% to 10.99%........     [___]       [____]         [___]%

        11.00% to 11.99%........     [___]       [____]         [___]%

        12.00% to 12.99%........     [___]       [____]         [___]%

        13.00% to 13.99%........     [___]       [____]         [___]%

        14.00% to 14.99%........     [___]       [____]         [___]%

        15.00% to 15.99%........     [___]       [____]         [___]%

        16.00% to 16.99%........     [___]       [____]         [___]%

        17.00% to 17.99%........     [___]       [____]         [___]%

        18.00% to 18.99%........     [___]       [____]         [___]%

        19.00% to 19.99%........     [___]       [____]         [___]%

        20.00% and greater......     [___]       [____]         [___]%
                                     -----      -------        ------

                  Total.........     [___]      $[____]        100.00%
                                     =====      =======        ======
 __________

(1) Percentages may not add to 100.00% because of rounding.

       Distribution by Original Term of the Initial Receivables as of the
                               Initial Cutoff Date

                                                                   Percentage of
                                                       Aggregate    Aggregate
                                                      Outstanding  Outstanding
                                         Number of     Principal    Principal
        Range of Original Term          Receivables     Balance     Balance(1)
        ----------------------          -----------   -----------   ----------

        24 Months and under...........     [___]       $[____]        0.12%

        25 to 36 Months...............     [___]        [____]       [___]%

        37 to 48 Months...............     [___]        [____]       [___]%

        49 to 60 Months...............     [___]        [____]       [___]%

        61 to 72 Months...............     [___]        [____]       [___]%

        73 to 84 Months...............     [___]        [____]       [___]%
                                                      --------      ------

                  Total...............     [___]       $[____]      100.00%
                                           =====      ========      ======
___________

(1) Percentages may not add to 100.00% because of rounding.

       Distribution by Remaining Term of the Initial Receivables as of the
                               Initial Cutoff Date

                                                                   Percentage of
                                                      Aggregate     Aggregate
                                                     Outstanding   Outstanding
                                        Number of     Principal     Principal
        Range of Remaining Term        Receivables     Balance      Balance(1)
        -----------------------        -----------  -------------   ---------

        24 Months and under.........      [___]        [____]         [___]%

        25 to 36 Months.............      [___]        [____]         [___]%

        37 to 48 Months.............      [___]        [____]         [___]%

        49 to 60 Months.............      [___]        [____]         [___]%

        61 to 72 Months.............      [___]        [____]         [___]%

        73 to 84 Months.............      [___]        [____]         [___]%
                                        -------      --------        ------

                  Total.............      [___]      $[_____]        100.00%
                                        =======      ========        ======
__________

(1) Percentages may not add to 100.00% because of rounding.




[Distribution by Interest Allocation Method of the Initial Receivables as of the
                               Initial Cutoff Date

                                                                   Percentage
                                                       Aggregate  of Aggregate
                                       Number of       Principal    Principal
     Interest Allocated Method        Receivables       Balance      Balance
--------------------------------    ---------------   -----------  -----------
Actuarial Receivables(1)..........        [___]        [____]         [___]%
Rule of 78's Receivables(1).......        [___]        [____]         [___]%
Simple Interest Receivables.......        [___]        [____]         [___]%
                                          -----        -------       -----
   Total..........................        [___]        $[___]         100.0%
                                          =====        =======       ======

_______________
    (1) Precomputed Receivables.]


Delinquency and Loss Experience

     Franklin Capital began operations in November 1993. The table below sets forth the delinquency and loss experience of Franklin Capital (including the delinquency and loss experience of Franklin Capital with respect to the receivables securitized by Franklin Capital through Franklin Auto Trust 1998-1, Franklin Auto Trust 1999-1, Franklin Auto Trust 2000-1 and Franklin Auto Trust 2001-1, all of which have been serviced since origination by Franklin Capital) as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, growth and decline, and seasoning of the portfolio. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

                          Franklin Capital Corporation
                             Managed Auto Portfolio
                   Historical Delinquency and Loss Experience

                                                                                 As of
                                         ---------------------------------------------------------------------------------------
Delinquency                              September 30   September 30   September 30   September 30   September 30   September 30
experience                                   1996           1997           1998           1999           2000           2001
-----------                              ------------   ------------   ------------   ------------   ------------   ------------
Portfolio Outstanding at end of
  period(1)...........................   $174,589,677   $154,271,605   $174,051,033   $245,912,696   $363,186,776   $507,479,737
Delinquencies at end of period(2)
30-59 days............................   $  4,129,543   $  1,929,654   $  1,162,589   $  1,858,105   $  3,021,294   $  4,824,137
60-89 days............................      1,969,257        729,097        471,116        613,692      1,225,530      1,389,912
90 days or more.......................      2,067,850      1,326,175        591,084        589,888        924,927      1,555,133
                                         ------------   ------------   ------------   ------------   ------------   ------------
Total delinquencies...................   $  8,166,650   $  3,984,926   $  2,224,789   $  3,061,685   $  5,171,751   $  7,769,182
                                         ------------   ------------   ------------   ------------   ------------   ------------
Total delinquencies as a
  percentage of portfolio
  outstanding at end of period........            4.7%           2.6%          1.28%          1.25%          1.42%          1.53%
                                         ============   ============   ============   ============   ============   ============


                                                         During fiscal years ended
                                         ---------------------------------------------------------   ---------------------------
Credit/Loss                              September 30   September 30   September 30   September 30   September 30   September 30
experience                                   1996           1997           1998           1999           2000           2001
-----------                              ------------   ------------   ------------   ------------   ------------   ------------
Average portfolio outstanding
  during period (1)(3)................   $196,747,716   $162,745,276   $159,336,467   $203,783,780   $308,038,920   $419,608,755
Average number of loans
  outstanding during period...........            n/a         14,780         15,282         18,256         23,712         30,939
Number of repossessions during
  period..............................            n/a            760            498            504            648            698
Repossessions as a percentage of
  average number of loans
  outstanding during period...........            n/a            5.1%           3.3%           2.8%           2.7%           2.3%
Gross charge-offs(4)..................   $ 12,082,834   $  6,580,261   $  3,065,263   $  3,762,725   $  5,716,206   $  7,554,203
Recoveries(5).........................      1,408,190      1,854,461        990,349      1,032,369      1,358,086      1,383,159
                                         ------------   ------------   ------------   ------------   ------------   ------------
Net losses............................   $ 10,674,644   $  4,725,800   $  2,074,914   $  2,730,356   $  4,358,120   $  6,171,044
                                         ------------   ------------   ------------   ------------   ------------   ------------
Net losses as a percentage of
  average portfolio outstanding
  during the period...................            5.4%           2.9%          1.30%          1.34%          1.41%          1.47%
                                         ============   ============   ============   ============   ============   ============

Notes

(1) For simple interest contracts, Portfolio Outstanding represents the outstanding principal balance plus the insurance receivable (if any). For Rule of 78's (as defined in the prospectus) contracts, Portfolio Outstanding represents the gross receivable less unearned discount, unearned insurance receivable (if any), and unearned insurance interest receivable (if any). Portfolio Outstandings are reduced by any rejected or unapplied payments, but such amounts are not subtracted from the balances of delinquent contracts. Starting in February 1996, Portfolio Outstanding also includes unearned dealer reserve.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes receivables on hand that have not been charged-off.

(3)  Average calculated on a daily basis, except as noted.

(4) Gross charge-offs represents the outstanding balance (calculated as per 1 above) of contracts charged-off in the period less proceeds from the disposition of the collateral, net of any repossession expenses and unearned interest and dealer reserve.

(5) Recoveries represents amounts received on previously charged-off contracts net of recovery expenses.

     Franklin Capital's motor vehicle retail installment sale contracts portfolio experienced an upward trend in losses that peaked roughly at the end of 1996. During this period, Franklin Capital significantly increased its origination volume. The rapid expansion brought with it, among other things, greater occurrences of Dealer fraud and applicant fraud, and a decreased ability of Franklin Capital to manage its rapid expansion. As a result, Franklin Capital curtailed its expansion plans and proceeded to reexamine its origination and servicing processes. Franklin Capital implemented an extensive verification process to detect and thwart Dealer and applicant fraud as well as new underwriting guidelines. From the end of 1996, Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced a reversal of the upward trend of losses on receivables, with the overall level of losses and delinquencies stabilizing in 1999. Franklin Capital believes that the improved loss and delinquency experience is attributable to a large degree to its revised underwriting procedures adopted in early 1996.

                          FRANKLIN CAPITAL CORPORATION

     Franklin Capital, a subsidiary of Franklin Resources, is a Utah corporation which commenced operations in November 1993 to expand Franklin Resources' automotive lending activities. Franklin Capital conducts its business primarily in the Western region of the United States and originates its loans primarily through a network of automotive dealerships representing a wide variety of makes and models. Franklin Capital also originates a small number of auto loans directly. Franklin Capital offers several different loan programs to finance new and used motor vehicles. As of September 30, 2001, Franklin Capital's total assets included approximately $289.0 million of gross motor vehicle retail installment sale contracts and $4.0 million of consumer electronics financing receivables. Franklin Capital indirectly originates and services motor vehicle retail installment sale contracts for itself and for its affiliate, Franklin Templeton Bank & Trust FSB. Franklin Capital provides indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive dealers) of automotive purchases by individuals with prime, non-prime and sub-prime credit. For a more detailed description of Franklin Capital, including a description of its loan origination programs, credit evaluation procedures and underwriting guidelines, see "Franklin Capital Corporation" in the prospectus.

                                   THE INSURER

     The following information has been obtained from [name of Insurer] (hereinafter in this prospectus supplement, the "Insurer") and has not been verified by the Seller, the Servicer or the Underwriter(s) (as defined herein). No representations or warranties are made by the Seller, the Servicer or the Underwriter(s) with respect thereto.

General

     [To come from Insurer]

     The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in, or omitted from, this prospectus supplement, other than with respect to the accuracy of the information regarding the policy and the Insurer set forth under the heading "The Insurer." Additionally, the Insurer makes no representation regarding the Securities or the advisability of investing in the Securities.

     The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Insurer Financial Information

     The consolidated financial statements of the Insurer [, a wholly owned subsidiary of ____], and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of [ ] for the year ended December 31, 2000 and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 2001 and for the nine month periods ended September 30, 2001 and September 30, 2000 included in the Quarterly Report on Form 10-Q of the [ ] for the period ended September 30, 2001, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the Insurer and its subsidiaries included in documents filed by [ ] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.

     The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                       SAP
                                        ---------------------------------
                                         September 30,     September 30,
                                             2000              2001
                                           (Audited)        (Unaudited)
                                        ---------------   ---------------
                                                  (In Millions)

             Admitted Assets..........       $[  ]             $[  ]

             Liabilities..............        [  ]              [  ]

             Capital and Surplus......        [  ]              [  ]

                                                          GAAP
                                          -------------------------------
                                            September 30,  September 30,
                                                2000            2001
                                              (Audited)     (Unaudited)
                                          ---------------  --------------
                                                      (In Millions)

         Assets ......................             $[   ]          $[   ]

         Liabilities .................              [   ]           [   ]

         Shareholder's Equity ........              [   ]           [   ]

Where You Can Obtain Additional Information About The Insurer

     Copies of the financial statements of the Insurer incorporated by reference in this prospectus supplement and copies of the Insurer's 2000 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is [ ]. The telephone number of the Insurer is [( ) ].

Financial Strength Ratings of the Insurer

     Moody's (as defined herein) rates the financial strength of the Insurer "[ ]."

     S&P (as defined herein) rates the financial strength of the Insurer "[ ]."

     [Fitch, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Insurer "[ ]."]

     Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Notes [or the Certificates], and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes [and the Certificates]. The Insurer does not guaranty the market price of the Notes [or the Certificates] nor does it guaranty that the ratings on the Notes [or the Certificates] will not be revised or withdrawn.

[Insurance Regulation

     [ ] is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, [___________] and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, [__________] is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as [__________], regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

     The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. Losses due to uninsured losses on the Financed Vehicles will be borne by the Trust. The Property/Casualty Insurance Fund provides, with respect to motor vehicles which are principally garaged in the State of New York, for the payment of insurance claims relating to such motor vehicles that remain unpaid by reason of the inability, due to the insolvency, of the insurer of the related motor vehicle to meet its insurance obligations under the related motor vehicle insurance policies. Losses due to uninsured losses on the Financed Vehicles will be borne by the Trust.

                            DESCRIPTION OF THE NOTES

General

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement (as defined in the prospectus). The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is hereby made.

     The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through The Depository Trust Company ("DTC") in the United States or Clearstream, Luxembourg or the Euroclear System in Europe. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the prospectus and Annex 1 thereto.

Payments of Interest

     Interest on the principal amount of each class ("Class") of Notes will accrue at the applicable Interest Rate (as defined herein) and will be payable to the Noteholders of such Class monthly on the [ ] day of each month, or, if the [ ] day is not a Business Day (as defined herein), on the next following Business Day (each, a "Distribution Date"), commencing [_______, 200[ ]. Interest will accrue from and including the [ ] day of the calendar month preceding the related Distribution Date to but excluding the [ ] day of the following calendar month (each, an "Interest Period"). [Interest on the Class A-[__] Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period. Interest on the Class A-[__] Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months]. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. [In the event that the interest rate for the Class A-[__] Notes for any Interest Period calculated without giving effect to the maximum rate would exceed the interest rate for such Interest Period after giving effect to the maximum rate, the amount of such excess will not be due as additional interest to the Class A-[__] Noteholders on the related Distribution Date nor will it be carried forward and payable as additional interest to the Class A-[__] Noteholders on any subsequent Distribution Date.] Interest payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of accrued and unpaid Servicing Fees (as defined herein) and payment of any accrued and unpaid fees of the Insurer. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

     [Interest on the Class A-[__] Notes will accrue during each Interest Period at a rate per annum equal to the sum of LIBOR (as defined below) plus 0.[__]%, subject to a maximum rate equal to [ ]% per annum.]

[Determination of LIBOR

     Pursuant to the Indenture, the Indenture Trustee will determine LIBOR for purposes of calculating the Interest Rate for the Class A-[__] Notes for each given Interest Period on the second business day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks (as defined below). The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Indenture Trustee.]

Payments of Principal

     Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the sum of the Noteholders' Principal Distributable Amount (as defined below) for the calendar month (the "Monthly Period") preceding such Distribution Date. The Noteholders' Principal Distributable Amount will equal the excess of (a) the aggregate outstanding principal balance of the Notes as of the preceding Distribution Date (after giving effect to distributions thereon) or in the case of the first Distribution Date as of the Closing Date, over (b) the Month-End Pool Balance (as defined below) as of the end of the preceding Monthly Period; provided, however, that on the Final Scheduled Distribution Date (as defined herein) for any Class of Notes, the Noteholders' Principal Distributable Amount will not be less than the outstanding principal balance of such Class of Notes. The "Month-End Pool Balance" as of the end of any Monthly Period (other than the initial Monthly Period) represents the Pool Balance for the immediately preceding Monthly Period, or in the case of the initial Monthly Period the Original Pool Balance, less an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method:

     (a) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) with respect to such Monthly Period;

     (b) the principal balance of each Receivable that was purchased or repurchased by Franklin Capital, the Seller, the Servicer or any affiliate of any of them as of the last day of such Monthly Period;

     (c) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased;

     (d) without duplication of amounts in clause (b), the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period; and

     (e) the aggregate amount of Cram Down Losses during such Monthly Period.

     Principal payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of the accrued and unpaid Servicing Fees (as defined herein), payment of any accrued and unpaid fees of the Insurer and after distribution of the Noteholders' Interest Distributable Amount (as defined herein). See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

     Principal payments on the Notes will be applied on each Distribution Date, except as otherwise provided herein, sequentially, to the Class A-1 Notes, the Class A-2 Notes [and the Class A-3 Notes,] [list others] in that order, until the respective principal amount of each such Class of Notes has been paid in full so that no principal will be paid on a Class of Notes until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date (as defined herein) for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.

[Mandatory Redemption

     Each Class of Notes will be redeemed in part on the Mandatory Redemption Date (as defined herein) in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date. The aggregate principal amount of each Class of Notes to be redeemed will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount on such date (such Class's "Note Prepayment Amount").]

Optional Redemption

     The [Class A-1 Notes], [Class A-2 Notes] [list others], to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to [10]% or less of the Original Pool Balance (with the consent of the Insurer, if such purchase would result in a claim on the Note Policy (as defined herein) or would result in any amount owing to the Insurer remaining unpaid), as described in the accompanying prospectus under "Description of the Purchase Agreements and the Trust Documents -- Termination." Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of each Class, plus accrued and unpaid interest thereon. To the extent that there are subsequent recoveries on Receivables charged off prior to termination of the Trust, such recoveries will not be remitted to Securityholders.

Events of Default

     Unless an Insurer Default (as defined herein) shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Trigger Events (as defined herein), and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Trigger Event constitutes an Event of Default under the Indenture. "Insurance Agreement Trigger Events" consist of the following events:

     (a) a demand for payment being made under either of the Policies in excess of the amount available from the Insurance Spread Account;

     (b) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Servicer;

     (c) the Trust being classified as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

     (d) on any Distribution Date, the sum of the Available Funds (as defined herein) with respect to such Distribution Date being less than the sum of the amounts described in clauses 1-6 under "Description of the Purchase Agreements and the Trust Documents - -- Distributions" herein;

     (e) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust, the Servicer and the Indenture Trustee by the Insurer;

     (f) any failure by the Seller or the Servicer, to perform in a material respect any other covenants or agreements in the Trust Documents or Insurance Agreement, and such failure continuing or not being cured, for 30 days after the giving of written notice of such failure to the defaulting party by the Insurer;

     (g) any of the Indenture or Trust Documents ceases to be in full force and effect;

     (h) a Servicer Default (as defined herein) occurs under the Sale and Servicing Agreement;

     (i) the Receivables suffer cumulative net losses that exceed certain thresholds set forth in the Insurance Agreement;

     (j) a change of control shall have occurred; and

     (k) the security interest of the Indenture Trustee in the Trust Property ceases to be in effect or ceases to be a first priority perfected security interest, for 30 days after written notice of such is delivered to the Servicer by the Insurer.

     Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Note Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the [Owner] Trustee will continue to submit claims under the Policies for any shortfalls in the Guaranteed Note Distributions (as defined herein) on the Notes and the Guaranteed Certificate Distributions (as defined herein) on the Certificates. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding principal amount due on the Notes (to the extent of the Noteholders' Principal Distributable Amount), plus accrued interest thereon. See "The Policies" herein.

     If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying prospectus under "The Notes -- The Indenture," and the Indenture Trustee will have the rights under the Indenture described therein.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the prospectus, to which description reference is hereby made.

     The Certificates will be offered for purchase in denominations of $[_____] and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Certificates will hold their interest through DTC. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the prospectus.

Distributions of Interest

     Interest on the Certificate Balance (as defined herein) immediately prior to a Distribution Date will accrue at the Certificate Rate (as defined herein) for the related Interest Period, and will be distributable to Certificateholders of record on each Distribution Date, commencing [_______, 200[]]. Interest for each Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates will be made from the Distribution Amount after the payment of accrued and unpaid Servicing Fees, payment of any accrued and unpaid fees of the Insurer and the distribution of the Noteholders' Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

Distributions of Principal

     Certificateholders will be entitled to distributions of principal [on each Distribution Date on or after the date on which the Class A-[__] Notes have been paid in full] in an amount equal to the Certificateholders' Percentage (as defined herein) of the Principal Distributable Amount (as defined herein); [provided, however, that the amount distributable as principal on the Distribution Date on which the Class A-[__] Notes are paid in full will be reduced by the amount necessary to pay the Class A-[__] Notes in full.] Distributions with respect to principal payments will be made from Available Funds after payment of the accrued and unpaid Servicing Fee, payment of any accrued and unpaid fees of the Insurer and the distribution of the Noteholders' Distributable Amount (as defined herein) and the Certificateholders' Interest Distributable Amount (as defined herein). See "Description of the Purchase Agreements and the Trust Documents -- Distributions" herein.

Mandatory Prepayment

     [The Certificates will be prepaid in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any purchase on such date. The aggregate principal amount of the Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the respective current principal amount of each class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount (the "Certificate Prepayment Amount").]

     Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation of the Trust Property, in whole or in part, on any date or dates as the Insurer, in its sole discretion, shall elect, as described under "Description of the Notes -- Events of Default." Any such liquidation, in whole or in part, may cause a full or partial prepayment of the Certificates.

Optional Prepayment

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to [10]% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution will effect early retirement of the Certificates. See "Description of the Purchase Agreement and the Trust Documents -- Termination" in the prospectus.

                      WEIGHTED AVERAGE LIFE CONSIDERATIONS

     The rate of payment of principal of each Class of Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables. As a result, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. The final distribution in respect of principal of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions:

     (a) the Trust includes four (4) pools of Receivables with the characteristics set forth in the following table;

     (b) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     (c) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

     (d) the initial principal amount of each Class of Notes and the initial Certificate Balance are as set forth on the cover page hereof;

     (e) interest accrues during each Interest Period at the applicable Interest Rate and Certificate Rate;

     (f) LIBOR remains constant at [  ]% per annum;

     (g) payments on the Notes and distributions on the Certificates are made on the [____] day of each month whether or not a Business Day;

     (h) the Securities are purchased on the Closing Date;

     (i) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity;

     (j) the first due date for each Receivable is in the month after the Initial Cutoff Date for such Receivable as set forth in the following table;

     (k) the entire Pre-Funded Amount is used to purchase Subsequent
Receivables;

     (l) the Initial Cutoff Date is [     ], 2001; and

     (m) the Servicer does not exercise its option to purchase the Receivables.

               Aggregate                                           Remaining
               Principal                        Seasoning      Term to Maturity
      Pool      Balance     APR                (in Months)        (in Months)
------------  ----------  ------- ----------- -------------  ------------------
        1         $          %
        2         $          %
        3         $          %
        4         $          %
Total

     The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes and of the Certificate Balance of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average lives of such Securities. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that LIBOR will remain constant at the level assumed or at any other level. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes and the Certificates.

                  Percent of Initial Note Principal Balance or
             Initial Certificate Balance at Various ABS Percentages

                             Class A-[_] [Notes] [Certificates]                     Class A-[_] [Notes] [Certificates]
                     -----------------------------------------------------   -----------------------------------------------------
Distribution              [0.5%          1.0%          1.5%         2.0%]        [ 0.5%          1.0%          1.5%         2.0%]
Date                 -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
[Closing Date.        100.00000     100.00000     100.00000     100.00000     100.00000     100.00000     100.00000     100.00000































Weighted Average Life (years)(3)
--------------------
(1) The Class A-[_] Final Scheduled Distribution Date is [________, 200[]]; payment in full of the Class A-[_] [Notes] [Certificates] on such date is guaranteed by the [Note] [Certificate] Policy to the extent described herein.

(2) The Class A-[_] Final Scheduled Distribution Date is [________, 200[]]; payment in full of the Class A-[_] [Notes] [Certificates] on such date is guaranteed by the [Note] [Certificate] Policy to the extent described herein.

(3) The weighted average life of a Security is determined by (a) assuming that the Servicer does not exercise its option to purchase the Receivables, and (b)
(i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.

                  Percent of Initial Note Principal Balance or
             Initial Certificate Balance at Various ABS Percentages

                            Class A-[_] [Notes] [Certificates]                     Class A-[_] [Notes] [Certificates]
                     ---------------------------------------------------     --------------------------------------------------
Distribution              [0.5%          1.0%          1.5%        2.0%]        [ 0.5%          1.0%          1.5%        2.0%]
Date                 ------------  -----------   -----------  -----------    ----------   -----------   -----------  ----------
[Closing Date.        100.00000     100.00000     100.00000    100.00000     100.00000     100.00000     100.00000    100.00000






























Weighted Average Life (years)(3)
-----------
(1) The Class A-[_] Final Scheduled Distribution Date is [________, 200[]]; payment in full of the Class A-[_] [Notes] [Certificates] on such date is guaranteed by the [Note] [Certificate] Policy to the extent described herein.

(2) The Class A-[_] Final Scheduled Distribution Date is [________, 200[]]; payment in full of the Class A-[_] [Notes] [Certificates] on such date is guaranteed by the [Note] [Certificate] Policy to the extent described herein.

(3) The weighted average life of a Security is determined by (a) assuming that the Servicer does not exercise its option to purchase the Receivables, and (b)
(i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

     The following summary describes certain terms of the Trust Documents. Forms of the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Trust Documents (as such terms are used in the prospectus) set forth in the prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables; Subsequent Receivables

     Certain information with respect to the sale of the Initial Receivables by Franklin Capital to the Seller pursuant to the Purchase Agreements and the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the accompanying prospectus. [In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance equal to approximately $[__________] (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available. Franklin Capital will designate as a cutoff date (each, a "Subsequent Cutoff Date," and together with the Initial Cutoff Date, the "Cutoff Dates") (a) the last day of the month preceding the month in which Subsequent Receivables are conveyed to the Seller by Franklin Capital and reconveyed by the Seller to the Trust or (b) if any such Subsequent Receivable is originated in the month of conveyance, the date of origination. Subsequent Receivables will be conveyed to the Seller and then reconveyed by the Seller to the Trust on designated dates (each, a "Subsequent Transfer Date") occurring during the Funding Period pursuant to purchase agreements (each, a "Subsequent Purchase Agreement," and together with the Purchase Agreement, the "Purchase Agreements"). The Trust may purchase the Subsequent Receivables only from the Seller and not from any other person, and the Seller may purchase the Subsequent Receivables only from Franklin Capital.] Franklin Capital also will have certain obligations to repurchase Receivables as a result of breaches of representations and warranties. See "Description of the Purchase Agreements and the Trust Documents--Sale and Assignment of Receivables" in the prospectus.

     [During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described under "The Receivables -- Eligibility Criteria," the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (a) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables and (b) an amount equal to the aggregate principal balances of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and paid to or upon the order of the Seller.]

Accounts

     The Servicer will establish and maintain one or more accounts, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, the [Owner] Trustee, on behalf of the Certificateholders, and the Insurer, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). All payments from Obligors that are received by the Servicer on behalf of the Trust may be commingled with other assets of the Servicer and need not be deposited into the Collection Account until two Business Days prior to the related Distribution Date. Such collections may be remitted less any payments owed thereon to the Servicer. However, at any time that and for so long as:

     (a) there exists a Servicer Default;

     (b) there exists no Insurer Default;

     (c) Franklin Capital Resources is not the Servicer;

     (d) the Servicer's (or if the Servicer is Franklin Capital, and Franklin Resources has entered into an agreement, guaranty, surety or other arrangement backing Franklin Capital's obligations, acceptable to the Rating Agencies (as defined herein), then Franklin Resources') short-term obligations are not rated at least A-1 by S&P (as defined herein) and P-1 by Moody's (as defined herein); or

     (e) any other condition to making deposits less frequently than every two Business Days as may be specified by the Rating Agencies is not satisfied, the Servicer will be required to deposit into the Collection Account all payments from Obligors received by the Servicer on behalf of the Trust, no later than two Business Days after receipt thereof.

     Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The Indenture Trustee will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer, into which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Indenture Trustee will establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the [Owner] Trustee, on behalf of the Certificateholders, and the Insurer, into which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account").

     [On the Closing Date, a cash amount equal to approximately $[__________] (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture Collateral Agent. The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer. The "Funding Period" is the period from the Closing Date until the earliest of the date on which (a) the amount on deposit in the Pre-Funding Account is less than $[________], (b) a Servicer Default occurs under the Sale and Servicing Agreement, or (c) the Distribution Date in [__________, 200[_]. The Initial Pre-Funded Amount as reduced from time to time during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement is referred to herein as the "Pre-Funded Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $[________] on or before the end of the Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders and Certificateholders as described herein. The "Mandatory Redemption Date" is the earlier of (a) the Distribution Date in [ , 200[_] or (b) if the last day of the Funding Period occurs on or prior to the Determination Date (as defined herein) occurring in [________, 200[ ]], the Distribution Date relating to such Determination Date.]

     [On the Closing Date, a cash amount may be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Collateral Agent. The Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the [Owner] Trustee, on behalf of the Certificateholders, and the Insurer. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Distribution Dates occurring in [______], [______] and [______] of [200[ ] ] to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates and Certificate Rate on the portion of the Securities having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Seller on such date. See "Description of the Purchase Agreements and the Trust Documents -- Accounts in the prospectus."]

     [In addition, the Servicer will also establish and will maintain an account (the "Payahead Account") in the name of the [Owner] Trustee or the Indenture Trustee, for the benefit of the Indenture Trustee, on behalf of the Noteholders, the [Owner] Trustee, on behalf of the Certificateholders, and the Insurer, into which early payments by or on behalf of the Obligors which constitute neither scheduled payments, full prepayments, nor certain partial prepayments as described below and in the prospectus ("Payaheads"), will be deposited until such time as the payment falls due. See "Description of the Purchase Agreements and the Trust Documents -- Accounts in the prospectus."]

     All such Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) and acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

Servicing Compensation and Trustees' Fees

     The Servicer is entitled under the Sale and Servicing Agreement on each Distribution Date to (i) a servicing fee (the "Servicing Fee") for the related Monthly Period equal to the lesser of (1) one-twelfth of [____]% per annum multiplied by the outstanding Pool Balance and (2) the sum of (a) with respect to Prime Receivables, one-twelfth of [1.0]% per annum (the "Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of Prime Receivables (as defined in the prospectus), (b) with respect to Non-Prime Receivables (as defined in the prospectus), one-twelfth of [____]% per annum (the "Non-Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of Non-Prime Receivables, and (c) with respect to Sub-Prime Receivables (as defined in the prospectus), one-twelfth of [___]% per annum (the "Sub-Prime Servicing Fee Rate", and collectively with the Prime Servicing Fee Rate and the Non-Prime Servicing Fee Rate, the "Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of Sub-Prime Receivables, in each case determined as of the first day of such Monthly Period and (ii) the investment earnings (net of losses) on the Collection Account. The Servicer may also be paid an additional servicing fee (the "Additional Servicing Fee") equal to the excess, if any, of the amount calculated pursuant to clause (2) above over the amount calculated pursuant to clause (1) above. The Servicer may retain from collections on Receivables the Servicing Fee and a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period.

     The Indenture Trustee and the [Owner] Trustee are entitled to a fee for their services as trustees under the Indenture and the Trust Documents equal to an amount agreed upon by the Indenture Trustee and the [Owner] Trustee with the Servicer, respectively.

Certain Allocations

     On or about the [____] Business Day immediately preceding each Distribution Date (the "Determination Date"), the Servicer will be required to deliver a certificate (the "Servicer's Certificate") to the Indenture Trustee, the [Owner] Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer, Franklin Capital or any affiliate of any of them, all with respect to the preceding Monthly Period.

     On the [_____] Business Day immediately preceding each Distribution Date (the "Deficiency Claim Date"), the Indenture Trustee and/or the [Owner] Trustee, as applicable, will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Indenture Collateral Agent, the Insurer, [ [ ], as insurer agent ("Insurer Agent")] and to its fiscal agent and the Servicer a Deficiency Notice (as defined herein) specifying the Deficiency Claim Amount (as defined herein), if any, for such Distribution Date. Such Deficiency Notice will direct the [Insurer Agent and, to the extent funds in the Insurance Spread Account are insufficient, the Insurer,] to remit such Deficiency Claim Amount to the Indenture Collateral Agent for deposit into the Collection Account.

     [On each Distribution Date, the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution
Date:

          (a) from the Collection Account to the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Monthly Period;

          (b) from the Payahead Account (1) to the Collection Account, in immediately available funds, the portion of Payaheads constituting scheduled payments on Precomputed Receivables or that are to be applied to prepay a Precomputed Receivable in full and (2) to the Seller, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Monthly Period;

          (c)  during the Funding Period, from the Capitalized Interest Account
               (1) to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date and (2) to the Seller, in immediately available funds, all investment earnings on funds in the Capitalized Interest Account with respect to the preceding Monthly Period or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Capitalized Interest Account after distributions of interest on Securities on such date; and

          (d) during the Funding Period, from the Pre-Funding Account (1) if such Distribution Date is the Mandatory Redemption Date, to the Collection Account, in immediately available funds, the Pre-Funded Amount (exclusive of investment earnings), after giving effect to the purchase of Subsequent Receivables if any, on the Mandatory Redemption Date and (2) to the Seller, in immediately available funds, all investment earnings on funds in the Pre-Funding Account with respect to the preceding Monthly Period or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Pre-Funding Account.]

     [To the extent that collections on a Precomputed Receivable in the related Monthly Period exceed the scheduled payment and late fees or other fees, if any, for such Monthly Period but are insufficient to prepay the Precomputed Receivable in full, such collections will be treated as "Payaheads."]

     [The scheduled payment with respect to a Precomputed Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR of such Receivable.]

Distributions

     On the Business Day prior to each Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the Distribution Amount in the following order of priority:

          1. To the Servicer, (a) the Servicing Fee for the related Monthly Period and any overdue Servicing Fees and (b) certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount or to the extent not retained by the Servicer.

          2. To the Insurer, any accrued and unpaid fees of the Insurer (to the extent such fees have not been previously paid by the Servicer or Franklin Capital).

          3. To the Note Distribution Account, the Noteholders' Interest Distributable Amount.

          4. To the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes--Payments of Principal."

          5. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount.

          6. To the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount.

          7. To the Insurer, any interest due on outstanding Surety Draws (as defined below).

          8. To the Insurer, to the extent of remaining Available Funds, the amount, if any, to reimburse the Insurer for (1) amounts paid under the Policies (to the extent not reimbursed from other amounts available to the Insurer) (such amounts paid, the "Surety Draws") to pay the Guaranteed Note Distributions (as defined herein), the Guaranteed Certificate Distributions (as defined herein), the Note Policy Claim Amounts (as defined herein), the Certificate Policy Claim Amounts (as defined herein), and the Insurer Optional Deposits (as defined herein) and (2) any Insurer defense costs and expenses (as described in the Sale and Servicing Agreement).

          9. To the Insurance Spread Account, to the extent the amount therein is less than the required amount.

          10. To the Indenture Trustee and the [Owner] Trustee, to the extent of remaining Available Funds, any outstanding fees, expenses and indemnification payable to the Indenture Trustee or [Owner] Trustee, not previously paid to them by the Servicer.

          11. To the Servicer, the Additional Servicing Fee for the related Monthly Period and any overdue Additional Servicing Fees.

          12. To the holders of the [residual] Certificates, any remaining funds.

     If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above, except that any accrued and unpaid trustees fees and any accrued and unpaid fees of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or Franklin Capital) will be paid from the Distribution Amount after the application of clause 2 above.

     In the event that the Indenture Trustee determines (based solely on the information in the Servicer's Certificate delivered on the Determination Date) on the [ ] Business Day prior to a Distribution Date, that the Available Funds remaining after the application of clauses 1 and 2 above are insufficient on any Distribution Date to cover the distributions required pursuant to clauses 3 and 4 above on such Distribution Date, the Indenture Trustee shall furnish to the Insurer a notice of claim in accordance with the terms of the Note Policy. Amounts paid by the Insurer pursuant to any such notice of claim in accordance with the terms of the Note Policy shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders.

     In the event that the [Owner] Trustee determines (based solely on the information in the Servicer's Certificate delivered on the Determination Date) on the [ ] Business Day prior to a Distribution Date, that the Available Funds remaining after the application of clauses 1 and 2 above are insufficient on any Distribution Date to cover the distributions required pursuant to clauses 5 and 6 above on such Distribution Date, the [Owner] Trustee shall furnish to the Insurer a notice of claim in accordance with the terms of the Certificate Policy. Amounts paid by the Insurer pursuant to any such notice of claim in accordance with the terms of the Certificate Policy shall be deposited by the Insurer into the Certificate Distribution Account for payment to Certificateholders.

     For the purposes hereof, the following terms shall have the following meanings:

     "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

     "Available Funds" means, with respect to any Determination Date, the sum of
(a) the Collected Funds for such Determination Date (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account), plus (b) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, plus (c) the Monthly Capitalized Interest Amount with respect to the related Distribution Date.

     "Certificate Balance" equals, initially, $[____________] and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Certificate Policy Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 5 and 6 above over the amount of Available Funds remaining after the application of clauses 1 through 4 above with respect to such Determination Date.

     "Certificate Rate" means, (a) with respect to the Class A-1 Certificates, a rate equal to [ ]% per annum, (b) with respect to the Class A-2 Certificates, a rate equal to [ ]% per annum [add other Classes of Certificates].

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest on the Certificates that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from the [ ] day of the calendar month preceding the Distribution Date to but excluding the [ ] day of the following calendar month.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.

     "Certificateholders' Percentage" means [(a) for each Distribution Date prior to the Distribution Date on which the Class A-[_] Notes are paid in full, zero;(b) on the Distribution Date on which the Class A-[_]

Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (1) the Principal Distributable Amount for such Distribution Date over (2) the outstanding principal amount of the Class A-[_] Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date; and (c) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, 100%] [the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Certificates and the denominator of which is the outstanding principal amount of the Securities].

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such Distribution Date.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for the Certificates), the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date for the Certificates, the Certificateholders' Principal Distributable Amount will equal the Certificate Balance on such Distribution Date.

     "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections (excluding late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period which the Servicer shall retain as the Supplemental Servicing Fee) on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

     "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to the excess of (a) the principal balance of such Receivable immediately prior to such order over (b) (1) the principal balance of such Receivable as so reduced and/or (2) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "Deficiency Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 1 through 9 above over the amount of Available Funds with respect to such Determination Date.

     "Deficiency Notice" means a written notice delivered by the Indenture Trustee or the [Owner] Trustee, as applicable, to the Insurer, the Servicer and any other person required under the Insurance Agreement, specifying the Deficiency Claim Amount for such Distribution Date.

     "Distribution Amount" means, with respect to any Distribution Date, the sum of (a) the Available Funds for the immediately preceding Determination Date, (b) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Distribution Date and (c) amounts deposited by the Insurer as an Insurer Optional Deposit, if any.

     "Eligible Investments" means investments in:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying the criteria of each of the Rating Agencies rating such Securities;

     (c) commercial paper having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities;

     (d) investments in money market funds having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities;

     (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

     (f) other investments acceptable to the Rating Agencies rating Securities which are consistent with the rating of the Securities.

     "Final Scheduled Distribution Date" means, (a) with respect to the Class A-1 Notes, the [ ] Distribution Date, (b) with respect to the Class A-2 Notes, the [ ] Distribution Date [add other Classes of Notes], ( ) with respect to the Class A-1 Certificates, the [ ] Distribution Date [add other Classes of Certificates].

     "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by or on behalf of the Insurer, at its sole option, to the Indenture Collateral Agent for deposit into the Collection Account for any of the following purposes: (a) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (b) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on a Policy.

     "Interest Rate" means, (a) with respect to the Class A-1 Notes, a rate equal to [ ]% per annum, (b) with respect to the Class A-2 Notes, a rate equal to [ ]% per annum [add other Classes of Notes].

     "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, either:

     (a) the Servicer has determined in good faith that all amounts it expects to recover have been received;

     (b) more than $25 of a scheduled payment is 180 or more days delinquent, and the Servicer has repossessed the Financed Vehicles or the Obligor has filed for bankruptcy;

     (c) more than $25 of a scheduled payment is 120 days or more delinquent, the Servicer has not repossessed the Financed Vehicle and the Obligor has not declared bankruptcy; or

     (d) the Financed Vehicle has been sold and the proceeds received.

     In any case, if more than $25 of principal and interest on a Receivable as of the last day of the related Monthly Period is 180 or more days delinquent, then such Receivable shall be a Liquidated Receivable and shall have a principal balance of zero.

     "Net Liquidation Proceeds" means, with respect to Liquidated Receivables:

     (a) proceeds from the disposition of the underlying automobile securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor;

     (b) any insurance proceeds; or

     (c) other monies received from the Obligor or otherwise.

     "Note Policy Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 3 and 4 above over the amount of Available Funds remaining after the application of clauses 1 and 2 above with respect to such Determination Date.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from the [ ] day of the calendar month preceding the Distribution Date to but excluding the [ ] day of the following calendar month.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each Class of Notes for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and (a) the actual number of days elapsed, in the case of the Class A-[_] Notes and the Class A-[_] Notes and (b) twelve 30-day months, in the case of the Class A-[_] Notes.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

     "Noteholders' Percentage" means:

     (a) for each Distribution Date to the Distribution Date on which the Class A-[ ] Notes are paid in full, 100%;

     (b) on the Distribution Date on which the Class A-[_] Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Class A-[_] Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date; and

     (c) for any Distribution Date thereafter, zero.

     The Noteholder's percentage will equal the percentage equivalent of a fraction the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the aggregate outstanding principal amount of the Securities.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of:

     (a) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date;

     (b) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; and

     (c) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (a) and (b).

     "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (a) that portion of all amounts received (including Payaheads applied to scheduled payments) on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (b) any Cram Down Loss in respect of such Receivable.

     "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method:

     (a) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) with respect to such Monthly Period;

     (b) the principal balance of each Receivable that was purchased or repurchased by Franklin Capital, the Seller, the Servicer or any affiliate of any of them as of the last day of such Monthly Period;

     (c) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased;

     (d) without duplication of amounts in clause (b), the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period; and

     (e) the aggregate amount of Cram Down Losses during such Monthly Period.

     "Purchase Amount" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee), after giving effect to the receipt of any amounts collected (from whatever source) on such Receivable, if any.

Statements to Securityholders

     On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Noteholders and the [Owner] Trustee will be required to forward a statement to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to the Noteholders will include the following information as to the Notes, and each such statement to be delivered to the Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

               (a) the amount of the distribution allocable to interest on or with respect to each Class of the Notes and the
                    Certificates:

               (b) the amount of the distribution allocable to principal with respect to the Notes and the Certificates;

               (c) the amount of the distribution payable pursuant to a claim on the Note Policy or the Certificate Policy, as the case may be, or out of amounts on deposit in the Insurance Spread Account;

               (d) the aggregate outstanding principal amount and the Note Factor (as defined in the prospectus) for each Class of Notes and the Certificate Balance and the Certificate Factor (as defined in the prospectus) for the Certificates, in each case, after giving effect to all payments reported under
                    (ii) above on such date;

               (e) the Noteholders' Interest Carryover Shortfall and the Certificateholders' Interest Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

               (f) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;

               (g) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Capitalized Interest Account; and

               (h) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal of the Notes and Certificates.

     Each amount set forth pursuant to subclauses (a), (b), (c) and (d) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or initial Certificate Balance, as applicable.

     Unless and until physical certificates representing such Notes ("Definitive Notes") or Certificates ("Definitive Certificates") are issued, such reports will be sent on behalf of the Trust to Cede & Co. ("Cede"), as registered holder of the Notes and the Certificates and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" in the prospectus.

     Within the required period of time after the end of each calendar year, the Indenture Trustee and the [Owner] Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns.

Servicer Default; Rights Upon Servicer Default

     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreement and the Trust Documents -- Servicer Default" in the prospectus, a "Servicer Default" under the Sale and Servicing Agreement will consist of:

     (a) any failure by the Servicer to deliver to the [Owner] Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for [30] Business Days after written notice from the [Owner] Trustee or the Indenture Trustee or the Insurer is received by the Servicer or after discovery of such failure by the Servicer;

     (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Certificateholders or Noteholders and which continues unremedied for 60 days (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the [Owner] Trustee, the Indenture Trustee and the Insurer to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default) after the giving of written notice of such failure (1) to the Servicer by the [Owner] Trustee or the Indenture Trustee or the Insurer or (2) to the Servicer and to the [Owner] Trustee and the Indenture Trustee by holders of Certificates or Notes evidencing not less than 25% in aggregate principal amount of the outstanding Certificates or Notes, respectively;

     (c) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; and

     (d) unless an Insurer Default has occurred and is continuing, Insurance Agreement Trigger Events under the Insurance Agreement.

     As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, the Insurer or, if an Insurer Default exists, either the Indenture Trustee or the Noteholders holding not less than a majority of the principal amount of Notes outstanding may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. All authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement will automatically then pass to the Indenture Trustee, as backup servicer, or a successor servicer appointed by the Insurer in accordance with the Sale and Servicing Agreement.

     ["Insurer Default" shall mean the occurrence and continuance of any of the following events:

                    (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

                    (b) the Insurer shall have: (1) filed a petition or
               commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (2) made a general assignment for the benefit of its creditors, or (3) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                    (c) a court of competent jurisdiction, the New York
               Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgement or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).]

Waiver of Past Defaults

     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreement and the Trust Documents -- Waiver of Past Defaults" in the prospectus, the Insurer may, on behalf of all holders of Securities, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Securityholders' or the Insurer's rights with respect to subsequent defaults.

Amendment

     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Amendment" in the prospectus, the Sale and Servicing Agreement and the Indenture may be amended by the Seller, the Servicer and the [Owner] Trustee with the consent of the Indenture Trustee, (which consent may not be unreasonably withheld) and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Securityholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Securityholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. An amendment shall be deemed not to adversely affect the interests of any such holder if either each Rating Agency rating such Securities confirms in writing that such amendment will not result in a reduction or withdrawal of such rating or none of the Rating Agencies rating such Securities, within 10 days after receipt of notice of such amendment, shall have notified the Seller, the Servicer or the [Owner] Trustee in writing that such amendment will result in a reduction or withdrawal of the then current rating of the Securities.

     The Seller, the Servicer and the [Owner] Trustee may also amend the Sale and Servicing Agreement and the Indenture with the consent of the Insurer, the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes and the consent of Certificateholders holding a majority of the principal amount of Certificates outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement or affecting the rights of the Noteholders or the Certificateholders; provided that such action will not (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or
(b) reduce the aforesaid percentage of the Noteholders or Certificateholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes and Certificates outstanding; and provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the [Owner] Trustee, the Indenture Trustee and the Insurer upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Indenture Trustee, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trust's interest in the Receivables.

                                  [THE POLICIES

Note Policy

     Simultaneously with the issuance of the Notes, the Insurer will deliver a financial guaranty insurance policy (the "Note Policy") the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (a) Guaranteed Note Distributions (as defined below) on the Notes and (b) the amount of any Guaranteed Note Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Note Policy, the Noteholders do not have the right to make a claim directly under the Note Policy, but may sue to compel the Indenture Trustee to do so.

     "Guaranteed Note Distributions" means payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to by the Insurer, which are the timely payment of (a) the Noteholders' Interest Distributable Amount and (b) the Noteholders' Principal Distributable Amount on each Distribution Date. Guaranteed Note Distributions do not include payments which become due on an accelerated basis as a result of (1) a default by the Trust, (2) an election by the Trust to pay principal on an accelerated basis,
(3) the occurrence of an Event of Default under the Indenture or (4) any other cause, unless the Insurer elects, in its sole discretion, to pay such principal to the extent of the Noteholders' Principal Distributable Amount due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Note Policy will continue to guarantee Guaranteed Note Distributions due on the Notes in accordance with their original terms. Guaranteed Note Distributions shall not include (x) any portion of a Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer or (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Note Policy.

     Payment of claims on the Note Policy made in respect of Guaranteed Note Distributions will be made by the Insurer following Receipt (as defined below) on the [fourth] Business Day prior to the Distribution Date by the Insurer of the appropriate notice for payment.

     If payment of any amount guaranteed under the Note Policy is avoided as a preference pursuant to any applicable bankruptcy, insolvency, receivership or similar law in a proceeding by or against the Trust, the Seller, the Servicer or Franklin Resources, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the [fourth] Business Day following Receipt by the Insurer from the Indenture Trustee of (1) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy because such payments were avoidable as preference payments under applicable bankruptcy law; (2) a certificate of the Noteholder that the Order has been entered and is not subject to any stay; and (3) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (1), (2) and (3) above if, at least [two] Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.]

[Certificate Policy

     Simultaneously with the issuance of the Certificates, the Insurer will deliver a financial guaranty insurance policy (the "Certificate Policy," and together with the Note Policy, the "Policies") to the [Owner] Trustee for the benefit of each Certificateholder. Under the Certificate Policy, the Insurer will unconditionally and irrevocably guarantee to the [Owner] Trustee for the benefit of each Certificateholder the full and complete payment of (a) Guaranteed Certificate Distributions (as defined below) with respect to the Certificates and (b) the amount of any Guaranteed Certificate Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event that the [Owner] Trustee fails to make a claim under the Certificate Policy, the Certificateholders do not have the right to make a claim directly under the Certificate Policy but may sue to compel the [Owner] Trustee to do so.

     "Guaranteed Certificate Distributions" means the distributions to be made on the Certificates with respect to a Distribution Date during the term of the Certificate Policy in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Trust Agreement which has not been consented to by the Insurer, which are the timely distributions of (a) the Certificateholders' Interest Distributable Amount and (b) the Certificateholders' Principal Distributable Amount on each Distribution Date; provided, however, that Guaranteed Certificate Distributions shall not include (1) any portion of a Certificateholder's Interest Distributable Amount and Certificateholder's Interest Distributable Amount due to Certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer or (2) any portion of a Certificateholder's Interest Distributable Amount due to Certificateholders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Certificateholders' Interest Carryover Shortfall pursuant to the Certificate Policy.

     Payment of claims on the Certificate Policy made in respect of Guaranteed Certificate Distributions will be made by the Insurer following Receipt on the [fourth] Business Day prior to the Distribution Date by the Insurer of the appropriate notice for payment.

     [If payment of any amount guaranteed under the Certificate Policy is avoided as a preference pursuant to any applicable bankruptcy, insolvency, receivership or similar law in a proceeding by or against the Trust, the Seller, the Servicer or Franklin Resources, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the [fourth] Business Day following Receipt by the Insurer from the [Owner] Trustee of (1) a certified copy of the Order of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Certificate Distributions distributed with respect to the Certificates during the term of the Certificate Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (2) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (3) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Insurer and provided to the Certificateholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the [Owner] Trustee of the items referred to in clauses (1), (2) and (3) above if, at least [two] Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the [Owner] Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the [Owner] Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the [Owner] Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Sale and Servicing Agreement.]

Insurance Spread Account

     On the Closing Date, the Seller will make an initial deposit into an account (the "Insurance Spread Account") of an amount to be agreed upon by the Seller and the Insurer for the benefit of the Insurer. The Insurance Spread Account may be funded from amounts received on the Receivables after distribution of amounts set forth in clauses 1 though 8 of the first paragraph under the caption "Description of the Purchase Agreements and the Trust Documents--Distribution" herein. Additional amounts may be deposited in the Insurance Spread Account from time to time. In addition, the Seller or Franklin

Resources will deposit certain additional amounts in the Insurance Spread Account to the extent that funds on deposit therein are less than the required amount (subject to a maximum limit on such deposits). The Insurance Spread Account will not be an asset of the Trust and the Securityholders will have no right to payments therefrom.

     In the event the Insurer's financial strength ratings have been reduced by any of the Rating Agencies, the Seller may, but it is not obligated to, upon payment of all amounts required to be paid to the Insurer pursuant to the Insurance Agreement either (a) replace the Policies with a financial guaranty insurance policy issued by another insurer provided that the ratings on the financial strength of such replacement insurer are higher than those of the insurer sought to be replaced (after giving effect to such reduction) or (b) eliminate or provide another form of credit enhancement; provided that in the case of clause (b), the Rating Agencies consent thereto and confirmation that the ratings of the Notes and the Certificates will be increased from their then-current levels (after giving effect to such reduction) as a result of such action shall have been obtained.

[Other Provisions of the Policies

     The terms "Receipt" and "Received" with respect to a Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under a Policy by the Indenture Trustee or the [Owner] Trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee or the [Owner] Trustee and the Indenture Trustee or the [Owner] Trustee may submit an amended notice.

     "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in [Wilmington, Delaware,] [the City of New York,] [______, California,] [Salt Lake City, Utah] [or any other location of any successor Servicer, successor [Owner] Trustee or successor Indenture Collateral Agent] are authorized or obligated by law, executive order or governmental decree to be closed.

     The Insurer's obligations under the respective Policies in respect of Guaranteed Note Distributions and Guaranteed Certificate Distributions shall be discharged to the extent funds are paid by the Issuer in accordance with the Sale and Servicing Agreement or are transferred to the Indenture Trustee or the [Owner] Trustee as provided in the related Policy whether or not such funds are properly applied by the Indenture Trustee or the [Owner] Trustee. The Policies do not cover shortfalls, if any, attributable to the liability of the Trust for withholding taxes, if any (including interest and penalties in respect of such liability).

     The Insurer shall be subrogated to the rights of each Noteholder or Certificateholder to receive payments of principal and interest to the extent of any payment by the Insurer under the related Policy.

     Claims under the Policies constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policies cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Note Distributions, and the Certificate Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Certificate Distributions. The Policies are governed by the laws of the State of New York. The premiums on the Policies are not refundable for any reason.

      The Policies are not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.]

                                     RATINGS

     It is a condition to issuance that the [Class A-[_] Notes be rated [___] by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and [___] by Moody's Investors Service, Inc. ("Moody's," and together with S&P, the "Rating Agencies"), and that the Class A-[_] Notes, the Class A-[_] Notes and the Certificates be rated [___] by S&P and [___] by Moody's.] The ratings by the Rating Agencies of the Securities will be based primarily on the issuances of the Policies. A rating is not a recommendation to purchase, hold or sell Securities. In the event that the rating initially assigned to any of the Securities is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the financial strength of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Securities. See "Ratings" in the prospectus.]

                         FEDERAL INCOME TAX CONSEQUENCES

     PROSPECTIVE NOTEHOLDERS AND CERTIFICATEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES OR CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, and on Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect. The opinions expressed below cover matters that are not directly or definitively addressed by such authorities.

     Based upon and subject to the foregoing and to assumptions set forth in its tax opinion to be delivered on the Closing Date, and assuming compliance with all of the provisions of the Trust Agreement and related documents, Morrison & Foerster LLP, special tax counsel to the Trust, is of the opinion that for federal income tax purposes (a) the proper tax treatment of the Notes is as indebtedness and (b) the Trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt for federal income tax purposes.

     Opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential Noteholders and Certificateholders are advised to review "Federal Income Tax Consequences -- Trusts Treated as Partnerships or Disregarded Entities (Owner Trusts)" in the prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates for federal income tax purposes.

                   STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS

     Potential Noteholders and Certificateholders should consider the state, local and foreign income tax effects on them of the purchase, ownership and disposition of the Notes and Certificates. State, local and foreign income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or foreign jurisdiction. Therefore, potential Noteholders and Certificateholders are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the Notes and Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA prohibits, and/or Section 4975 of the Code, imposes taxes on, certain transactions between a pension, profit-sharing or other employee benefit plan (including a "Keough" plan) or an individual retirement account (each a "Benefit Plan") and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for persons who participate in the transactions. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding and servicing of the Receivables might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. If a Benefit Plan purchases Notes, under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" (as defined below) in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An "Equity Interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as Equity Interests for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the [Owner] Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In that case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of Benefit Plan involved and the circumstances of the plan fiduciary decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the accompanying prospectus.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction rules of ERISA and the Code.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. In addition, it should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plans' investment portfolio.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to the Underwriters named below (the "Underwriters"), for whom ____________ is acting as representative, and the Underwriters have severally but not jointly agreed to purchase the following respective number of Notes and Certificates.

                              Principal Amount        Principal Amount
        Underwriter              of Notes             of Certificates
   --------------------     ---------------------   --------------------




     The Underwriters have informed the Servicer and the Seller that they do not expect discretionary sales by the Underwriters to exceed [5]% of the principal amount of the Securities being offered hereby.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes and the Certificates offered hereby if any of the Notes or Certificates are purchased.

     The Seller has been advised by the Underwriters that they propose initially to offer the Notes and the Certificates at the prices set forth herein, and to certain dealers at such price less a concession not in excess of [ ]% of the Class A-1 Note amounts, [ ]% of the Class A-2 Note amounts, [add other Classes], [ ]% of the Class A-1 Certificate amounts, [add other Classes]. The Underwriters may allow and such dealers may reallow a concession not in excess of [ ]% of the Class A-1 Note amounts, [ ]% of the Class A-2 Note amounts, [add other Classes], [ ]% of the Class A-1 Certificate amounts, [add other Classes] to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Underwriters may effect the distribution of the Notes and the Certificates by selling the Notes and the Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Securities for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended (the "Securities Act").

     The Servicer and Seller have jointly agreed to indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions, and penalty bids with respect to the Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the initial Purchaser to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the prices of the Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Company nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     The Indenture Trustee and the Indenture Collateral Agent may from time to time invest the funds in the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Payahead Account, the Insurance Spread Account, the Note Distribution Account, the Certificate Distribution Account, as the case may be, in Eligible Investments acquired from the Underwriters.

                                     EXPERTS

     The consolidated balance sheets of [Name of Insurer] as of [December 31, 1999 and December 31, 2000] and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended [December 31, 2000], incorporated by reference in this prospectus supplement, and the balance sheet of the Trust included in this prospectus supplement, have been incorporated and included herein, respectively, in reliance on the report of [__________,] independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the Seller and the Trust by Morrison & Foerster LLP. Certain legal matters relating to the Securities will be passed upon for the Servicer by Morrison & Foerster LLP. Certain legal matters relating to the Securities will be passed upon for the Underwriters by [ ]. Certain legal matters will be passed upon for the Insurer by [________].

                           FORWARD-LOOKING STATEMENTS

     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE SELLER'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SELLER EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SELLER'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes and Definitive Certificates are issued, unaudited monthly and annual reports containing information concerning the Receivables will be sent on behalf of the Trust to Cede, as registered holder of the Notes and the Certificates and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration" in the accompanying prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer, Franklin Capital, Franklin Resources, or the Insurer intends to send any of its financial reports to Securityholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Exchange Act, and the rules and regulations of the Commission thereunder. The Trust may suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer required.

                             [AVAILABLE INFORMATION

     The consolidated financial statements of the Insurer are included in, or as exhibits to, the following documents which have been filed with the Commission by [the Insurer][ the Insurer's parent company, ____, a ______ corporation ("_________")] and are hereby incorporated by reference:

     (a)  Annual Report on Form 10-K for the year ended December 31, 2000, and

     (b)  Quarterly Report on Form 10-Q for the period ended September 30, 2001.

     Investors are encouraged to review such documents, including such financial statements, as well as all financial statements of the Insurer included in documents filed by [the Insurer] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes and the Certificates for information about the Insurer.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of such terms may be found.

ABS ..............................................................   S-
ABS Table ........................................................   S-
Additional Servicing Fee .........................................   S-
aggregate risks ..................................................   S-
Amount Financed ..................................................   S-
APR ..............................................................   S-
Available Funds ..................................................   S-
Benefit Plan .....................................................   S-
Business Day .....................................................   S-
Capitalized Interest Account .....................................   S-
Cede .............................................................   S-
Certificate Balance ..............................................   S-
Certificate Distribution Account .................................   S-
Certificate Policy ...............................................   S-
Certificate Policy Claim Amount ..................................   S-
Certificate Prepayment Amount ....................................   S-
Certificate Rate .................................................   S-
Certificateholders ...............................................   S-
Certificateholders' Distributable Amount .........................   S-
Certificateholders' Interest Carryover Shortfall .................   S-
Certificateholders' Interest Distributable Amount ................   S-
Certificateholders' Monthly Interest Distributable Amount ........   S-
Certificateholders' Monthly Principal Distributable Amount .......   S-
Certificateholders' Percentage ...................................   S-
Certificateholders' Principal Carryover Shortfall ................   S-
Certificateholders' Principal Distributable Amount ...............   S-
Certificates .....................................................   S-
Class ............................................................   S-
Class A-1 Certificates ...........................................   S-
Class A-1 Notes ..................................................   S-
Closing Date .....................................................   S-
Collected Funds ..................................................   S-
Collection Account ...............................................   S-
Commission .......................................................   S-
Cram Down Loss ...................................................   S-
Cutoff Dates .....................................................   S-
Dealer Agreements ................................................   S-
Dealers ..........................................................   S-
Deficiency Claim Amount ..........................................   S-
Deficiency Claim Date ............................................   S-
Deficiency Notice ................................................   S-
Definitive Certificates ..........................................   S-
Definitive Notes .................................................   S-
Determination Date ...............................................   S-
disqualified persons .............................................   S-
Distribution Amount ..............................................   S-
Distribution Date ................................................   S-
DTC ..............................................................   S-
Eligible Investments .............................................   S-
Equity Interest ..................................................   S-
Events of Default ................................................   S-
Exchange Act .....................................................   S-
Final Scheduled Distribution Date ................................   S-

Financed Vehicles ....................................................... S-
Franklin Capital ........................................................ S-
Franklin Resources ...................................................... S-
Funding Period .......................................................... S-
GAAP .................................................................... S-
Guaranteed Certificate Distributions .................................... S-
Guaranteed Note Distributions ........................................... S-
Holdings ................................................................ S-
Indenture ............................................................... S-
Indenture Collateral Agent .............................................. S-
Indenture Trustee ....................................................... S-
Index Maturity .......................................................... S-
Initial Cutoff Date ..................................................... S-
Initial Financed Vehicles ............................................... S-
Initial Pre-Funded Amount ............................................... S-
Initial Receivables ..................................................... S-
Insurance Agreement ..................................................... S-
Insurance Agreement Trigger Events ...................................... S-
Insurance Spread Account ................................................ S-
Insurer ................................................................. S-
Insurer Agent ........................................................... S-
Insurer Default ......................................................... S-
Insurer Optional Deposit ................................................ S-
Interest Period ......................................................... S-
Interest Rate ........................................................... S-
IRS ..................................................................... S-
Issuer .................................................................. S-
LIBOR ................................................................... S-
LIBOR Determination Date ................................................ S-
Liquidated Receivable ................................................... S-
Mandatory Redemption Date ............................................... S-
Month-End Pool Balance .................................................. S-
Monthly Capitalized Interest Amount ..................................... S-
Monthly Period .......................................................... S-
Moody's ................................................................. S-
Net Liquidation Proceeds ................................................ S-
Non-Prime Receivables ................................................... S-
Non-Prime Servicing Fee Rate ............................................ S-
Note Distribution Account ............................................... S-
Note Policy ............................................................. S-
Note Policy Claim Amount ................................................ S-
Note Prepayment Amount .................................................. S-
Noteholder Monthly Interest Distributable Amount ........................ S-
Noteholders ............................................................. S-
Noteholders' Distributable Amount ....................................... S-
Noteholders' Interest Carryover Shortfall ............................... S-
Noteholders' Interest Distributable Amount .............................. S-
Noteholders' Monthly Principal Distributable Amount ..................... S-
Noteholders' Percentage ................................................. S-
Noteholders' Principal Carryover Shortfall .............................. S-
Noteholders' Principal Distributable Amount ............................. S-
Notes ................................................................... S-
Obligor ................................................................. S-
Obligors ................................................................ S-
Order ................................................................... S-
Original Pool Balance ................................................... S-
Owner Trustee ........................................................... S-
parties in interest ..................................................... S-
Payahead Account ........................................................ S-

Payaheads ................................................................. S-
Plan Assets Regulation .................................................... S-
Policies .................................................................. S-
Pool Balance .............................................................. S-
Pre-Funded Amount ......................................................... S-
Pre-Funding Account ....................................................... S-
Prime Receivables ......................................................... S-
Prime Servicing Fee Rate .................................................. S-
Principal Balance ......................................................... S-
Principal Distributable Amount ............................................ S-
PTCE ...................................................................... S-
Purchase Agreement ........................................................ S-
Purchase Agreements ....................................................... S-
Purchase Amount ........................................................... S-
Rating Agencies ........................................................... S-
Receipt ................................................................... S-
Receivables ............................................................... S-
Received .................................................................. S-
Reference Banks ........................................................... S-
S&P ....................................................................... S-
Sale and Servicing Agreement .............................................. S-
SAP ....................................................................... S-
Securities ................................................................ S-
Securityholders ........................................................... S-
Seller .................................................................... S-
Servicer .................................................................. S-
Servicer Default .......................................................... S-
Servicer's Certificate .................................................... S-
Servicing Fee ............................................................. S-
Servicing Fee Rate ........................................................ S-
single risks .............................................................. S-
Sub-Prime Receivables ..................................................... S-
Sub-Prime Servicing Fee Rate .............................................. S-
Subsequent Cutoff Date .................................................... S-
Subsequent Financed Vehicles .............................................. S-
Subsequent Purchase Agreement ............................................. S-
Subsequent Receivables .................................................... S-
Subsequent Transfer Date .................................................. S-
Supplemental Servicing Fee ................................................ S-
Surety Draws .............................................................. S-
Telerate Page 3750 ........................................................ S-
Trust ..................................................................... S-
Trust Agreement ........................................................... S-
Trust Documents ........................................................... S-
Trust Property ............................................................ S-
Underwriters .............................................................. S-

                                                                       ANNEX 1

[ACCOUNTANTS' LOGO]

                        Report of Independent Accountants

To the Trustee
Franklin Auto Trust 2001-[_]:

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Franklin Auto Trust 2001-[_] (the "Trust") at [_], 2001, in conformity with accounting principles generally accepted in the United States of America. This balance sheet is the responsibility of the Trust's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

[/s/ NAME OF ACCOUNTANTS]

[________], 2001

                          Franklin Auto Trust 2001-[_]
                                  Balance Sheet
                                   [__], 2001

                                     Assets

  Cash .....................................................    $ [___]
                                                                -------
                                                                $ [___]
                                                                =======
                            Interest of Equity Holder

  Interest of Equity Holder ................................    $ [___]
                                                                -------
                                                                $ [___]
                                                                =======






   The accompanying notes are an integral part of these financial statements.

                          Franklin Auto Trust 2001-[__]
                             Notes to Balance Sheet

1.  Nature of Operations:

    Franklin Auto Trust 2001-[ ] (the Trust), formed on [ ], 2001, is a Delaware business trust, the beneficial interest in which is owned by Franklin Receivables LLC (the Equity Holder). The Trust's activities will consist of the issuance and sale of securities (the Notes [and the Certificates]) collateralized by certain motor vehicle installment sales contracts (the Receivables). The Trust intends to purchase the Receivables simultaneously with the issuance of the Notes [and the Certificates]. The Notes [and the Certificates] will represent obligations solely of the Trust. The Trust has not commenced operations except for accepting the interest of the Equity Holder.

2.  Tax Status:

    For federal income tax purposes the Notes will be characterized as debt and the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Note as debt for federal income tax purposes.

================================================================================

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the [Securities] in any states where it is not permitted.

                            ________________________


                         [Franklin(R)Capital Corp. LOGO]


                            ________________________


Dealer Prospectus Delivery Obligation. Until [_], 200[_], all dealers that effect transactions in these [Securities], whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       $


                               Franklin Auto Trust

                                    2001-[_]

                              $[_______] Class A-1
                       [____%] [Floating Rate] [Callable]
                              Asset Backed Notes

                              $[_______] Class A-2
                       [____%] [Floating Rate] [Callable]
                               Asset Backed Notes

                              $[_______] Class A-1
                       [____%] [Floating Rate] [Callable]
                            Asset Backed Certificates

                            Franklin Receivables LLC
                                     Seller

                          Franklin Capital Corporation
                                    Servicer

                            ________________________

                              PROSPECTUS SUPPLEMENT
                            ________________________


                              [Name of Underwriter]

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion dated October 24, 2001

                              Franklin Auto Trusts
                            Asset Backed Certificates
                               Asset Backed Notes

                               ------------------

                            Franklin Receivables LLC
                                     Seller
                          Franklin Capital Corporation
                                    Servicer

-------------------------------
You should consider                   Franklin Receivables LLC may periodically form separate trusts to issue
carefully the risk factors            asset-backed notes and/or certificates in one or more series with one or
beginning on page 9 in this           more carefulclasses. Each trust will own:
prospectus and the risk factors
in the related prospectus                .  a specified pool of motor vehicle retail installment sales contracts
supplement.                                 and installment loans secured by new and used automobiles, including passenger cars, minivans and sport/utility vehicles,
The notes and the certificates              and/or light-duty trucks;
will represent obligations of
or interests in, the related             .  collections on the receivables;
trust only and are not
guaranteed by, Franklin Capital          .  certain proceeds from the exercise of rights against motor vehicle dealers; Corporation, Franklin
Receivables LLC, Franklin                .  security interests in the financed vehicles and the rights to receive
Resources or any of their                   proceeds from claims on insurance policies;
respective affiliates, and
neither the securities nor the           .  funds in the accounts of the trust;
underlying receivables are
insured or guaranteed                    .  any credit enhancements, interest rate swaps or other hedge
by any governmental entity.                 arrangements issued in favor of the trust; and

The prospectus may be used to            .  certain rights in the related trust documents.
offer and sell securities only
if accompanied by a prospectus        The securities:
supplement for the related
trust.                                   .  will represent indebtedness of the trust that issued those securities,
-------------------------------             in the case of the notes, or beneficial interests in the trust that issued those securities, in the case of the certificates;
                                         .  will be paid only from the assets of the trust that issued those securities;
                                         .  will represent the right to receive payments in the amounts, at the rates and at the times described in the accompanying prospectus supplement;
                                         .  may benefit from one or more forms of credit enhancement;
                                         .  will be rated investment grade by at least one rating agency; and
                                         .  will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is __________, 2001.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ...............    4
PROSPECTUS SUMMARY ..................................................    5
     The Trust ......................................................    5
     Seller .........................................................    5
     Servicer .......................................................    5
     Trustee ........................................................    5
     Indenture Trustee ..............................................    5
     Securities .....................................................    5
     Receivables ....................................................    5
     Property of the Trust ..........................................    6
     Pre-Funding Account.............................................    6
     Distribution Account ...........................................    6
     Credit Enhancement .............................................    6
     Repurchases and Purchases of Certain Receivables ...............    7
     Servicing ......................................................    7
     Advances .......................................................    7
     Optional Purchase ..............................................    7
     Minimum denominations ..........................................    7
     Registration ...................................................    7
     Tax Status .....................................................    8
     ERISA Considerations ...........................................    8
RISK FACTORS ........................................................    9
THE TRUSTS ..........................................................   18
     The Trustee ....................................................   19
THE RECEIVABLES .....................................................   20
     General ........................................................   20
     Delinquencies, Charge-off Policies and Net Losses ..............   21
YIELD AND PREPAYMENT CONSIDERATIONS .................................   22
CERTIFICATE AND NOTE FACTORS AND TRADING INFORMATION ................   23
USE OF PROCEEDS .....................................................   24
THE SELLER ..........................................................   24
     Franklin Receivables LLC .......................................   24
FRANKLIN CAPITAL CORPORATION ........................................   24
     General ........................................................   24
     Dealer Relationships ...........................................   26
     Loan Origination ...............................................   26
     Credit Evaluation Procedures ...................................   27
     Loss Exposure Management .......................................   27
     Contract Processing, Purchase, Servicing and Administration ....   28
     Servicing ......................................................   29
     Delinquency Control and Collection Strategy ....................   29
     Repossession ...................................................   30
FRANKLIN RESOURCES, INC. ............................................   30
THE CERTIFICATES ....................................................   32
     General ........................................................   32
     Distributions of Interest and Principal ........................   32
THE NOTES ...........................................................   32
     General ........................................................   32
     Principal and Interest on the Notes ............................   33
     The Indenture ..................................................   33
     The Indenture Trustee ..........................................   39
CERTAIN INFORMATION REGARDING THE SECURITIES ........................   39
     Book-Entry Registration ........................................   39
     Statements to Securityholders ..................................   43
     List of Securityholders ........................................   44
DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS ......   45
     Sale and Assignment of Receivables .............................   45
     Eligibility Criteria ...........................................   45
     Custody of Receivable Files ....................................   47
     Accounts .......................................................   47
     Servicing Procedures ...........................................   49
     Collections ....................................................   49
     Advances .......................................................   50
     Servicing Compensation .........................................   50
     Distributions ..................................................   50
     Net Deposits ...................................................   51
     Credit Enhancement .............................................   51
     Evidence as to Compliance ......................................   51
     Certain Matters Regarding the Servicer .........................   52
     Servicer Default ...............................................   52
     Rights Upon Servicer Default ...................................   53
     Waiver of Past Defaults ........................................   53
     Amendment ......................................................   54
     Insolvency Event ...............................................   55
     Payment of Notes ...............................................   55
     Termination ....................................................   55
     Duties of the Trustee and Indenture Trustee ....................   56
     The Trustee and the Indenture Trustee ..........................   56
     Indemnification of the Insurer .................................   57
THE SWAP AGREEMENT ..................................................   57
     Payments Under the Swap Agreement ..............................   57
     Conditions Precedent ...........................................   58
     Defaults under Swap Agreement ..................................   58
     Early Termination of Swap Agreement ............................   58
     Taxation .......................................................   59
     Assignment .....................................................   59
     Modification and Amendment of Swap Agreement ...................   59
     Governing Law ..................................................   60
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES ............................   61
     General ........................................................   61
     Security Interests in Vehicles .................................   61
     Repossession ...................................................   62
     Notice of Sale; Redemption Rights ..............................   63
     Deficiency Judgments and Excess Proceeds .......................   63
     Insolvency Matters .............................................   63
     Consumer Protection Laws .......................................   64
     Other Limitations ..............................................   65
     Transfers of Vehicles ..........................................   65
FEDERAL INCOME TAX CONSEQUENCES .....................................   65
TRUSTS TREATED AS PARTNERSHIPS OR
DISREGARDED ENTITIES (OWNER TRUSTS) .................................   66
     Tax Consequences to Holders of the Notes
     Issued by a Partnership or a Disregarded Entity ................   66

        Tax Consequences to Holders of the
        Certificates Issued by a Partnership ........................   69
TRUSTS TREATED AS GRANTOR TRUSTS ....................................   74
STATE AND LOCAL TAXATION ............................................   65
ERISA CONSIDERATIONS ................................................   79
RATINGS .............................................................   83
PLAN OF DISTRIBUTION ................................................   83
NOTICE TO CANADIAN RESIDENTS ........................................   84
        Resale Restrictions .........................................   84
        Representations of Purchasers ...............................   84
        Rights of Action and Enforcement ............................   84
        Notice to British Columbia Residents ........................   84
AVAILABLE INFORMATION ...............................................   84
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .....................   85
LEGAL OPINIONS ......................................................   85
ANNEX I .............................................................    1
INDEX OF TERMS ......................................................    1

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about your securities in two separate documents that provide progressively more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of notes or certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes or certificates, including information about:

 .   the type of securities offered;

 .   the timing and amount of interest and principal payments;

 .   the receivables underlying your securities;

 .   the credit enhancement, if any;

 .   the ratings; and

 .   the method for selling the securities.

Whenever information in the prospectus supplement is more specific than the information in the prospectus, you should rely on the information in the prospectus supplement.

You should rely only on information and representations made in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Available Information" and "Incorporation of Certain Documents by Reference". We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. A listing of the pages on which some of such terms are defined is found in the "Index of Terms." You can request information incorporated by reference from Franklin Resources Inc. by calling us at (650) 312-2000 or writing to us at One Franklin Parkway, San Mateo, California 94403.

To understand the structure of these securities, you must read carefully this prospectus and the accompanying prospectus supplement in their entirety.

                               PROSPECTUS SUMMARY

         The following summary contains a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Trust

         A separate trust will be formed by the seller to issue each series of securities. Each trust will be created by either: (a) a pooling and servicing agreement among the seller, the servicer and the trustee and any other party, if any, specified in the related prospectus supplement, or (b) a trust agreement between the seller and the trustee specified in the related prospectus supplement.

Seller

         Franklin Receivables LLC, a Delaware limited liability company, a wholly owned subsidiary of Franklin Capital Corporation.

Servicer

         Franklin Capital Corporation, a Utah corporation and a wholly-owned subsidiary of Franklin Resources, Inc., a Delaware corporation.

Trustee

         The prospectus supplement will name the applicable trustee for the related trust.

Indenture Trustee

         If a trust issues notes, the prospectus supplement will name the indenture trustee.

Securities

         A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

         .  its principal amount;
         . its interest rate, which may be fixed, variable or adjustable or any combination;
         . the timing, amount and priority or subordination of payments of principal and interest;
         .  the method for calculating the amount of principal payments;
         .  the final payment date for the notes;
         . whether and when it may be redeemed prior to its final payment date; and
         . how losses on the receivables are allocated among classes of securities.

         Some classes of securities may be entitled to:

         . principal payments with disproportionate, nominal or no interest payments; or
         . interest payments with disproportionate, nominal or no principal payments.

         The prospectus supplement will identify any class of securities that is not being offered to the public.

Receivables

         Franklin Receivables LLC will purchase the receivables from Franklin Capital Corporation. The seller will then sell the receivables to the trust on the closing date specified in the related prospectus supplement. The receivables comprising the property of the trust will consist of a pool of motor vehicle retail installment sale contracts that are secured by new and used automobiles, including passenger cars, minivans and sport/utility vehicles, and/or light-duty trucks. The receivables will consist of receivables financed under Franklin Capital Corporation's prime, non-prime and sub-prime credit programs. You will find a detailed description of the characteristics of the trust's receivables in the related prospectus supplement. The receivables arise or will arise from loans originated by motor vehicle dealers and purchased by Franklin Capital Corporation pursuant to agreements with the dealers or other third parties for subsequent sale to the seller. If so specified in the related prospectus supplement, the receivables will also include motor vehicle retail installment sale contracts or loans originated directly by Franklin Capital Corporation or acquired in bulk and other purchases from third-party lenders.

Property of the Trust

         The property of the related trust will include the following:

         .  the receivables and collections on the receivables;
         .  security interests in the vehicles financed by the receivables;
         .  bank accounts and the proceeds thereof;
         .  rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;
         .  remedies for breaches of representations and warranties made by the dealers that originated the receivables;
         . remedies for breaches of representations and warranties made by Franklin Capital Corporation;
         .  the receivables files; and
         .  other rights under documents relating to the receivables.

         In addition, as described below, if specified in the related prospectus supplement, the trust may acquire motor vehicle retail installment sale contracts after the date of issuance of the securities which will be secured by additional new or used automobiles and light-duty trucks. These receivables will be underwritten under the same criteria and standards utilized by Franklin Capital Corporation to underwrite the other receivables.

Pre-Funding Account.

         If and to the extent so specified in the related prospectus supplement, a portion of the net proceeds from the offering of the securities of a series may be deposited in a segregated pre-funding account with the trustee or indenture trustee, as the case may be, for the benefit of the securityholders. In this case, the deposited funds may be used to acquire additional receivables for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal on some or all classes of the related securities.

         For a more detailed description of the pre-funding account, you should refer to the section entitled "Description of the Purchase Agreement and the Trust Documents -- Accounts" in this prospectus.

Distribution Account

         Either the trustee or the indenture trustee will establish and maintain one or more separate accounts for each series for the benefit of the securityholders. On each distribution date, the trustee or the indenture trustee, as the case may be, will be required to pass through and distribute to the certificateholders, or pay to the noteholders, as the case may be, on the date specified in the related prospectus supplement from amounts held in the distribution account, the amounts of interest, principal or other amounts distributable with respect to the applicable classes of certificates and notes as specified in the related prospectus supplement.

Credit Enhancement

         Each trust may include features designed to provide protection from losses on assets of the trust to one or more classes of securities. These features are referred to as "credit enhancement." Credit enhancement may consist of one or more of the following:

         .  subordination of one or more classes of securities;
         .  one or more reserve accounts;
         .  overcollateralization;
         .  excess interest collections;
         . letters of credit, cash collateral accounts or other credit or liquidity facilities;
         .  surety bonds;
         .  liquidity arrangements;
         . swaps and other derivative instrument and interest rate protection agreements;
         .  repurchase or put obligations;
         .  cash deposits;
         .  guaranteed investment contracts;
         .  guaranteed rate agreements; or

         . other agreements, guarantees or arrangements providing for other third-party payments or other support.

         In addition, each trust may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

         .  swap transactions;
         .  liquidity facilities;
         .  cash deposits; or
         . other agreements or arrangements providing for other third-party payments or other support.

         The specific terms of any credit enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement.

Repurchases and Purchases of Certain Receivables

         The seller will be required to repurchase a receivable from the trust if: (a) the seller breaches one of its representations or warranties with respect to a receivable and (b) the receivable is materially and adversely affected by the breach. The seller will also be required to repurchase a receivable for other events specified in the related prospectus supplement. In addition, in the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

Servicing

         The servicer will be appointed to act as servicer for the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. As specified in the related prospectus supplement, each month the servicer will either retain from collections or the trust will pay the servicer a monthly fee based on the outstanding principal balance of the receivables. The amount of the servicing fee will be specified in the related prospectus supplement. The servicer will also be entitled to retain from collections on the receivables a supplemental servicing fee equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the monthly period. In addition, the servicer will be entitled to receive net investment income from reinvestment of collections on the receivables.

Advances

         If and to the extent specified in the related prospectus supplement, the servicer may be obligated to advance to the trust monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, determines are recoverable from subsequent payments on or with respect to the related receivable or from other receivables. The servicer will not be obligated to make an advance if it determines that it will not be able to recover the advance from an obligor. The servicer will be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the related prospectus supplement.

Optional Purchase

         The servicer may purchase all of the receivables held by the related trust when the outstanding aggregate principal balance of the receivables declines to 10% or less (or such other percentage specified in the related prospectus supplement, which will not exceed 50%) of the original total principal balance of the receivables as of the cutoff date. The servicer's exercise of this right would cause early redemption of the securities.

Minimum denominations

         Unless otherwise specified in the related prospectus supplement, $1,000 and integral multiples thereof.

Registration

         The securities will be issued either:

         . in book-entry form initially held through the Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe or Asia; or

         .  in fully registered, certificated form.

         Unless the related prospectus supplement specifies that the securities will be offered in certificated form, securityholders will be able to receive certificated securities only in the limited circumstances described in this prospectus and the related prospectus supplement.

Tax Status

         Owner Trusts - If a trust is referred to as an "owner trust" in the applicable prospectus supplement, federal tax counsel will deliver an opinion for federal income tax purposes:

         1. as to the characterization as debt of the notes issued by the trust; and

         2. that the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation.

         If the trust is referred to as an "owner trust" in the applicable prospectus supplement:

         1. by purchasing a note, you will be agreeing to treat the note as indebtedness for tax purposes; and

         2. by purchasing a certificate, you will be agreeing to treat the trust as a partnership in which you are a partner; or if you are the sole beneficial owner of the certificates, as a "disregarded entity," for federal income tax purposes.

         Grantor Trusts - If a trust is referred to as a "grantor trust" in the applicable prospectus supplement, federal tax counsel will be required to deliver an opinion that:

         1. the trust will not be classified as an association taxable as a corporation; and

         2. the trust will be treated as a grantor trust for federal income tax purposes.

         Alternative characterizations of the trust, the notes and the certificates are possible. For a more detailed description of the federal income tax consequences of an investment in the securities, you should refer to the sections entitled "Federal Income Tax Consequences" in this prospectus and the applicable prospectus supplement. Potential investors are encouraged to consult their own tax advisors with respect to state, local and foreign tax consequences of an investment in the securities, which may differ substantially from federal income tax consequences.

ERISA Considerations

         Any notes included in the offered securities may be eligible for purchase by employee benefit plans or other retirement arrangements that are subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended. Certain certificates may be eligible for purchase by employee benefit plans as specified in the related prospectus supplement. For more detailed information regarding the ERISA eligibility of any class of securities, you should refer to "ERISA Considerations" in this prospectus and the related prospectus supplement.

                                  RISK FACTORS


You May Suffer Losses Due to
Defaults by Obligors with
Marginal or Negative Credit
History, and the Interest
Rates on Your Securities May
Not be Sufficient to Cover
Your Losses                   The receivables supporting a particular series of
                              notes or certificates may include obligations of borrowers with marginal or negative credit history. Because of the greater credit risk associated with non-prime and sub-prime motor vehicle retail installment sale contracts, the interest rates charged on those contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts.
                              No assurance, however, can be made that the interest rates on the receivables in a particular pool will be sufficient to cover losses on other receivables in that pool. Although Franklin
                              Capital Corporation believes that it carefully reviews and evaluates an obligor's creditworthiness before acceptance, you cannot be sure that the underwriting standards employed by Franklin Capital Corporation will be sufficient to protect you from losses resulting from defaults by obligors. You bear the risk of losses resulting from a failure of Franklin Capital Corporation's underwriting standards to accurately assess the creditworthiness of the obligors on the receivables supporting a particular series of notes and/or certificates. This failure could result in greater than expected delinquencies and losses on those receivables.


You Must Rely for Repayment
Only Upon the Trust's Assets
which May Not be Sufficient
to Make Full Payments on
Your Securities               Your securities are either secured by or represent
                              beneficial ownership interests solely in the assets of the related trust. The receivables, and to the extent provided in the related prospectus supplement, a pre-funding account and/or any credit enhancement, will constitute the only significant assets of the trust. Your securities will not represent an interest in or obligation of Franklin Capital Corporation, Franklin Receivables
                              LLC, Franklin Resources, Inc. or any other person.
                              The seller, the servicer or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United
                              States or any governmental entity or by any provider of credit enhancement unless specified in the prospectus supplement.

A Class of Securities
will be Subject to Greater
Credit Risk if it is
Subordinated to Another
Class of Securities           Payments of interest and/or principal on any class
                              of securities may be subordinated in priority of payment to interest and/or principal due on one or more other classes of securities in the same series. As a result, if your class of securities is subordinated, you will not receive any distributions on a payment date until the full amount of interest and/or principal of senior classes has been allocated to those senior securities. In addition, a subordinate class of securities of a series may not be entitled to vote on some matters while any senior classes remain outstanding. Consequently, holders of certain classes of securities of a series may have the right to take actions that are detrimental to the interests of the securityholders of certain other classes of securities of the same series. The prospectus supplement will describe the extent of any subordination.


Interests of Other Persons
in the Financed Vehicles
could be Superior to the
Trust's Interest, Which
May Result in Reduced
Payments on Your Securities   Another person could acquire an interest in a
                              vehicle financed by a receivable that is superior to the trust's interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title. While the motor vehicle dealer or other third party will assign to the seller its security interest in the financed vehicles, and the seller will assign to the trust its security interest in the financed vehicles, the servicer will continue to hold the certificates in the capacity of an administrative lienholder of title or ownership for the vehicles.
                              However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. Because the trust will not be identified as the secured party on any certificate of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error, and as a result the trust may not have a perfected security interest in the financed vehicles in every state. In addition, holders of some types of liens, such as tax liens or mechanic liens, may have a priority over the trust's security interest.

                              If another person acquires a security interest in a financed vehicle that is superior to the trust's security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

                              Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

                              For a more detailed description of risks related to unperfected security interests in financed vehicles, see "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."


The Bankruptcy of Franklin
Capital Corporation or
Franklin Receivables LLC
could Result in Losses or
Delays in Payments on Your
Securities                    If either Franklin Capital Corporation or Franklin
                              Receivables LLC becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. Franklin
                              Capital Corporation will sell the receivables to Franklin Receivables LLC and Franklin Receivables
                              LLC will in turn transfer the receivables to the trust. However, if either Franklin Capital
                              Corporation or Franklin Receivables LLC becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Franklin Capital Corporation or Franklin
                              Receivables LLC, as the case may be, still owns the receivables by concluding that: (a) the sale to the seller or to the trust was a pledge of the receivables and not a "true sale" or (b) that the assets and liabilities of the seller should be consolidated with the assets and liabilities of Franklin Capital Corporation. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities as a result of, among other things:

                              . the "automatic stay," which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

                              . tax or government liens on Franklin Capital Corporation's or Franklin Receivables LLC's property having a prior claim on collections before the collections are used to make payments on your securities; and

                              . the trust not having a perfected security interest in either one or more of the financed vehicles securing the receivables or any cash collections held by Franklin Capital Corporation at the time Franklin Capital Corporation becomes the subject of a bankruptcy proceeding.

                              Each of the seller and Franklin Capital
                              Corporation will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the seller with Franklin Capital Corporation for bankruptcy purposes or conclude that the sale of receivables to the seller was not a "true sale."


Geographic Concentration of
Trust's Receivables May
Adversely Affect Your
Securities                    Adverse economic conditions or other factors
                              particularly affecting any state or region where there is a high concentration of a trust's receivables could adversely affect the securities of that trust. Economic factors include, but are not limited to, interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions, generally. As of September 30, 2001, Franklin Capital
                              Corporation originates motor vehicle retail installment sale contracts in the following twelve states: Arizona, California, Colorado, Georgia,
                              Kansas, Missouri, Nevada, New Mexico, North
                              Carolina, Oregon, Utah and Washington. Economic conditions in these states and in the western
                              United States are often volatile and from time to time have been adversely affected by diverse factors including disasters, contractions in key industries and declining real estate values.
                              Generally, economic conditions in these states have been favorable during recent years.
                              Consequently, economic conditions in recent years have not had an adverse effect on the loss and delinquency experience of the receivables.
                              However, we are unable to make predictions regarding future economic conditions in these states and in the western United States. An economic downturn in one or more of these states likely would result in a deterioration of the loss, delinquency and repossession experience of the receivables, which in turn could lead to losses for securityholders.


Prepayments on the
Receivables May Adversely
Affect the Average Life
of and Rate of Return on
Your Securities               Faster than expected prepayments on the
                              receivables will cause the trust to make payments on its securities earlier than expected. Franklin
                              Capital Corporation cannot predict the effect of prepayments on the average life of your securities. Franklin Capital Corporation, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the receivables. If the weighted average life of your securities is shortened, the expected rate and amount of return on your securities may be reduced. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities.

                              All of the receivables by their terms may be prepaid at any time without penalty. Prepayments include:

                              .     prepayments in whole or in part by obligors;

                              .     liquidations due to default;

                              . partial payments with proceeds from physical damage, extended warranty, credit life and credit disability insurance policies;

                              . required purchases of receivables by the servicer or repurchases of receivables by the seller for specified breaches of their representations or covenants;

                              . if so specified in the related prospectus supplement, amounts on deposit in the pre-funding account at the end of the funding period being applied to the payment of principal of the securities; and

                              .     an optional purchase of a trust's
                                    receivables by the servicer when their
                                    aggregate principal balance is 10% or
                                    less (or such other percentage specified in the related prospectus supplement) of the original total principal balance of the receivables as of the cutoff date.


You may Suffer Losses
on Your Securities because
the Servicer will Hold
Collections and Commingle
Them with Its Own Funds       The servicer will not be required to deposit into
                              the collection account of the related trust, and instead will generally be permitted to hold with its own funds, (a) collections it receives from obligors on the receivables and (b) the purchase price of receivables required to be repurchased from the trust until the business day prior to the next date on which distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable for any reason to remit these amounts to the trust on the distribution date, you might incur a loss on your securities. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate purchase amount with respect to receivables purchased by the servicer.

                              For more information about the servicer's obligations regarding payment on the receivables, see "Description of the Purchase Agreements and Trust Documents -- Collections."

If a Trust Enters into an
Interest Rate Swap,
Payments on Your Securities
will be Dependent on
Payments Made Under the
Swap Agreement                If a trust enters into an interest rate swap, its
                              ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of a swap agreement and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

Termination of a Swap
Agreement and the Inability
to Locate a Replacement Swap
Counterparty may Cause
Termination of them Trust     A swap agreement may be terminated if certain
                              events occur. Most of these events are generally beyond the control of the trust or the swap counterparty. If an event of default under a swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement satisfactory to the rating agencies, the trustee may terminate the swap agreement. In addition, the trust may terminate and the trustee would then sell the assets of the trust. In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust or what amount of proceeds would be received. Some of the possible adverse consequences of a sale of the assets of the trust are:

                              . the proceeds from the sale of assets under those
                                circumstances may not be sufficient to pay all amounts owed to you;

                              . amounts available to pay you will be further
                                reduced if the trust is required to make a termination payment to the swap counterparty;

                              . the termination of the swap agreement may expose
                                the trust to interest rate risk, further reducing amounts available to pay you;

                              . the sale may result in payments to you
                                significantly earlier than expected, reducing the weighted average life of the securities and the yield to maturity; and

                              . a significant delay in arranging a sale of the
                                trust's assets could result in a delay in principal payments. This would, in turn, increase the weighted average life of the securities could reduce the return on your securities.

                              Additional information about termination of the trust and sale of the trust's assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement.

                              Any swap agreement involves risk. A trust will be exposed to this risk should it use this mechanism. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap is involved.

The Absence of a Secondary
Market could Limit your
Ability to Resell your
Securities                    Unless otherwise specified in the prospectus
                              supplement, the securities will not be listed on any securities exchange. As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities. If the underwriters intend to make a secondary market for the securities, the underwriters will do so by offering to buy the securities from investors that wish to sell.
                              However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

Receivables that Fail to
Comply with Consumer
Protection Laws may be
Unenforceable, which may
Result in Losses on Your
Investment                    Many federal and state consumer protection laws
                              regulate consumer contracts including the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. If that occurs, payments on your securities could be delayed or reduced.

A Reduction or Withdrawal
of the Rating on Your
Securities Will Adversely
Affect their Market Value     At the initial issuance of the securities of a
                              trust, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories. A rating is not a recommendation to purchase, hold or sell the securities, and it does not comment as to market price or suitability for a particular investor.
                              The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of a security's rating will adversely affect its market value.

The Return on Your
Securities could be Reduced
by Shortfalls due to the
Soldiers' and Sailors' Civil
Relief Act                    The Soldiers' and Sailors' Relief Act of 1940, or
                              Relief Act, provides relief to a borrower who enters active military service and to a borrower in reserve status who is called to active duty after the origination of his receivable. The response of the United States to the terrorist attacks on September 11, 2001 in New York City and
                              Washington, D.C. has included rescue efforts and may involve military operations that will increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.
                              The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including
                              California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, both the Relief Act and the laws of some states, including California, New York and New
                              Jersey, impose limitations that would impair the ability of the servicer to repossess the released financed vehicle during the obligor's period of active duty status and, in some cases, during an additional three-month period thereafter. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the receivable and the related financed vehicle in a timely fashion.

                              We do not know many receivables have been or may be affected by the application of the Relief Act. Any shortfall pursuant to the preceding paragraph, to the extent not covered by amounts payable to the securityholders from amounts on deposit in a reserve fund or from coverage provided under any other credit enhancement mechanism, including insurance policies, could result in losses to the securityholders.

Because the Securities are
Issued in Book-Entry Form,
Your Rights Can Only be
Exercised Indirectly          The securities will be issued only in book-entry
                              form. Because the securities will be issued in book-entry form, you will be required to hold your interest in the securities through The Depository
                              Trust Company in the United States, or Clearstream
                              Banking, societe anonyme, or the Euroclear System in Europe or Asia. Transfers of interests in the securities within The

                              Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a physical note or certificate representing your interest. As a result, you will only be able to exercise the rights of a securityholder indirectly through The Depository Trust Company, Clearstream or Euroclear and their participating organizations. Specifically, you may be limited in your ability to resell or pledge the securities to persons or entities that do not participate in The Depository Trust Company system or Clearstream or Euroclear. Physical certificates will only be issued in the limited circumstances described in this prospectus and the related prospectus supplement.

                                   THE TRUSTS

         Franklin Receivables LLC (the "Seller") will establish a trust (a "Trust") with respect to each series of asset-backed certificates (the "Certificates") and/or asset-backed notes (the "Notes"; and together with the Certificates, the "Securities") by selling and assigning the assets of each Trust (the "Trust Property"), as described below, to the applicable trustee (the "Trustee") pursuant to the Trust Documents (as defined in this prospectus. Prior to the Seller's sale and assignment to the Trust of the related motor vehicle retail installment sales contracts (the "Receivables"), the Trust will have no assets or obligations. No Trust will engage in any business activity other than acquiring, holding and, if so specified in the related prospectus supplement, selling the Trust Property, issuing Certificates and Notes, if any, of the related series and distributing payments thereon.

         Each Certificate will represent a fractional undivided ownership interest in, and each Note, if any, will represent an obligation of, the related Trust. The property of each Trust will include: (a) motor vehicle retail installment sale contracts, as specified in the related prospectus supplement, entered into by and between motor vehicle dealers ("Dealers") and retail purchasers (the "Obligors") of new and used automobiles and light-duty trucks (the "Financed Vehicles") and (b) all payments received thereunder on or after the cutoff date (the "Initial Cutoff Date") with respect to the initial Receivables (the "Initial Receivables") or on or after the cutoff date (the "Subsequent Cutoff Date"; the Subsequent Cutoff Date and the Initial Cutoff Date are each referred to in this prospectus as a "Cutoff Date" ) with respect to subsequent Receivables (the "Subsequent Receivables"), as the case may be, and, with respect to Precomputed Receivables (as defined in this prospectus), certain monies received thereunder on or prior to the related Cutoff Date that are due after that Cutoff Date, as specified in the related prospectus supplement. The Receivables (a) were or will be originated by Dealers in accordance with Franklin Capital Corporation's ("Franklin Capital" or the "Servicer") requirements under agreements with Dealers for assignment to Franklin Capital;
(b) have been or will be so assigned; and (c) evidence or will evidence the indirect financing made available to the Obligors. If specified in the related prospectus supplement, the Receivables may be originated directly by Franklin Capital or acquired by Franklin Capital in bulk and other purchases from third-party lenders. On or before the closing date specified in the related prospectus supplement (the "Closing Date"), Franklin Capital will sell the Initial Receivables to the Seller for sale to the Trust. Subsequent Receivables, if any, will be conveyed to the Trust during the applicable Funding Period (as defined in this prospectus), as provided in the related prospectus supplement. Any such Subsequent Receivables will constitute property of the Trust.

         The property of each Trust will also include, to the extent set forth in the prospectus supplement:

         (a) those amounts as from time to time may be held in separate trust accounts (such as the "Collection Account," the "Certificate Distribution Account," the "Payahead Account," and the "Distribution Account" as may be specified in the related prospectus supplement) established and maintained pursuant to the Trust Documents, and the proceeds of those accounts;

         (b) security interests in the related Financed Vehicles and any accessions thereto;

         (c) amounts payable to the Servicer under any Dealer recourse obligations (as specified in the related prospectus supplement) (in the event of breach of the warranties of a Dealer);

         (d) the rights to proceeds of credit life, credit disability, extended warranty and physical damage insurance policies covering the related Financed Vehicles;

         (e) the rights of the Seller under the Trust Documents;

         (f) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables;

         (g) the receivables files;

         (h) the certificate policy and/or the note policy, as the case may be, if any, as specified in the related prospectus supplement;

         (i) any and all proceeds of the foregoing; and

         (j) any other property assigned to the Trust, as specified in the related prospectus supplement.

         To the extent specified in the related prospectus supplement, a Payahead Account, a Pre-Funding Account (each as defined in this prospectus), a reserve account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an indenture trustee (the "Indenture Trustee") for the benefit of holders of the related Securities.

         The Receivables transferred to the Trust, will consist of receivables financed under Franklin Capital's prime (the "Prime Receivables"), non-prime ("Non-Prime Receivables") and sub-prime ("Sub-Prime Receivables") credit programs. Currently, there is no maximum limit on the amount of Non-Prime Receivables and Sub-Prime Receivables that may constitute the Trust Property for any Trust.

         The Servicer will service the Receivables held by each Trust, and will receive compensation for acting as the Servicer. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Compensation." To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain physical possession of the Receivables and documents relating thereto as custodian for the Trustee or the Indenture Trustee, as the case may be. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interests in the Financed Vehicles to any Trustee or Indenture Trustee. In the absence of such amendment, a Trustee or Indenture Trustee may not have a perfected security interest in the related Financed Vehicles in certain states. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles." Neither a Trustee nor an Indenture Trustee will be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle.

         If the protection provided to the holders of any Securities by the subordination of any Securities or by any credit enhancement is insufficient, the holders of those securities (the "Securityholders") would have to look for payment on their Securities to the Obligors on the related Receivables, the proceeds from the repossession and sale of the related Financed Vehicles which secure those Receivables, and the proceeds, if any, from Dealer recourse obligations. In that event, certain factors, such as the Trustee's or the Indenture Trustee's not having perfected security interests in the related Financed Vehicles in certain states, may affect the related Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders. See "Certain Legal Aspects of the Receivables."

The Trustee

         The Trustee for each Trust will be specified in the related prospectus supplement. The Trustee's liability in connection with the issuance and sale of the Securities of any series will be limited solely to the express obligations of the Trustee contained in the related Trust Documents. A Trustee may resign at any time, in which event the Seller or its successor will be obligated to appoint a successor trustee which is eligible under the related Trust Documents. The Seller also may remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee eligible under the related Trust Documents. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                 THE RECEIVABLES

General

         Unless the related prospectus supplement specifies that some or all of the Receivables were or will be originated directly by Franklin Capital or are to be acquired in bulk and other purchases from third-party lenders, the Receivables held by each Trust will be purchased by Franklin Capital in its ordinary course of business from Dealers pursuant to its underwriting standards. Franklin Capital's underwriting standards emphasize a review of the borrower's creditworthiness and ability to repay his or her obligations underlying the related motor vehicle retail installment sale contract, as well as the asset value of the related motor vehicle. Unless the related prospectus supplement specifies otherwise, similar underwriting standards will have been applied to Receivables originated by any third-party lender from which Receivables are acquired. Each of the Receivables to be held by a Trust (a) will be originated in the United States; (b) will be secured by new or used automobiles and light-duty trucks; (c) will provide for level monthly payments which fully amortize the amount financed over its original term to maturity (except for the last payment which may be minimally different); (d) will be either a Precomputed Receivable or Simple Interest Receivable (as defined below); and (e) will satisfy the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed to be adverse to the Securityholders of any series will be utilized in selecting the Receivables from qualifying motor vehicle retail installment sale contracts owned by Franklin Capital. Franklin Capital's underwriting criteria include specific limits as to the amount of financing that may be provided to a particular borrower which is based on several factors, including a borrower's credit history and the value of the vehicle to be financed. However, the established underwriting procedures provide for financing above such limits if certain conditions are satisfied. Accordingly, there is no established maximum that may be financed in respect of any borrower or any vehicle. Franklin Capital's underwriters may decide to approve financing in excess of the value of a vehicle if they determine that other factors (such as a borrower's income, employment history, credit history, length of residency and total outstanding debt) compensate for the increased loan-to-value ratio of such financing. To the extent financing is provided to a borrower in excess of the value of the vehicle to be financed, a default by that borrower could result in the Trust realizing a loss of the amount financed in excess of the value of that vehicle. Any obligation of a Trust to purchase Subsequent Receivables shall be subject to such additional conditions as may be specified in the related prospectus supplement.

         "Precomputed Receivables" consist of either: (a) monthly actuarial receivables ("Actuarial Receivables") or (b) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate ("APR") of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

         "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is based on a 30 day month and a 360 day year, and which is calculated on the basis of the outstanding principal balance of the receivable multiplied by 1/360 of the stated APR and further multiplied by the period elapsed since the preceding payment of principal was made. As regular payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the borrower pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         If a Rule of 78's Receivable is prepaid, the borrower is required to pay earned interest on that Receivable and is not required to pay any "unearned" add-on interest included in the gross Receivable. If a Simple Interest Receivable is prepaid, the borrower is required to pay interest through the date of prepayment. The amount of a rebate in respect of "unearned" add-on interest under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         Unless otherwise specified in the related prospectus supplement, each Trust will account for the Rule of 78's Receivables as if those Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of that Receivable and accrued interest thereon (calculated pursuant to the actuarial method) and not rebated to the borrower as described above will not be paid to holders of Notes ("Noteholders") or passed through to holders of Certificates ("Certificateholders"), but will be paid to the Servicer as additional servicing compensation. Unless otherwise specified in the related prospectus supplement, each Trust will account for the Simple Interest Receivables by allocating principal and interest payments thereon in accordance with the simple interest method.

         Information with respect to the Receivables held by each Trust will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion secured by new and used automobiles and light-duty trucks.

Delinquencies, Charge-off Policies and Net Losses

         Certain information (including an historical delinquency and loss experience table) concerning Franklin Capital's delinquency and loss experience with respect to its portfolio of retail installment sale contracts for new and used automobiles and light-duty trucks acquired will be set forth in the related prospectus supplement.

         Franklin Capital measures delinquency on a contractual basis which classifies the accounts into 30, 60, 90 and 120+ categories based on the number of days elapsed from the date a payment is due under the motor vehicle retail installment sale contract (the "due date"). Amounts delinquent must not exceed $25.00 in the aggregate, after application of any portion of such installment payment necessary to satisfy any prior shortfalls, for a contract to be considered current.

         Franklin Capital's collectors are assigned to specific delinquent accounts and attempt to contact the delinquent borrower by telephone and letter, based on the duration of the delinquency and history of the account. Repossession procedures typically begin when a motor vehicle retail installment sale contract becomes forty-five (45) to sixty (60) days delinquent, however, repossession procedures for sub-prime contracts will typically begin earlier. Repossession is carried out by independent contractors in conformity with specific procedures adopted by Franklin Capital.

         Franklin Capital's policy is to charge off a delinquent account as follows: (a) at the end of the month in which a repossessed motor vehicle is sold; (b) other than in the case of bankruptcy, at the end of the month in which it becomes and remains 120 days delinquent and the motor vehicle is in Franklin Capital's possession for at least 45 days; (c) in the case of bankruptcies, (1) at the end of the month in which it becomes and remains 180 days delinquent, (2) at the end of the month in which the motor vehicle is repossessed and sold or (3) if the borrower resumes payments under a court-approved plan, once three payments have been made, the loan will be removed from bankruptcy status and returned to current status and any reduction or forgiveness of the balance of the loan by a bankruptcy court, a "cram-down" loss, will be taken as a charge-off; or (d) in all other cases, at the end of the month in which it becomes and remains 120 days delinquent.

         Policies for charging-off an account do not differ based upon whether a receivable is owned by Franklin Capital or sold to a Trust. The proceeds of resale of repossessed financed motor vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable.

         Franklin Capital follows specific procedures with respect to extensions of the contract maturity date. Generally, an extension requires the demonstration of financial difficulties based on extraordinary circumstances and the approval of management. In addition, contracts are not rewritten unless Franklin Capital determines that this is the only method to realize some recovery on the contract.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Interest paid on the Receivables will be passed through or paid, as the case may be as specified in the related prospectus supplement, to Securityholders on each Distribution Date (as defined in this prospectus) in an amount equal to one-twelfth of the applicable annual interest rate (the "Pass-Through Rate") applied to the applicable Certificate principal balance (the "Certificate Balance") or the applicable annual Interest Rate (as defined in this prospectus) on the applicable Note principal balance (the "Note Balance") as of the date specified in the prospectus supplement. In the event of prepayments on Receivables, Securityholders will nonetheless be entitled to receive interest for the full month in which such prepayment occurs.

         All the Receivables are generally prepayable at any time without penalty. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding. The payment characteristics of the Receivables held by a Trust will be specified in the related prospectus supplement.

         The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. Franklin Capital has not as of the date of this prospectus prepared data on prepayment rates. Franklin Capital can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. Franklin Capital, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Securityholders of the related Trust. See "Description of the Purchase Agreements and the Trust Documents -- Termination" regarding: (a) the Servicer's option to purchase all of the Receivables of a Trust as of the last day of any month in which the Pool Balance (as defined below) of that Trust at the close of business on the last day of any Monthly Period (as defined in this prospectus) is 10% (or such other percentage specified in the related prospectus supplement, which will not exceed 50%) or less of the Pool Balance as of the Cutoff Date (the "Original Pool Balance") (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) and (b) the sale of the Receivables if so specified in the related prospectus supplement if satisfactory bids for the purchase of the Receivables are received.

         The "Pool Balance" as of the end of any Monthly Period (as defined below) represents the aggregate principal balance of the Receivables (exclusive of Liquidated Receivables (as defined below)) at the end of that Monthly Period, after giving effect to all payments (other than Payaheads (as defined in this prospectus) remaining in the Payahead Account) received from Obligors and any Purchase Amounts (as defined in this prospectus) to be remitted by Franklin Capital, the Seller or Servicer, as the case may be, and all losses, including Cram Down Losses (as defined below), realized on Receivables liquidated during that Monthly Period.

         A "Liquidated Receivable" means, a Receivable as to which, as of the last day of the related Monthly Period, either: (a) the Servicer has determined in good faith that all amounts it expects to recover have been received, (b) more than $25.00 of a scheduled payment is 180 or more days delinquent, the Servicer has repossessed the Financed Vehicle and the Obligor has filed for bankruptcy, (c) more than $25.00 of a scheduled payment is 120 or more days delinquent and the Financed Vehicle has been in the Servicer's possession for a period of at least 45 days, (d) more than $25.00 of a scheduled payment is 120 or more days delinquent, the Servicer has not repossessed the Financed Vehicle and the Obligor has not declared bankruptcy or (e) the Financed Vehicle has been sold and the proceeds received. In any case, if more than $25.00 of principal and interest on a Receivable as of the last day of the related Monthly Period is 180 or more days delinquent, then that Receivable shall be a Liquidated Receivable and shall have a principal balance of zero.

         "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the principal balance on that Receivable or otherwise modifying or restructuring the scheduled payments to be made on that Receivable, an amount equal to the amount by which the principal balance of that Receivable was reduced by the court. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

         Since the rate of payment of principal on the Receivables will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield.

              CERTIFICATE AND NOTE FACTORS AND TRADING INFORMATION

         The Servicer will compute each month a "Certificate Factor" for each class of Certificates which will be a fraction, expressed as a seven-digit decimal, the numerator of which will be the Certificate Balance of a class of Certificates as of the close of business on the Cutoff Date as specified in the related prospectus supplement in that month and the denominator of which will be the respective original outstanding principal balances of those classes of Certificates of the related series. The Certificate Factor will not change as a result of the addition of Subsequent Receivables. The Servicer will compute each month a "Note Factor" for each class of Notes, if any, which will be a fraction, expressed as a seven-digit decimal, the numerator of which will be the remaining outstanding principal balance with respect to such Notes as of each Cutoff Date as specified in the related prospectus supplement and the denominator of which will be the original outstanding principal balance of such class of Notes. Each Certificate Factor and each Note Factor will be 1.0000000 as of the Initial Cutoff Date for the related series; thereafter, the Certificate Factor and the Note Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates and the Note Factor will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, as the case may be, as a result of scheduled payments collected, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from application of amounts on deposit in the Pre-Funding Account). The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined on any date by multiplying the original denomination of the holder's Certificate by the applicable Certificate Factor as of the close of business on the most recent Cutoff Date. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Factor.

         Pursuant to each Trust and pursuant to the related Trust Documents, the Securityholders thereunder will be entitled to receive monthly reports concerning the payments received on the Receivables, additions of Subsequent Receivables, if any, and the reduction in the Pre-Funded Amount (as defined in this prospectus), if any, the Certificate Balance, the Note Balance, the Certificate Factor or Certificate Factors for each class of Certificates, the Note Factor or Note Factors for each class of Notes and various other items of information with respect to the related series. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders."

                                 USE OF PROCEEDS

         The net proceeds to be received by the Seller from the sale of each related series of Securities will be applied to the purchase of the related Receivables from Franklin Capital and, if specified in the related prospectus supplement, to the deposit of the related Pre-Funded Amount, if any, in the related Pre-Funding Account and/or to provide for other forms of credit enhancement specified in the related prospectus supplement.

                                   THE SELLER

Franklin Receivables LLC

         Franklin Receivables LLC ("Franklin LLC"), a wholly-owned subsidiary of Franklin Capital, was formed in the State of Delaware in June 1998. Franklin LLC was organized for limited purposes, which include purchasing receivables from Franklin Capital and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive office of Franklin LLC is located at 47 West 200 South, Suite 500, Salt Lake City, Utah 84101. The telephone number of such office is (801) 238-6700.

         Franklin LLC has taken and will take steps in structuring the transactions contemplated hereby and in the related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by Franklin Capital under any Insolvency Law will result in the consolidation of the assets and liabilities of Franklin LLC with those of Franklin Capital. These steps include the creation of Franklin LLC as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement, operational agreement or other similar organizational documents containing certain limitations (including restrictions on the nature of Franklin LLC's business and a restriction on Franklin LLC's ability to commence a voluntary case or proceeding under any Insolvency Law). Franklin LLC's organizational documents will include a provision that requires that one of its members be a special-purpose entity the board of directors of which has at least one director who qualifies under its organizational documents as an "Independent Director."

         If, notwithstanding the foregoing measures a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of Franklin Capital in the event of the application of any Insolvency Law to Franklin Capital or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Securities (and possible reductions in the amount of such distributions) could occur.

                          FRANKLIN CAPITAL CORPORATION

General

         The material below describes Franklin Capital's business operation as of the date hereof, which may change, as specified in the related prospectus supplement.

         Franklin Capital, a subsidiary of Franklin Resources, Inc. ("Franklin Resources"), is a Utah corporation which commenced operations in November 1993 to expand Franklin Resources' automotive lending activities. Franklin Capital conducts its business primarily in the Western region of the United States and originates its loans through a network of automotive dealerships representing a wide variety of makes and models. Franklin Capital offers several different loan programs to finance new and used motor vehicles. As of September 30, 2001, Franklin Capital's total assets included approximately $289.0 million of gross motor vehicle retail installment sale contracts and $4.0 million consumer electronics financing receivables. Franklin Capital indirectly originates and services motor vehicle retail installment sale contracts for itself and for Franklin Templeton Bank & Trust FSB. Franklin Capital provides indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive dealers) of automotive purchases by individuals with prime, non-prime and sub-prime credit.

         Prime. The prime market segment is comprised of individuals who are deemed to be relatively low credit risks due to, among other things, the dependable manner in which they have handled previous credit, an extensive and favorable prior credit history and/or their extensive financial resources. Because of the lower credit risk associated with prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally lower than those rates charged on non-prime or sub-prime motor vehicle retail installment sale contracts.

         Non-Prime. The non-prime market segment is comprised of individuals who are deemed to be moderate credit risks due to, among other things, weaknesses in prior credit history, limited prior credit history and/or limited financial resources. Because of the greater credit risk associated with non-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts.

         Sub-Prime. The sub-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to, among other things, the poor manner in which they have handled previous credit as reflected in their prior or limited credit history. Because of the greater credit risk associated with sub-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally much higher than those rates charged on prime or non-prime motor vehicle retail installment sale contracts. The range of APRs of the Receivables will be set forth in the related prospectus supplement. You cannot be sure, however, that the interest rates on the Receivables in a particular pool will be sufficient to cover losses on other Receivables in such pool.

         Franklin Capital serves as an alternative source of financing to automotive dealers by offering them a portfolio of different motor vehicle financing programs, each developed to target a different credit tier of borrower, thereby providing automotive dealers a one-stop lending alternative for their prime, non-prime and sub-prime borrowers. Franklin Capital currently purchases the majority of its motor vehicle retail installment sale contracts through a network of approximately 618 Dealers located in the following twelve states: Arizona, California, Colorado, Georgia, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Utah, and Washington. Most of Franklin Capital's existing Dealers are located in California and sell both new and used motor vehicles. The related prospectus supplement will specify the geographic distribution of the specific Receivables included in the related Trust.

         In the future, Franklin Capital may directly offer to consumers loans for the purchase of motor vehicles. The related prospectus supplement will disclose whether any Receivables to be sold to a Trust include loans originated directly by Franklin Capital. Unless the related prospectus supplement provides otherwise, the underwriting guidelines to be applied by Franklin Capital when originating automobile loans will be the same as those it applies when reviewing credit applications received from Dealers.

         Franklin Capital has developed certain procedures and controls to investigate and analyze each credit applicant in an effort to eliminate those applicants whose credit characteristics indicate too great a probability of loss. This procedure includes an investigation, verification, and evaluation process of credit bureau reports as well as the general credit information provided by both Dealer and applicant. In addition, Franklin Capital uses collection procedures and systems that are designed to ensure that borrowers clearly understand their credit obligations. For example, Franklin Capital uses a monthly billing

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

system in order to continually remind borrowers of their monthly payment obligations and has established a "welcoming" process that educates each borrower, both verbally and in writing, of its obligations.

Dealer Relationships

         Franklin Capital solicits business from Dealers through its marketing representatives. The Franklin Capital marketing representatives mainly target new and used dealerships. Used car only dealerships are contracted on an exception basis. Before Franklin Capital will do business with a Dealer, a marketing representative is required to physically visit the potential Dealer in order to evaluate its operations. Additionally, for Dealers in respect of which Franklin Capital has recourse for the entire dealer reserve (as described below), Franklin Capital will obtain a Dun and Bradstreet report annually to evaluate the Dealer's ability to pay back the reserve with respect to loans which prepay during a specified period of time. Once selected, if a Dealer is interested in Franklin Capital's financing program, the Dealer and Franklin Capital enter into a non-exclusive written dealer agreement (a "Dealer Agreement"). Purchases of loans are generally without recourse to the Dealer, except that Franklin Capital has recourse for breaches of representations and warranties including, among others, that: (a) the financed motor vehicle is properly registered showing Franklin Capital as lienholder; (b) unless otherwise specified in the related motor vehicle retail installment sale contract, the full down payment specified in the contract was received by the Dealer in cash or cash equivalent (i.e., "trade-in"); (c) certain representations and warranties by the Dealer regarding the contract, the financed motor vehicle, the contract process and manner of sale are true and correct; and (d) the Dealer has complied with applicable laws and may have recourse to the extent of some or all of the "dealer reserve," constituting the Dealer's profit for the lending transaction.

         Franklin Capital's representatives train Dealers' personnel in Franklin Capital's finance programs. This training is continuous since dealerships generally experience a relatively high degree of personnel turnover. The training provided by Franklin Capital is designed to assist Dealers in identifying consumers who will qualify for financing by Franklin Capital and structuring transactions that meet Franklin Capital's requirements.

         In the event that an individual elects to finance the purchase of a motor vehicle through a Dealer, the Dealer will submit a borrower's credit application to Franklin Capital and other financing sources for a review of the borrower's credit worthiness and proposed transaction terms. Such reviews generally take into account, among other things, the individual's credit history and capacity to pay, residence and job stability. After reviewing the credit application, each finance source will notify the Dealer whether it is willing to purchase the contract and, if so, under what conditions. If more than one finance source has offered to purchase the contract, the Dealer typically will select the source based on its relationship with the lender, an analysis of the "buy rate" or interest rate, discounts, fees, and/or other terms and conditions stipulated by the finance source.

Loan Origination

         Current Loan Programs. Franklin Capital currently offers seven different loan programs (each priced according to the credit risk involved) designed to meet the needs of different prime, non-prime, and sub-prime borrowers. Franklin Capital's current financing programs include: (a) two programs (the "Platinum" and "Gold" programs) targeted to prime-quality borrowers with excellent credit history (within the Platinum program, Franklin Capital offers a "Fast Fund" program, which is an automatic pre-approval underwriting program for high credit quality borrowers); (b) three programs (the "Silver," "Copper" and "Bronze" programs) designed to meet the needs of certain non-prime borrowers with slightly less credit worthiness than Platinum and Gold borrowers; (c) one program (the "First-Time Buyer" program) for borrowers with limited or no credit history; and (d) one program (the "Subprime 1" program), for borrowers who have negative credit history. Franklin Capital used to have a second program (the "Subprime 2" program) for borrowers who have negative credit history, but this program was discontinued in March 1999.

Credit Evaluation Procedures

         Each motor vehicle retail installment sale contract is purchased after a review in accordance with Franklin Capital's current underwriting procedures described below. These procedures are intended to assess the ability of an applicant for a proposed motor vehicle retail installment sale contract to make payments under the related contract and the adequacy of the motor vehicle as collateral.

         Following its commencement of business in 1993, Franklin Capital substantially expanded Franklin Resources' automotive lending business. Franklin Capital experienced increased losses beginning in 1994 and as a result revised its original credit underwriting procedures. Set forth below is a description of the current underwriting procedures.

         Current Underwriting Procedures. The Dealers require an applicant to complete an application which generally includes such information as the applicant's income, deposit accounts, liabilities, credit and employment history and other personal information. The application is reviewed for completeness and compliance with Franklin Capital's guidelines. Franklin Capital generally requires verification of certain applicant and/or Dealer provided information prior to funding a loan. Franklin Capital evaluates applicants by considering, based on information provided in the application and the credit bureau reports referred to below, certain credit factors, including, among others, the related applicant's credit bureau score, length and quality of credit history, loan-to-value ratio, down payment percentage, employment history, residency history, debt-to-income ratio and payment-to-income ratio. Of the foregoing factors, Franklin Capital places primary emphasis on an applicant's credit bureau score.

         Each of the various current loan programs offered by Franklin Capital sets forth specific criteria for the different credit factors reviewed by Franklin Capital (including the credit bureau score) which must be met in order for the applicant to qualify for a particular loan program. Franklin Capital's underwriters are given a degree of discretion to purchase motor vehicle retail installment sale contracts with credit factors outside specified ranges of the credit criteria. Exceptions outside of the specified ranges require authorized approval and must be documented. In addition, authorized approval is required for approval (even those which fit the specified underwriting criteria for those programs) of all contracts that either: (a) contain outstanding balances greater than $35,000; or (b) are originated under the Subprime 1 program.

         The Subprime 1 program was designed for borrowers with negative credit histories but who are in the process of reestablishing good credit. These borrowers may have experienced severe credit problems in the past, including bankruptcy and repossession, but have reestablished good credit. The borrowers must demonstrate stable employment and residency and should not have experienced any recent credit problems.

Loss Exposure Management

         Franklin Capital believes it has designed its finance programs to limit the loss exposure on each transaction. The degree of exposure in any transaction is a function of:

         (a) the borrower's intent to pay;

         (b) the borrower's ability to pay;

         (c) the extent of credit granted compared to the value of the automobile; and

         (d) the possibility of physical damage to the automobile.

         Franklin Capital seeks to control loss exposure by:

         (a) carefully analyzing the applicant's credit history;

         (b) determining whether the applicant has sufficient disposable income to meet existing

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

obligations, including the obligation resulting from the proposed transaction;

         (c) limiting the credit it is willing to extend based upon its assessment of the value of the underlying collateral and the applicant's other credit characteristics; and

         (d) contractually requiring physical damage insurance to be maintained at all times to protect its financial interest.

         Additionally, to insure performance within established guidelines, Franklin Capital monitors each underwriter's performance by tracking the amount and type of contracts purchased by each underwriter and the ongoing performance of each underwriter's contracts. To monitor compliance with underwriting guidelines, both Franklin Capital's credit committee and an internal auditor from Franklin Resources separately sample files post-funding on a monthly basis.

         Upon purchase of a motor vehicle retail installment sale contract, Franklin Capital's procedures require the acquisition of a security interest in the motor vehicle financed. Unless otherwise specified in the related prospectus supplement, all contracts purchased by Franklin Capital from Dealers are fully amortizing and provide for equal payments over the term of the contract (typically 24 to 84 months) other than the final payment which may be minimally different. The portions of such payments allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated.

         Each applicant for a motor vehicle retail installment sale contract is required to obtain insurance with respect to the motor vehicle being financed. Franklin Capital made the decision to stop tracking the maintenance of insurance and ceased force placing insurance in August 1997. Franklin Capital does not currently have lender's comprehensive single interest insurance coverage, which generally covers losses due to physical damage, in the event that the insurance coverage maintained by a motor-vehicle owner is terminated. If so specified in the related prospectus supplement, Franklin Capital or any subsequent servicer may force place insurance. In such event, certain amounts in respect of a Receivable as to which insurance has been forced placed after the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, may not be property of the Trust and may be payable to Franklin Capital to the extent specified in the related prospectus supplement. Uninsured losses on the Financed Vehicles will be borne by the related Trust.

Contract Processing, Purchase, Servicing and Administration

         Once a loan application has been approved, Franklin Capital completes a series of processes and procedures which are designed to:

         (a) substantiate the accuracy of information critical to Franklin Capital's original credit decision;

         (b) verify that the contract submitted by the Dealer complies with both the conditions under which the credit approval was granted and Franklin Capital's transaction structure criteria; and

         (c) confirm that the documentation complies with Franklin Capital's loss management requirements.

         The extent of applicant verification is dependent on the perceived credit risk of the borrower. The prime loans receive minimum verification; the non-prime loans are more thoroughly investigated and the sub-prime loans are subjected to extensive verification. Only management may waive the verification requirement.

         Upon a contract being released for purchase, Franklin Capital issues funds to the Dealer, and initiates a welcoming process through which Franklin Capital begins to educate the borrower about his or her financial obligations upon the purchase of the contract. This process is designed to ensure that borrowers clearly understand their credit obligations, including their responsibility to maintain insurance

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

coverage on the financed motor vehicles.

Servicing

         Franklin Capital's servicing and administration activities have been designed to address non-prime and sub-prime credits as well as prime credits. Through such services, Franklin Capital

         (a) collects payments;

         (b) accounts for and posts all payments received;

         (c) responds to borrower inquiries;

         (d) takes action to maintain the security interest granted in the financed motor vehicle;

         (e) investigates delinquencies and communicates with the borrower to obtain timely payments;

         (f) reports tax information to the borrower;

         (g) monitors the contract and its related collateral; and

         (h) when necessary, attempts to repossess and dispose of the financed motor vehicle.

         Franklin Capital maintains a Customer Service Department, currently staffed with a supervisor and 11 customer service representatives. Customer service will notify the collections department should information come to their attention that suggests a borrower is going to have a payment problem. Franklin Capital currently utilizes a monthly billing statement system (rather than payment coupon books) to remind borrowers of their monthly payment obligations, including the due date for next payment, any past due amount, and late charges or other fees. This system also serves as an early warning mechanism in the event a borrower has failed to notify Franklin Capital of an address change.

         Under special circumstances, Franklin Capital may, provided the borrower has made 12 regular payments and is current, defer a payment by extending the original contract maturity date by one month. Deferrals require the approval of the Collections Department Manager. Borrowers are assessed a fee on all deferrals.

         For the past several years Franklin Capital has offered a Holiday extension to borrowers with simple interest contracts which have been current for a period of six months and have not had any extensions in the prior twelve months, allowing them to skip their December or January payment. Interest continues to accrue on the contracts and the borrowers will have to keep making payments until the principal balances of their respective loans are paid in full. Franklin Capital anticipates that it will continue to offer this promotion each December but is under no obligation to do so.

         For borrowers who need to coordinate their payments with the timing of their incomes, Franklin Capital will allow them to modify the due date of their loan.

Delinquency Control and Collection Strategy

         Franklin Capital's collection procedure is organized on a "cradle-to-grave" basis, with an individual collector working the same accounts from origination through any decision to repossess. As the accounts are assigned randomly, each collector will be responsible for accounts from all of the different loan programs that Franklin Capital offers, with the exception that all sub-prime accounts are the responsibility of one experienced collector. Franklin Capital believes that this cradle-to-grave approach avoids miscommunication with delinquent borrowers, hinders subterfuge by experienced bill dodgers, and generally gives collectors a greater feeling of ownership of and responsibility for the collection process.

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

         Franklin Capital's collection efforts are centralized in its Salt Lake City headquarters. The focus of the collection effort is to make telephone contact with the delinquent borrower and secure a promise to pay. While letters are employed in the process, they are intended to supplement the calling effort, not to replace it. The riskier the account, the sooner contact is initiated. Regardless of program type, all accounts that become delinquent on their first payment date are called immediately upon the first day of delinquency in order to avert a potential first payment default. Franklin Capital's collection procedure usually begins with the borrower (and, if applicable, any co-borrower) being contacted to inform him or her of the delinquency and the amount past due, and an attempt is made to obtain a promise to pay, generally within 3 to 5 business days of the call. If the borrower fails to make payment on the date agreed, the borrower is again contacted to discuss the delinquency and to obtain another promise to pay. Collectors will continue to contact delinquent borrowers until such delinquency has been satisfactorily resolved. Upon an account becoming 30 days past due, the borrower (and, if applicable, any co-borrower) is sent a collection letter that either threatens to accelerate the debt and repossess the motor vehicle, or gives the borrower the option to pay amounts past due, pay off the entire loan or surrender the motor vehicle. If the borrower does not respond to the collection letter, within 30 to 45 days after delinquency, Franklin Capital may have a local attorney send the borrower a letter threatening legal action. Finally, for all non-sub-prime contracts delinquent 45 to 60 days, Franklin Capital will generally make a decision to repossess the motor vehicle (sub-prime contracts are handled more aggressively with a decision to repossess generally made prior to the 45th day of delinquency).

         Franklin Capital rarely grants rewrites, and the situations have been limited to ones in which a rewrite has been deemed to be the only method by which Franklin Capital would be able to realize some recovery on the loan.

Repossession

         Once a decision has been made to repossess a motor vehicle, Franklin Capital will engage an outside repossession agency to recover the motor vehicle. Generally, state law grants delinquent borrowers the right to redeem the motor vehicle (i.e., pay off the loan in full plus any related repossession expenses) within 10 days of repossession by the lender. In California, a borrower has a right both to redemption and to reinstatement (i.e., if the borrower makes the necessary payments to bring the loan current, Franklin Capital must return the motor vehicle to the borrower, who must continue making payments under the loan). The combined redemption and reinstatement period in California is 20 days and the borrower may request a 10 day extension to this period. Accordingly, Franklin Capital may have to wait 10 days (and up to 30 days in California) before it can sell the motor vehicle. Furthermore, in California, Franklin Capital may not accelerate a contract even though a borrower breaches its contractual obligations (including the maintenance of insurance) if the borrower continues to make monthly payments of principal and interest on the contract. Repossessed motor vehicles are generally resold by Franklin Capital through auctions.

         If the net proceeds from the sale of the motor vehicle are not sufficient to pay-off the outstanding loan balance, the loan is transferred to the Recovery Department which is responsible for collecting any remaining deficiency balance directly from the borrower to the extent permitted by law.

         If the borrower fails to respond to a request for payment, the account may be referred to a local attorney who will file suit and obtain a judgment. Franklin Capital will execute the judgment until the account is paid in full or the borrower files for bankruptcy.

         If at any time during the collection process a borrower files bankruptcy, the account is immediately transferred to the Bankruptcy Department. The Bankruptcy Department is responsible for asserting Franklin Capital's rights in bankruptcy court.

                            FRANKLIN RESOURCES, INC.

         Franklin Resources and its predecessors have been engaged in the financial services business since 1947. Franklin Resources was organized in Delaware in November 1969. Franklin Resources'

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

principal executive and administrative offices are at One Franklin Parkway, San Mateo, California 94403. As of September 30, 2001, Franklin Resources employed approximately _____ employees on a worldwide basis, consisting of officers and investment management, distribution, administrative, sales and clerical support staff. Franklin Resources also employs additional temporary help as necessary to meet unusual requirements.

         Franklin Resources is the parent company of Franklin Capital and principally a holding company primarily engaged, through various subsidiaries, in providing investment management, marketing, distribution, transfer agency, custodial and other administrative services to the open-end investment companies of Franklin Templeton Investments and to U.S. and international managed and institutional accounts. Franklin Resources, through its subsidiaries, also provides investment management and related services to a number of closed-end investment companies whose shares are traded on various major U.S. and international stock exchanges. In addition, Franklin Resources, through its subsidiaries, provides investment management, marketing and distribution services to certain sponsored investment companies organized in the Grand Duchy of Luxembourg, which are distributed in marketplaces outside of North America and to certain investment funds and portfolios in Canada as well as to certain other international portfolios in the United Kingdom and elsewhere.

         As of September 30, 2001, total assets under management in Franklin Templeton Investments were $246.4 billion. This makes Franklin Templeton Investments one of the largest investment management complexes in the United States. As of September 30, 2001, Franklin Resources had total assets of approximately $___ billion, total liabilities of $___ billion and total shareholder equity of $___ billion.

         Franklin Resources, through certain subsidiaries, also provides advisory services, variable annuity products, and wealth management services. Other subsidiaries offer estate planning and estate management services, consumer banking services, insured deposits, dealer auto loans, and credit cards. Franklin Resources also provides custodial, trustee and fiduciary services to individual retirement account and profit sharing or money purchase plans and to qualified retirement plans and private trusts and estates. From time to time, Franklin Resources also participates in various investment management joint ventures. On a consolidated worldwide basis, Franklin Resources provides U.S. and international individual and institutional investors with a broad range of investment products and services designed to meet varying investment objectives, which affords its clients the opportunity to allocate their investment resources among various alternative investment products as changing worldwide economic and market conditions warrant.

                                THE CERTIFICATES

General

         With respect to each Trust, one or more classes of Certificates of a given series may be issued pursuant to Trust Documents to be entered into among the Seller, the Servicer, the Trustee, the Indenture Trustee, if any, and any other party identified in the related prospectus supplement, forms of which have been filed as exhibits to the Registration Statement (as defined in this prospectus) of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of such forms of Trust Documents.

         Unless otherwise specified in the related prospectus supplement, each class of Certificates may initially be represented by a single Certificate registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities -- Book-Entry Registration." Unless higher denominations are specified in the related prospectus supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Trustee will initially be designated as the registrar for the Certificates.

Distributions of Interest and Principal

         The timing, sequential order, priority of distributions, allocations of losses, Pass-Through Rates and amounts of or methods of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series to be made on any Distribution Date will be described in the related prospectus supplement. Distributions of principal and interest on the Certificates will be made on the payment dates specified in the related prospectus supplement (each, a "Distribution Date") and, except to the extent specified in the related prospectus supplement, distributions with respect to interest will be made prior to distributions with respect to principal. A series may include one or more classes of Certificates entitled to: (a) distributions in respect of principal with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no distributions in respect of principal (such Certificates, "Strip Certificates"). Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related prospectus supplement will specify the Pass-Through Rate for each class of Certificates, or the initial Pass-Through Rate and the method for determining the subsequent Pass-Through Rate. Unless otherwise specified in the related prospectus supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the Certificates may be subordinated to all or certain payments in respect of the Notes, if any, to the extent described in the related prospectus supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of the related class.

                                    THE NOTES

General

         A series of Securities may include one or more classes of Notes issued pursuant to the terms of an indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Notes will be issued as a part of any series if and as specified in the related prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part, and the following summary may be supplemented by the related prospectus supplement.

         Each class of Notes will initially be represented by a single Note registered in the name of Cede, the nominee of DTC. See "Certain Information Regarding the Securities -- Book-Entry Registration." Unless higher denominations are specified in the related prospectus supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee will initially be designated as the registrar for the Notes of any series.

Principal and Interest on the Notes

         Each class of Notes will have a stated principal amount and will bear interest at a rate or rates (the "Interest Rate") specified in the related prospectus supplement. The timing, sequential order, priority of payments, allocations of losses, Interest Rates and amounts of or methods of determining payments of principal and interest on the Notes of any series to be made on any Distribution Date will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related prospectus supplement. Except to the extent provided in the related prospectus supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Notes entitled to: (a) principal payments with disproportionate, nominal or no interest payment or (b) interest payments with disproportionate, nominal or no principal payments ("Strip Notes"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related prospectus supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related prospectus supplement.

         In addition, if the related prospectus supplement so provides, principal on one or more classes of securities may be paid from amounts realized on the sale of securities by the related trust.

The Indenture

         A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to any holder of Notes issued thereunder.

         Modification of Indenture without Noteholder Consent. Unless the related prospectus supplement provides otherwise, with respect to each Trust, the Indenture Trustee and the Trustee (on behalf of the related Trust) may, without the consent of the related Noteholders, and (a) with notice to the applicable Rating Agencies (as such term is defined in the related prospectus supplement, the "Rating Agencies") and (b) if so provided in the related prospectus supplement, with the consent of the third-party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related prospectus supplement) has occurred and is continuing), enter into one or more supplemental indentures for any of the following purposes:

         (a) to correct or amplify the description of the collateral or add additional collateral;

         (b) to evidence and provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

         (c) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or powers conferred upon the Trust;

         (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         (e) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture;

         (f) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

         (g) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and

         (h) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture;

provided, however, that any action specified in clauses (a) through (h) of this paragraph shall not adversely affect in any material respect the interests of any related Noteholder. An amendment described in clause (h) shall be deemed not to adversely affect the interests of any Noteholder if each Rating Agency rating such Notes (1) confirms in writing that the related amendment will not result in a reduction or withdrawal of the then current ratings of such Notes or (2) within 10 days' after receipt of notice of the related amendment, shall not have notified the Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the current ratings of the Notes.

         Modifications of Indenture with Noteholder Consent. Unless the related prospectus supplement provides otherwise, with respect to each Trust, the Indenture Trustee may, (a) with the consent of (1) the holders representing a majority of the aggregate principal balance of the outstanding related Notes (a "Note Majority") and (2) the third-party credit enhancement provider, if any (so long as no Insurer Default has occurred and is continuing), and (b) with notice to the applicable Rating Agencies, execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

         Unless the related prospectus supplement provides otherwise, without the consent of the third-party credit enhancement provider, if any (so long as no Insurer Default has occurred and is continuing), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may:

         (a) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto;

         (b) change the provisions of the Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;

         (c) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

         (d) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

         (e) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any obligor on the Notes;

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

         (f) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee on behalf of the Trust to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

         (g) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements;

         (h) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provision for the mandatory redemption of the Notes contained in the Indenture; or

         (i) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security provided by the lien of the Indenture.

         Events of Default; Rights upon Event of Default. Unless otherwise specified in the related prospectus supplement, with respect to each Trust, "Events of Default" under the related Indenture will consist of:

         (a) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable;

         (b) a default in the payment of the principal or of any installment of the principal of any Note when the same becomes due and payable;

         (c) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the related Notes then outstanding;

         (d) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days (or for such longer period, not in excess of 90 days as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

         (e) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Distribution Date (prior to the final scheduled Distribution Date, if any, for such class) will generally be determined by the amount available to be deposited in the Note Distribution Account (as defined in this prospectus) for such Distribution Date. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Distribution Date, and then not until such final scheduled Distribution Date for such class of Notes.

         Unless otherwise specified in the related prospectus supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by a Note Majority if: (a) the Trust has paid to the Indenture Trustee a sum sufficient to pay all amounts then due with respect to the Notes (without giving effect to such acceleration) and certain amounts payable to the Indenture Trustee and (b) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived.

         Unless otherwise specified in the related prospectus supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of the related Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless: (a) the holders of all the outstanding related Notes consent to such sale; (b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (c) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders representing 66 2/3% of the aggregate principal balance of the outstanding related Notes. In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in any reserve account or received from another source of credit support will be available to first pay interest on and principal of the Notes.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

         No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture unless:

         (a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

         (b) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

         (c) such holder or holders have offered the Indenture Trustee reasonable indemnity;

         (d) the Indenture Trustee has for 60 days failed to institute such proceeding;

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

         (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes; and

         (f) in the case of a series of Notes with respect to which a guaranty insurance policy has been issued, unless otherwise specified in the related prospectus supplement, an Insurer Default has occurred and is continuing.

         If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

         In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the related Trust and the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         No recourse may be taken, directly or indirectly, with respect to the obligations of a Trust, the Seller, the Servicer, the Trustee or the Indenture Trustee on the related Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against: (a) the Seller, the Servicer, the Indenture Trustee or the Trustee in its individual capacity or (b) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, such Trust, the Trustee or the Indenture Trustee or of any successor or assignee of the Seller, the Servicer, the Indenture Trustee or the Trustee in its individual capacity, except as any such person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee will have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

         (a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         (b) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture;

         (c) no Default or Event of Default shall have occurred and be continuing immediately after such merger or consolidation;

         (d) none of the applicable Rating Agencies, after 10 days' prior notice, shall have notified the Seller, the Servicer or the Trust in writing that such transaction will result in a reduction or withdrawal of the then current ratings of the Notes;

         (e) unless the related prospectus supplement provides otherwise, the third-party credit enhancement provider, if any, has consented to such merger or consolidation, except that no such consent shall be required if an Insurer Default has occurred and is continuing;

         (f) the Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal tax consequence to the Trust or to any Certificateholder or Noteholder;

         (g) any action necessary to maintain the lien and security interest created by the Indenture has been taken; and

         (h) the Trust has delivered to the Indenture Trustee an officers' certificate of the Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with the Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act (as defined in this prospectus)).

         Also, each Trust may not convey or transfer all or substantially all of the Trust Property to any other entity, unless: (a) the entity that acquires the Trust Property (1) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders; (2) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to the Indenture and the Notes, (3) expressly agrees to make all filings with the Commission (as defined in this prospectus) (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (4) is organized under the laws of the United States or any state; and (b) the criteria specified in clauses (b) through (d) of the preceding paragraph have been complied with.

         Each Trust will not, among other things, (a) except as expressly permitted by the Indenture, the Purchase Agreement (as defined in this prospectus), the Trust Documents or certain related documents for that Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust; (b) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state law) or assert any claim against any present or former holder of the related Notes because of the payment of taxes levied or assessed upon the collateral for the Notes; (c) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part; (d) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby;
(e) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the Notes or any part thereof, or any interest therein or proceeds thereof except as expressly permitted by the Related Documents; or (f) permit the lien of the Indenture not to constitute a valid first priority security interest in the Receivables.

         No Trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

         Trust Indenture Act. The Indenture will comply with applicable provisions of the Trust Indenture Act.

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

The Indenture Trustee

         The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for one series of Notes may serve as the Trustee with respect to another series of Securities. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related prospectus supplement provides otherwise, shall be acceptable to the third-party credit enhancement provider, if any, so long as no Insurer Default has occurred and is continuing. The Seller may also remove the Indenture Trustee, with the consent of the third-party credit enhancement provider, if any, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related prospectus supplement provides otherwise, shall be acceptable to the third-party credit enhancement provider, if any, so long as no Insurer Default has occurred and is continuing. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the issuer of any credit enhancement, if any, specified in the related prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

         Each class of Securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related prospectus supplement, persons acquiring beneficial ownership interests in the Securities of any series may hold their interests through DTC in the United States or, in the case of any series of Notes, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear System ("Euroclear") in Europe or Asia. Clearstream and Euroclear will hold omnibus positions with respect to the Notes and, if the related prospectus supplement so provides, the Certificates on behalf of their participants (referred to in this prospectus as "Clearstream Participants" and "Euroclear Participants", respectively) through customers' securities accounts in their respective names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("DTC Participants") and facilitates the clearance and settlement of securities transactions between DTC Participants in such securities through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). The rules applicable to DTC and to DTC Participants are on file with the Commission.

         Securityholders who are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through DTC Participants and Indirect DTC Participants (unless and until Definitive Certificates or Definitive Notes (each as defined below) are issued). In addition, Securityholders will receive all distributions of principal of, and interest on, the Securities, from the Trustee or the Indenture Trustee, as applicable, through DTC and DTC Participants. Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related prospectus supplement. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participants or Indirect DTC Participants through which the Securityholders entered into the transactions. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of the Securityholders.

         Unless and until Definitive Certificates or Definitive Notes are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede, as nominee of DTC. Certificate owners and Note owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate owners and Note owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through DTC Participants and DTC.

         With respect to any series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. DTC Participants and Indirect DTC Participants with whom Securityholders have accounts with respect to the Securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

         Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of Notes and, if the related prospectus supplement so provides, Certificates by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Cross-market transfers between persons directly holding Notes and, if the related prospectus supplement so provides, Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

         With respect to any series of Securities, Certificates and Notes (if any) will be issued in registered form to Certificate owners and Note owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to in this prospectus as "Definitive Certificates" and "Definitive Notes," respectively, and collectively, the "Definitive Securities"), only if: (a) the Seller advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the Seller is unable to locate a qualified successor; (b) the Seller at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; or (c) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate owners or Note owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee or the Indenture Trustee, as the case may be, will be required to notify all applicable Securityholders of a given series through DTC Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Trustee or the Indenture Trustee, as the case may be, will reissue those Securities as Definitive Securityholders to those Securityholders.

         DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more DTC Participants to whose DTC accounts the Certificates or Notes are credited. Additionally, DTC has advised the Seller that DTC will take those actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

         Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Trustee or Indenture Trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg, was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cl currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5% of Cl's stock.

         Further to the merger, the Board of Directors of New Cl decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000, New CI has been renamed "Clearstream, International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         On January 17, 2000, DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Cl which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream's Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear S.A./N.V. as the Operator of Euroclear in Brussels to facilitate the settlement of trades between Clearstream and Euroclear.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Therefore, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes and, if the related prospectus supplement so provides, Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case

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may be, will take any other action permitted to be taken by a beneficial holder of Notes and, if the related prospectus supplement so provides, Certificates under the Trust Documents on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes and, if the related prospectus supplement so provides, the Certificates among DTC Participants, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     NEITHER THE TRUST, THE SELLER, THE SERVICER, FRANKLIN CAPITAL, FRANKLIN RESOURCES, THE TRUSTEE, THE INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DTC PARTICIPANTS, CLEARSTREAM PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CLEARSTREAM, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE NOTES AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATES, (3) THE DELIVERY BY ANY DTC PARTICIPANT, CLEARSTREAM PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO NOTEHOLDERS AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, CERTIFICATEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE NOTEHOLDER AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATEHOLDER.

     Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate owners or Note owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC unless and until Definitive Certificates and Definitive Notes are issued and DTC will credit such distributions to the accounts of its DTC Participants, with the DTC Participants further crediting such distributions to the accounts of Indirect participants or Certificate owners or Note owners, Certificate owners and Note owners may experience delays in the receipt of such distributions.

Statements to Securityholders

     On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on that Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on that Distribution Date. These statements will be based on the information in the related Servicer's certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to that Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to that Distribution Date or the period since the previous Distribution Date, as applicable:

     (a) the amount of the distribution allocable to interest on or with respect to each class of Securities;

     (b) the amount of the distribution allocable to principal on or with respect to each class of Securities;

     (c) the Certificate Balance and the Certificate Factor for each class of Certificates and the aggregate outstanding Note Balance and, if applicable, the Note Factor for each class of

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          Notes, after giving effect to all payments reported under (b) above on that date;

     (d) the amount of the Servicing Fee (as defined in this prospectus) paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

     (e) the Pass-Through Rate, Interest Rate or other applicable rate of return, if any, for the next period for any class of Certificates or Notes with variable or adjustable rates;

     (f) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under any credit enhancement; and

     (g) such other information as may be specified in the related prospectus supplement.

     Unless higher denominations are specified in the related prospectus supplement, each amount set forth pursuant to subclauses (a), (b), (d), (f) and
(g) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial Note Balance, as applicable.

     Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede, as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate owners and Note owners may receive copies of such reports upon written request, together with a certification that they are Certificate owners or Note owners, as the case may be, and payment of any expenses associated with the distribution of those reports, from the Trustee or the Indenture Trustee, as applicable. See " -- Statements to Securityholders" and " -- Book-Entry Registration" above.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of that Securityholder's preparation of federal income tax return. See "Federal Income Tax Consequences."

List of Securityholders

     At such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of: (a) a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and (b) a copy of the communication that the applicants propose to transmit, afford those Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. The Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

     At such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of: (a) a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and (b) a copy of the communication that the applicants propose to transmit, afford those Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture will not provide for holding any annual or other meetings of Noteholders.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

     The following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from Franklin Capital, and certain terms of either: (a) the Pooling and Servicing Agreements to be entered into among the Seller, the Servicer in its individual capacity and as Servicer, the Trustee and any other party, if any, specified in the related prospectus supplement (each, a "Pooling and Servicing Agreement") or (b) (1) the Sale and Servicing Agreements to be entered into among the Seller, the Servicer, in its individual capacity and as Servicer, the Trust and any other party, if any, specified in the related prospectus supplement (which additional party may include, among others, any party providing credit support or other services or any co-trustee) (each, a "Sale and Servicing Agreement") and (2) the Trust Agreements to be entered into between the Seller and the Trustee (each, a "Trust Agreement"). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to as the "Trust Documents". Pursuant to the Trust Documents, the related Trust will be created, the Seller will sell and assign those Receivables to the Trust, Franklin Capital will agree to service those Receivables on behalf of the Trust and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a Securityholder described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the forms of Purchase Agreement and the Trust Documents.

Sale and Assignment of Receivables

     On or prior to the Closing Date with respect to a series of Securities specified in the related prospectus supplement, Franklin Capital will enter into a Purchase Agreement with the Seller pursuant to which Franklin Capital will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing those Receivables and its rights to receive all payments on, or proceeds with respect to, those Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, unless another party is identified in the related prospectus supplement as having so agreed, Franklin Capital will agree that, upon the occurrence of a breach of a representation or warranty under the related Trust Documents with respect to any of the Receivables of a Trust which causes the Seller to be obligated to repurchase a Receivable, the Trustee will be entitled to require Franklin Capital to repurchase such Receivables from the Trust, without recourse to either the Trust or Securityholders of such series. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Trustee and, unless the related prospectus supplement provides otherwise, the third-party credit enhancement provider, if any. In addition, the Trustee will pledge those rights to the Indenture Trustee as collateral for the Notes, if any, and those rights may be enforced directly by the Indenture Trustee.

     On the Closing Date, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interest in the Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents. Concurrently with that transfer and assignment, the Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account.

Eligibility Criteria

     In the Purchase Agreement, Franklin Capital will represent and warrant to the Seller, and in the Trust Documents the Seller will represent and warrant to the Trustee and/or the Indenture Trustee, as the

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

case may be, among other things, that: (a) the information provided with respect to the Receivables is correct in all material respects; (b) the Obligor on each Receivable is required to maintain physical damage insurance in accordance with the Servicer's normal requirements; (c) at the date of issuance of the Certificates and any Notes, the Initial Receivables and on the applicable transfer date of the Subsequent Receivables (the "Subsequent Transfer Date"), if any, the related Subsequent Receivables, as the case may be, are, to the best of its knowledge, free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims against them have been asserted or threatened; (d) at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, each of the Initial Receivables or Subsequent Receivables, as the case may be, is or will be secured by a first perfected security interest in the related Financed Vehicle in favor of Franklin Capital; and (e) each Receivable, at the time it was originated, complied, and at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

     If the related prospectus supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the period specified in the related prospectus supplement (the "Funding Period") pursuant to the Purchase Agreement, the Seller will be obligated to purchase from Franklin Capital and, pursuant to either a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as applicable, sell to the Trust Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that Franklin Capital anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related series. On each Subsequent Transfer Date, Franklin Capital will sell and assign to the Seller, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to the Subsequent Receivables executed by Franklin Capital and the Seller. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Seller a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Subsequent Cutoff Date, which price the Seller will pay to Franklin Capital. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Seller for payment to Franklin Capital so long as the representations and warranties set forth in the preceding paragraph and under "The Receivables -- General" apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. Franklin Capital will convey the Subsequent Receivables to the Seller on each such Subsequent Transfer Date pursuant to the Purchase Agreement and the applicable Subsequent Transfer Agreement (each, a "Subsequent Transfer Agreement") executed by Franklin Capital and the Seller on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to either a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as applicable, and the applicable Subsequent Transfer Assignment (each, a "Subsequent Transfer Assignment") executed by the Seller and the Trustee or the Indenture Trustee, as applicable, on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.

     Any conveyance of Subsequent Receivables to the related Trust will be subject to the following conditions, among others specified in the related prospectus supplement: (a) each such Subsequent Receivable must satisfy the eligibility criteria specified in the second preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related prospectus supplement; (b) Franklin Capital shall have notified the Trustee, the Indenture Trustee, as applicable, the Rating Agencies and any third-party credit enhancement provider, if any, of the Subsequent Receivables to be conveyed to the Seller and from the Seller to the Trust; (c) if and to the extent specified in the related prospectus supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust; (d) neither Franklin Capital nor the Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders; and (e) the Trustee and/or the Indenture Trustee, as applicable, shall have received an executed assignment, and, if required, an officer's certificate and a legal opinion.

     As of the last day of the second (or, if the Seller elects, the first) month following the discovery by the Seller or receipt by the Seller of notice from the Servicer, the Trustee, the Indenture Trustee or the third-party credit enhancement provider, if any, of a breach of any representation or warranty of the Seller which the Trustee, or the Indenture Trustee, as the case may be, determines to materially and adversely affect the interests of the Securityholders in a Receivable, the Seller, unless it cures the breach, will be required to purchase the Receivable from the Trustee and Franklin Capital will be required to purchase the Receivable from the Seller, at a price equal to the amount of outstanding principal of and accrued interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee and other fees and expenses), after giving effect to the receipt of any moneys collected (from whatever source) on the related Receivable, if any (such price is hereinafter referred to as the "Purchase Amount"). The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. The purchase obligation will constitute the sole remedy available to the Securityholders, the Trustee and the Indenture Trustee, if any, and the third-party credit enhancement provider, if any, for any such uncured breach.

Custody of Receivable Files

     Pursuant to the Trust Documents, the Servicer will service and administer the Receivables. The Trust Documents will also designate the Servicer as custodian to maintain possession, as the Trustee's and Indenture Trustee's, if any, agent, of the motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The documents will not be physically segregated from other similar documents that are in the Servicer's possession and will not be stamped or marked to reflect the transfer to a Trust. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables to the Seller and by the Seller to the Trustee will be filed, and Franklin Capital's accounting records and computer systems will be marked to reflect such sale and assignment. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

Accounts

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with the related Indenture Trustee an account, in the name of such Indenture Trustee on behalf of the related Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit enhancement for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of the Trustee on behalf of related Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit or cash flow enhancement for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Distribution Account," and together with the Note Distribution Account, the "Distribution Accounts"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account specified in the related prospectus supplement in the name of the related Trustee on behalf of the related Certificateholders.

     The Servicer will also establish an additional account (the "Payahead Account") in the name of the Trustee or the Indenture Trustee, into which early payments by or on behalf of the Obligors which constitute neither scheduled payments, full prepayments, nor certain partial prepayments as described below ("Payaheads") will be deposited until such time as the payment falls due. Unless otherwise specified in the related prospectus supplement, if the Trust elects to be treated as a grantor trust, the Payahead Account will not be an asset of the Trust, but will be pledged to the Trustee for the benefit of the related Certificateholders and any third-party credit enhancement provider and all Investment Earnings (as defined below) thereon will be for the benefit of, and will be distributable to, the Seller.

     In addition, the Servicer may establish as additional segregated trust accounts, if specified in the related prospectus supplement, a Pre-Funding Account and one or more spread accounts or reserve or other accounts in the name of the Trustee or the Indenture Trustee on behalf of the Securityholders. If and to the extent so specified in the related prospectus supplement, a portion of the net proceeds from the offering of the Securities of a series (such amount, the "Pre-Funded Amount") may be deposited in a segregated account (the "Pre-Funding Account") with the Trustee or Indenture Trustee, as the case may be, for the benefit of the Securityholders. During the Funding Period, the Pre-Funded Amount will be reduced as it is used to purchase Subsequent Receivables subject to the satisfaction of certain conditions specified under "Description of the Purchase Agreements and Trust Documents -- Eligibility Criteria" in this prospectus and otherwise in accordance with the Trust Documents. The maximum amount of the initial Pre-Funding Amount will not exceed 25% of the aggregate principal amount of the Securities as of the date of issuance of the related Securities. The maximum length of the Funding Period will not exceed 90 days from the date of issuance of the Securities. The length of the Funding Period will be set forth in the related prospectus supplement. In any event, the amount of the initial Pre-Funded Amount and the maximum length of the Funding Period is intended not to exceed the aggregate principal balance of Subsequent Receivables satisfying the eligibility criteria that Franklin Capital anticipates it will be able to acquire and convey to the Trust during the Funding Period. Amounts in the Pre-Funding Account may be invested by the Trustee or Indenture Trustee, as applicable, in Eligible Investments (as defined below).

     To the extent a Pre-Funding Account is specified in the related prospectus supplement, the Securities will be prepaid in part on the Distribution Date on which the Funding Period ends (or on the Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related prospectus supplement. In that event, if and to the extent specified in the related prospectus supplement, a limited recourse mandatory prepayment premium (the "Prepayment Premium") may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related prospectus supplement. The amount of the Prepayment Premium, if any, will be specified in the related prospectus supplement. A Trust's obligation to pay the Prepayment Premium shall be limited to funds which are received from the Seller under the Purchase Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making that payment. The ratings of any series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account, the Certificate Distribution Account, any Payahead Account and any Pre-Funding Account, reserve account and other accounts identified as such in the related prospectus supplement (collectively, the "Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement (as applicable) in Eligible Investments. "Eligible Investments" are limited to: (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying each of the Rating Agencies rating the related Securities; (c) commercial paper having a minimum credit rating satisfying each of the Rating Agencies rating the related Securities; (d) investments in money market funds having a minimum credit rating satisfying each of the Rating Agencies rating the related Securities; (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and (f) other investments acceptable to the Rating Agencies rating the related Securities which are consistent with the rating of the related Securities. The related prospectus supplement will specify whether and the extent to which investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the related Receivables or distributed to the Servicer, as additional servicing compensation, the Seller or any other

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

person. Investment Earnings on a Pre-Funding Account will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the Receivables.

         The Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either: (a) a segregated account with an Eligible Institution (as defined below) or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either: (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

         Notwithstanding the foregoing, if the Servicer meets the rating or other requirements, if any, specified in the related prospectus supplement, the Servicer may maintain the Accounts in its own name and may commingle funds therein with its own funds, and remit funds monthly to the Trustee or Indenture Trustee.

Servicing Procedures

         The Servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will be required to continue such collection procedures as it follows with respect to its own motor vehicle retail installment sale contracts, in a manner consistent with the Trust Documents. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates (except that the Servicer may extend the original due dates by periods not to exceed 25 days) or the amount of the scheduled payments (unless the obligor is in default or, in the judgment of the Servicer, such default is imminent) or extend the final payment date of any Receivable beyond the Final Scheduled Distribution Date (as that term is defined with respect to any pool of Receivables in the related prospectus supplement). Some of these arrangements may result in the Servicer being required to purchase the Receivable for the Purchase Amount, while others may result in the Servicer being required to make Advances (as defined in this prospectus). If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

Collections

         The Servicer will be required to deposit all payments on Receivables received (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee (as defined in this prospectus) and reimbursement for Advances, if any, included in such payments) and all proceeds of Receivables collected during each Monthly Period (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any, included in such proceeds) into the Collection Account as specified in the related prospectus supplement. However, at any time that and for so long as: (a) there exists no Servicer Default; (b) the credit enhancement provider, if any, consents; and (c) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the Servicer may in order to satisfy the requirements described above, obtain a letter of credit or other

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security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer. If the conditions specified above are satisfied, the Servicer and the Seller, as the case may be, will be required to remit the aggregate Purchase Amount of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date.

         For purposes of the Trust Documents, collections on a Receivable made during a calendar month preceding a Distribution Date (the "Monthly Period") are required to be applied first to the scheduled payment thereof. To the extent that such collections on a Receivable during a Monthly Period exceed the scheduled payment on such Receivable, the collections (other than Payaheads) are required to be applied to prepay the Receivable in full. In the case of Precomputed Receivables, if the collections are insufficient to prepay the Receivable in full, they generally are required to be treated as Payaheads until such later Monthly Period as such Payaheads may be applied either to the scheduled payment or to prepay the Receivable in full.

Advances

         If and to the extent specified in the related prospectus supplement, the Servicer may be required to advance (each, an "Advance") monthly payments of interest or monthly payments of principal and interest in respect of a delinquent Receivable or Servicer approved deferrals of monthly payments that the Servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to the related Receivable or from other Receivables. The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related prospectus supplement.

Servicing Compensation

         The Servicer is entitled under the Trust Documents to receive or retain, as specified in the related prospectus supplement on each Distribution Date a servicing fee (the "Servicing Fee") for the related Monthly Period at the rate specified in the related prospectus supplement (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of the related Monthly Period. The Servicer is also entitled to retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables. If specified in the related prospectus supplement, the Servicer may be entitled to additional compensation from investment earnings (net of losses) on certain accounts or otherwise. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee, the Supplemental Servicing Fee or any additional compensation from investment earnings for any Monthly Period to and until a later Monthly Period for any reason, including in order to avoid a shortfall in any payments due on any Securities. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.

         The Servicing Fee and the Supplemental Servicing Fee and any other amounts specified in the related prospectus supplement (collectively, the "Servicer Fee") are intended to compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Securityholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements to the Trustee and any Indenture Trustee with respect to distributions and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the Trustee's and the Indenture Trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

         With respect to each Trust, beginning on the Distribution Date specified in the related prospectus

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

supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related prospectus supplement.

Net Deposits

         As an administrative convenience, unless otherwise specified in the related prospectus supplement, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts on the related Receivables for any Trust for or with respect to the related Monthly Period net of distributions to be made to the Servicer for the related Trust with respect to such Monthly Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the third-party credit enhancement provider, if any, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually.

Credit Enhancement

         The amounts and types of credit enhancement, and the provider of any credit enhancement, if any, with respect to each class of Securities will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of the subordination of one or more classes of Securities, a spread account or other type of reserve account, accelerated payments of principal relative to the amortization of the related Receivables, financial guaranty insurance policy or surety bond, letter of credit, credit or liquidity facility, repurchase obligation, third-party payment or other support, cash deposit or such other arrangement, or any combination of two or more of the foregoing, as may be described in the related prospectus supplement. A Trust may also include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates or Notes of a series has a floating interest rate, or if any of the Receivables has a floating interest rate, the related Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. See "The Swap Agreement". If specified in the applicable prospectus supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of credit enhancement is intended to enhance the likelihood of receipt by the credit enhanced Securityholders of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class of Securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series may be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

Evidence as to Compliance

         The Trust Documents will provide that a firm of independent public accountants will furnish to the Trustee and the Indenture Trustee, if any, and the third-party credit enhancement provider, if any, on or before January 31 of each year, beginning in the calendar year following the establishment of the related Trust, a statement as to compliance by the Servicer during the preceding twelve months ended September 30 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) with certain standards relating to the servicing of the Receivables, the Servicer's accounting and computer systems with respect thereto, and certain other matters.

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

         The Trust Documents will also provide for delivery to the Trustee and the Indenture Trustee, if any, and the third-party credit enhancement provider, if any, on or before January 31 of each year, commencing in the calendar year following the establishment of the related Trust, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the applicable Trust Documents throughout the preceding twelve months ended September 30 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Trustee or the Indenture Trustee, as the case may be.

Certain Matters Regarding the Servicer

         The Trust Documents will provide that the initial Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law, and the third-party credit enhancement provider, if any, does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another person. No such resignation will become effective until the Trustee or, if Notes have been issued, the Indenture Trustee, or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Documents.

         The Trust Documents will further provide that neither the Servicer, nor any of its directors, officers, employees, and agents will be under any liability to any Trust or any Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Documents, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties, or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Documents will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Trust Documents and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Documents, the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor out of any Account held by the Trustee or the Indenture Trustee, as applicable.

         Any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Seller, as the case may be, which assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under the Trust Documents. The Servicer may at any time perform its duties as Servicer through one or more subservicers, but no such delegation shall relieve the Servicer of its obligations under the Trust Documents.

Servicer Default

         "Servicer Default" under the Sale and Servicing Agreements or Pooling and Servicing Agreements, as the case may be, will consist of any of the following events:

         (a) any failure by the Servicer (and/or any other party identified in the related prospectus supplement as so obligated) to deliver collections to the Trustee or the Indenture Trustee, as applicable, for deposit in any of the Accounts, which failure continues unremedied for 30 business days after the Servicer receives written notice from the Trustee, the Indenture Trustee or any third-party credit enhancement provider or after discovery of such failure by the Servicer;

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

         (b) any failure by the Seller or the Servicer, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Trust Documents, the Notes or the Certificates which failure materially and adversely affects the rights of Securityholders or any third-party credit enhancement provider and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Seller or the Servicer, as applicable, by the Trustee, the Indenture Trustee or any third-party credit enhancement provider, or (2) to the Seller or the Servicer, as applicable, and to the Trustee or the Indenture Trustee by Securityholders evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series; (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Trustee and, if applicable, Indenture Trustees to such effect and to the effect that the Servicer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default);

         (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or acknowledgement in writing of its inability to pay its obligations; and

         (d) so long as an Insurer Default (as defined in the related prospectus supplement) shall not have occurred and be continuing, an Insurance Agreement Trigger Event (as defined in the related prospectus supplement) shall have occurred.

Rights Upon Servicer Default

         In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing more than 50% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, whereupon the related Indenture Trustee or a successor servicer appointed by that Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing more than 50% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, whereupon such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than that appointment has occurred, such trustee or official may have the power to prevent the related Indenture Trustee, Trustee, Noteholders or Certificateholders from effecting a transfer of servicing. In the event that the related Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding the foregoing, if and to the extent specified in the related prospectus supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

Waiver of Past Defaults

         With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such

Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Accounts in accordance with the related Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Accounts in accordance with the related Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults. Notwithstanding the foregoing, if and to the extent specified in the related prospectus supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

Amendment

         Unless otherwise specified in the related prospectus supplement, each of the Sale and Servicing Agreements and the Pooling and Servicing Agreements, as applicable, may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of the related Noteholders or Certificateholders; provided that such action will not materially and adversely affect the interest of any such Noteholder or Certificateholder. An amendment shall be deemed not to adversely affect the interests of any such holder if either: (a) each Rating Agency rating the Securities confirms in writing that the amendment will not result in a reduction or withdrawal of such rating or (b) none of the Rating Agencies rating the Securities, within 10 days after receipt of notice of such amendment, shall have notified the Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the then current rating of the Securities. Unless otherwise specified in the related prospectus supplement, the Purchase Agreements, Pooling and Servicing Agreements and Sale and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may: (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (b) reduce the aforesaid percentage of the Notes or Certificates of the related series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of the related series.

         In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of the related series, as specified in the related prospectus supplement. In certain cases, the senior classes of securities may have the exclusive right to remove the Servicer, waive defaults or control the disposition of collateral. In addition, because of the relative size of the senior classes to the subordinate classes in most senior/subordinate structures, the senior classes may effectively have voting control over the Trust on matters that require the vote of all classes of securities. In no event, however, will any class of securities have the right to affect the interest rate or payment priorities of another class of Securities.

         Notwithstanding any of the foregoing, if and to the extent specified in the related prospectus supplement, the consent of the third-party credit enhancement provider, if any, for the related series may be required to any such amendment.

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Insolvency Event

         Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders of that Trust and the delivery to the applicable Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the related Trust is insolvent.

Payment of Notes

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except as otherwise provided therein.

Termination

         With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will terminate upon the latest of: (a) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables; (b) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and the payment of any fees or other amounts owing to the third-party credit enhancement provider, if any, for the related Trust; and (c) the occurrence of either event described below or such other events provided in the related prospectus supplement.

         The related prospectus supplement will specify whether the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Monthly Period, when the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage specified in the related prospectus supplement, which will not exceed 50%) or less of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Cutoff Dates), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Monthly Period. If specified in the related prospectus supplement, any such repurchase may require the consent of the third-party credit enhancement provider, if any, of the related series. Any such sale will be without recourse to either the Trust or Securityholders of such series.

         If and to the extent provided in the related prospectus supplement with respect to a Trust, the Trustee or, if Notes are outstanding, the Indenture Trustee, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than 10% of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) specified in the related prospectus supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the Trustee or Indenture Trustee, as applicable, receives satisfactory bids as described in such prospectus supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. If specified in the related prospectus supplement, any such sale may require the consent of the third-party credit enhancement provider, if any, of the related series.

         As more fully described in the related prospectus supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

Duties of the Trustee and Indenture Trustee

         The Trustee and any Indenture Trustee will make no representations as to the validity or sufficiency of the Trust Documents, the Certificates (other than the authentication of the Certificates) or the Notes or any Receivables or related documents, and is not accountable for the use or application by the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates, the Notes or the Receivables. The Trustee and any Indenture Trustee have not independently verified the Receivables. If no Event of Default has occurred, the Trustee or the Indenture Trustee is required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee or the Indenture Trustee under the Trust Documents, in which case it is only required to examine them to determine whether they conform to the requirements of the Trust Documents. The Trustee and any Indenture Trustee shall not be charged with knowledge of a breach of a representation or warranty, or a failure by the Servicer to perform its duties under the Trust Documents which failure constitutes an Event of Default unless the Trustee or the Indenture Trustee obtains actual knowledge of such breach or such failure as specified in the Trust Documents.

         The Trustee and any Indenture Trustee are under no obligation to exercise any of the rights or powers vested in them by the Trust Documents or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to the Trustee or the Indenture Trustee, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Document or any related agreement, unless that holder previously has given to the Trustee or the Indenture Trustee written notice of default and unless the Securityholders then outstanding evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series have made written request upon the Trustee or the Indenture Trustee to institute such proceeding in its own name as Trustee or Indenture Trustee thereunder and have offered to the Trustee or Indenture Trustee reasonable indemnity and the Trustee or Indenture Trustee has, for a period of 30 days, neglected or refused to institute any such proceeding.

The Trustee and the Indenture Trustee

         The Trustee and any Indenture Trustee for each Trust will be specified in the related prospectus supplement. The Trustee or the Indenture Trustee, in its individual capacity or otherwise, may hold Securities in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) with (unless the related prospectus supplement provides otherwise) the consent of the third-party credit enhancement provider, if any, so long as no Insurer Default has occurred and is continuing, shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Trust Documents shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee and any Indenture Trustee may resign at any time, in which event the Seller with (unless the related prospectus supplement provides otherwise) the consent of the third-party credit enhancement provider, if any, so long as no Insurer Default has occurred and is continuing, will be obligated to appoint a successor trustee. The Seller with (unless the related prospectus supplement provides otherwise) the consent of the third-party credit enhancement provider, if any (so long as no Insurer Default has occurred and is continuing), may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust Documents, becomes legally unable to act or becomes insolvent. In those circumstances, the Seller will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. Any Indenture Trustee may be removed as

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set forth in the related prospectus supplement.

         The Trust Documents will provide that the Servicer will pay the Trustee's and any Indenture Trustee's fees. The Trust Documents will further provide that the Trustee and any Indenture Trustee will be entitled to indemnification by the Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Trustee or any Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents). The Trust Documents will further provide that the Servicer will indemnify the Trustee and any Indenture Trustee for certain taxes that may be asserted in connection with the transaction.

Indemnification of the Insurer

         The Trust Documents may provide that the third-party credit enhancement provider with respect to a Trust will be indemnified by the Seller and the Servicer for, and held harmless against, any loss, liability, fee, disbursement or expense incurred by such third-party credit enhancement provider not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents) and arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financial Vehicle.

                               THE SWAP AGREEMENT

         The following summary describes certain terms of a swap agreement that a Trust may enter into in order to reduce its exposure to interest rate risks. The provisions of any particular swap agreement may differ from those described in this section and will be described in the related prospectus supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any swap agreement that is entered into by the related trust.

Payments Under the Swap Agreement

         If specified in the related prospectus supplement, on the Closing Date a Trust will enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with a third-party (the "Swap Counterparty"), as modified to reflect the transactions described below (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

         Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Distribution Date under the Swap Agreement and the Swap Counterparty will generally pay to the Trust amounts equal to the interest or principal payable on the relevant Securities. If the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty generally will not be obligated to make its corresponding payment to the Trust under the Swap Agreement.

         If so specified in the related prospectus supplement, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Trust to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Securities on that date may be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. Under such circumstances, if on a subsequent specified payment date, amounts are available and are paid by the Trust to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Securities on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.

         The Trust generally will not be obligated to pay interest to the Swap Counterparty on any

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shortfalls in payments, and, correspondingly, Certificateholders generally will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.

         Unless the Swap Agreement is terminated early as described below under "--Early Termination of Swap Agreement," the Swap Agreement will terminate on the earlier of: (a) the scheduled maturity date of the Securities and (b) the date on which all amounts due in respect of the Swap Agreement have been paid.

Conditions Precedent

         The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (a) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing and (b) no Early Termination Date (as defined in the Swap Agreement) shall have occurred or been effectively designated.

Defaults under Swap Agreement

         Events of default under the Swap Agreement (each, a "Swap Event of Default") and termination events under the Swap Agreement (each, a "Swap Termination Event") will each be specified in the related prospectus supplement.

Early Termination of Swap Agreement

         Upon the occurrence of any Swap Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date upon the occurrence and continuance of such Swap Event of Default. A Swap Agreement will terminate on an Early Termination Date. With respect to Swap Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Swap Agreement with respect to each Early Termination Date) and will occur only upon notice and, in certain cases, after the party causing the Early Termination Date has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Early Termination Date, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Termination".

         Upon any Swap Termination Event, the Trust or the Swap Counterparty may be liable to make a termination payment to the other party (regardless, if applicable, of which of such parties may have caused the related termination). Such termination payment will be calculated on the basis that the Trust is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions. The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first Distribution Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest rates have changed significantly, be substantial.

         The related prospectus supplement will specify whether the defaulting party will or will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Swap Event of Default or Swap Termination Event.

         Generally, if a Swap Termination Event occurs, the principal of each class of Securities will become immediately payable and the Trustee will be obligated to liquidate the assets of the Trust. In any such event, the ability of the Trust to pay interest and/or principal on each class of Securities will depend on: (a) the price at which the assets of the Trust are liquidated; (b) the amount of the swap termination payment, if any, which may be due to the Swap Counterparty from the Trust under the Swap Agreement; and (c) the amount of the swap termination payment, if any, which may be due to the Trust from the Swap

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Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the assets of the Trust are not sufficient to make all payments due in respect of the Securities and for the Trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in the related prospectus supplement, and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the relevant Securities. If a Swap Termination Event occurs and the Trust does not terminate, the Trust will not be protected from the interest rate fluctuations hedged by the Swap Agreement, and payments to Noteholders and Certificateholders may be adversely affected.

        Generally, the applicable Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture will provide that upon the occurrence of: (a) any Swap Event of Default arising from any action taken, or failure to act, by the Swap Counterparty or (b) a Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the Trustee may and will, at the direction of the requisite percentage of the Securityholders specified in such agreement, by notice to the Swap Counterparty, designate an Early Termination Date with respect to the Swap Agreement. If a Swap Termination Event occurs because the Trust or the Seller becomes subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, the Trustee will be required by the terms of such agreement to terminate the Swap Agreement.

Taxation

         Neither the Trust nor the Swap Counterparty will be obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.

         In the event that any withholding or similar tax is imposed on payments by the Trust to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Trust under the Swap Agreement will remain the same. In either such event, payments on the Securities may be subject to reduction in proportion to the amount so deducted or withheld. In either such event, a specified percentage of the Securityholders may direct the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust, as described above under "--Termination Events".

Assignment

         The related prospectus supplement will describe the conditions under which the Trust or the Swap Counterparty will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. The Swap Counterparty shall have no obligation to assign the Swap Agreement, obtain a replacement swap agreement or collateralize its payment obligations thereunder in the event of a ratings downgrade, and neither the Trust nor the Securityholders will have any remedy against the Swap Counterparty if the Swap Counterparty fails to make such an assignment, obtain a replacement swap agreement or collateralize its payment obligations thereunder. In the event that the Swap Counterparty does not elect to assign the Swap Agreement, obtain a replacement swap agreement or collateralize its payment obligations thereunder, the Swap Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable Rating Agency, in each case such that the ratings of the Securities by the applicable Rating Agency will not be withdrawn or reduced.

Modification and Amendment of Swap Agreement

         The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement will contain provisions permitting the Trustee to enter into any amendment of the Swap Agreement in order to: (a) cure any ambiguity or mistake;
(b) correct any defective provisions or correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Agreement; or (c) add any other provisions with respect to matters or questions arising under the Swap Agreement; provided, in the

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case of clause (c) that such amendment will not adversely affect in any material respect the interest of any specified Securityholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any Securityholder if the applicable Rating Agency rating the Securities delivers a letter to the Trustee to the effect that the amendment will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Securities, or if the Trustee has provided the applicable Rating Agency rating the Securities with 10 days prior written notice of the amendment, and the applicable Rating Agency shall not have notified the Trustee that the amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any class of Securities.

Governing Law

     The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.

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                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

     The retail installment sale contracts ("Contracts") are "chattel paper" as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated ("UCC"). Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.

     Franklin Capital will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will represent and warrant that the Trust, subject to the interest of the third-party credit enhancement provider, if any, has good title, free and clear of liens and encumbrances, to each Contract on the Closing Date or the Subsequent Transfer Date, as applicable. Under the Trust Documents, Franklin Capital, as Servicer, will have possession of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as custodian and agent of the Trustee and Indenture Trustee, if any. The Contracts will not be physically marked to indicate the ownership interest thereof by the Trust. UCC-1 financing statements will also be filed with the California and Utah Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. Franklin Capital will agree in the Trust Documents to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a Financed Vehicle.

Security Interests in Vehicles

     Substantially all of the Financed Vehicles were registered in the states where the related Contracts were originated. Security interests in motor vehicles registered in the State of California may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in motor vehicles registered in most other states are perfected, generally, in a similar manner. The Seller will represent and warrant to each related Trust in the Trust Documents that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts have been taken. If the Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle. Each Receivable in a pool, unless that related prospectus supplement indicates otherwise, typically prohibits the sale or transfer of the Financed Vehicle without the Servicer's consent.

     Perfection of security interests in the motor vehicles is generally governed by the motor vehicle registration laws of the state in which the motor vehicle is registered. In California and the other states in which the Receivables have been originated, a security interest in a motor vehicle generally may be perfected only by causing such motor vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in California and such other states by depositing with the applicable state's motor vehicles registrar, or similar authority, along with any necessary registration fees, the motor vehicle's certificate of title and an application containing the name and address of the secured party.

     Pursuant to the Purchase Agreement, Franklin Capital will assign its security interests in the Financed Vehicles securing the Receivables to the Seller and, pursuant to the Trust Documents, the Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Trustee. However, because of the administrative burden and expense, the Servicer, the Seller and the Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trustee pursuant to the Trust Documents.

     Under the law of California and most other states, assignments such as those under the

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Purchase Agreement and the Trust Documents are an effective conveyance of a security interest without amendment of any security interest noted on a motor vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Servicer's security interest on the certificates of title or the Servicer's possession of the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a perfected security interest was not obtained, the Trust's security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles, lienholders and holders of perfected security interests. Such a failure, however, would constitute a breach of Franklin Capital's warranties under the Purchase Agreement and of the Seller's warranties under the Trust Documents and would create an obligation of Franklin Capital and/or another party, if any, designated, in the related prospectus supplement, under the Purchase Agreement and of the Seller and/or another party, if any, designated, in the related prospectus supplement, under the Trust Documents to purchase the related Receivable unless the breach is cured. The Seller will assign its rights under the Purchase Agreement to the Trust. By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence.

     Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after a motor vehicle is moved to a state other than the state in which it is initially registered and thereafter until the motor vehicle owner re-registers the motor vehicle in the new state. A majority of states, including California, generally require surrender of a certificate of title to re-register a motor vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the motor vehicle, or, in the case of motor vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the motor vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a motor vehicle, Franklin Capital must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Trust Documents, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of California, Texas and most other states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to certain federal tax liens over the security interest of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Franklin Capital will represent to the Seller and the Seller will represent to each related Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Trustee, the Indenture Trustee, if any, or any Securityholders in the event such a lien arises or confiscation occurs.

Repossession

     In the event of a default by motor vehicle purchasers, the holder of the Contract has all the remedies of a secured party under the UCC, except where specifically limited by other laws. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). Contracts originated in other states are subject to retail installment sale laws and similar laws of those states. The

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provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a motor vehicle is voluntarily surrendered, self-help repossession by outside agencies is the method employed by the Servicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed motor vehicle. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the motor vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the motor vehicle must then be repossessed in accordance with that order. In certain states under certain circumstances after the motor vehicle has been repossessed, the Obligor may reinstate the contract by paying the delinquent installments on the contract and other amounts due.

Notice of Sale; Redemption Rights

     In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed motor vehicles are generally resold by the Servicer through automobile auctions which are attended principally by automotive dealers.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the repossessed motor vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the Obligor on the Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Under California law, the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed motor vehicles under Contracts originated in most other states is similar. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any lien with respect to the motor vehicle or, if no such lienholder exists, to the former Obligor.

Insolvency Matters

     Franklin Capital intends that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of Franklin Capital. However, if Franklin Capital were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the "Insolvency Laws"), a creditor or trustee in bankruptcy thereof, or Franklin Capital as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale

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and/or that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of Franklin Capital. The Seller has taken and will take steps in structuring the transactions contemplated hereby and by any prospectus supplement that are intended to minimize the risk that the voluntary or involuntary application for relief under any Insolvency Law would result in the assets and liabilities of the Seller being consolidated with the assets and liabilities of any other person. Nevertheless, if Franklin Capital were to become a debtor under any Insolvency Laws, and such positions -- that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of its bankruptcy estate and/or that the assets and liabilities of the Seller should be consolidated -- were presented to or accepted by a court, then delays in payments to Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in such Receivables. See "The Seller."

     In addition, in a case recently decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, that Circuit Court found that "accounts," a defined term under the Uniform Commercial Code, sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If Franklin Capital or the Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Soldiers' and Sailors' Civil Relief Act of 1940, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Rees-Levering Act and state motor vehicle retail installment sale acts, retail installment sale acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's (such as the Trust's) ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees, such as the Trust) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor

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Vehicle Information and Cost Savings Act require that all sellers of new and used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed motor vehicle, the obligor may be able to assert a defense against the seller of the motor vehicle.

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Franklin Capital and the Seller will warrant under the Purchase Agreement and the Trust Documents, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and the Trustee or the Indenture Trustee, as the case may be, determines that such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of warranty under the Purchase Agreement and the Trust Documents. In that event, Franklin Capital and the Seller would be obligated to repurchase the Receivable, without recourse to the Trust or the related Securityholders, unless the breach is cured.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to resale upon collateral or enforce a deficiency judgment. For example, in a proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Transfers of Vehicles

     The Receivables in a pool, unless the related prospectus supplement indicates otherwise, typically prohibit the sale or transfer of the motor vehicle securing a Receivable without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer generally will not consent to a sale or transfer without prepayment of the Receivable. However, in certain circumstances the Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                         FEDERAL INCOME TAX CONSEQUENCES

     The entire discussion which follows under the caption "Federal Income Tax Consequences," insofar as it constitutes statements of law or legal conclusions, represents the opinion of Morrison & Foerster LLP ("Federal Tax Counsel") and is subject to the qualifications set forth herein. The discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders such as dealers in securities or foreign currency, banks, thrifts, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt entities, S corporations, persons that hold Notes or Certificates as a position in a straddle, or as part of a synthetic security or hedge, conversion

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transaction or other integrated investment or through an entity that is treated as a pass-through for tax purposes, and persons that have a functional currency other than the U.S. dollar. In addition, this summary is generally limited to investors who will hold the Certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on many of the issues discussed below or on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and Certificates, and no ruling on any of the issues discussed below will be sought from the IRS. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Noteholders and Certificateholders will vary depending on whether the Trust will be treated for federal income tax purposes as a partnership (or as a "disregarded entity" in the event there is a single beneficial owner of the Certificates) or as a grantor trust. Each Trust will receive an opinion of Federal Tax Counsel regarding the tax characterization of the Trust, the Notes, and, if applicable, the Certificates. An opinion of Federal Tax Counsel is not, however, binding on the IRS or the courts.

      TRUSTS TREATED AS PARTNERSHIPS OR DISREGARDED ENTITIES (OWNER TRUSTS)

     The following is a general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust referred to as an "owner trust" in the applicable prospectus supplement (a "Trust"), subject to the qualifications set forth in this prospectus. These statements are intended as an explanatory discussion of the related federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, investors are urged to consult their own tax advisors with regard to the tax consequences of investing in Notes or Certificates.

     Federal Tax Counsel will issue its opinion, subject to the assumptions set forth therein, that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Federal Tax Counsel's conclusion that either the nature of the income of the Trust will exempt it from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or the trust will for another reason not be treated as a publicly traded partnership.

     If the IRS were to successfully assert that the Trust was a publicly traded partnership taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Holders of the Notes Issued by a Partnership or a Disregarded Entity

     Treatment of the Notes as Indebtedness. The Sellers will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax

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Counsel will, except as otherwise provided in the related prospectus supplement, deliver its opinion, subject to the assumptions set forth therein, that the proper characterization of the Notes is as indebtedness for federal income tax purposes. The discussion below assumes that this income tax characterization of the Notes is correct.

     Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the Notes are not Strip Notes and that the Notes have a fixed maturity greater than one year after their issue date. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e, any excess of the "Stated redemption price at maturity" of the Notes over their issue price) does not exceed a de minimis amount (i.e., generally 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. In determining whether any OID on the Notes is de minimis, the Seller expects to use a reasonable assumption regarding prepayments to determine the weighted average maturity of the Notes. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions the Notes generally will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's regular method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, only as principal payments are made on the Note. However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount and premium on the Note using the constant yield method. See "Trusts Treated as Grantor Trusts -- Election to Treat All Interest as Original Issue Discount" for a discussion of such election. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the bond premium amortization or market discount rules of the Code.

     A Noteholder of a Note that has a fixed maturity date of not more than one year from the issue date of that Note (a "Short-Term Note") may be subject to special rules. An accrual basis Noteholder of a Short-Term Note (and certain other taxpayers, including, banks, regulated investment companies, dealers in securities, cash method Noteholders who so elect, and others as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the taxpayer. Other cash basis Noteholders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Noteholder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Noteholder that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Noteholder would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (not including accrued but unpaid interest) and the holder's adjusted tax basis in the Note (not including accrued but unpaid interest). The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such gain or loss would be long-term capital gain or loss

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if the holder's holding period exceeded one year. The maximum rate of federal income taxation on net long-term capital gains realized by a non-corporation is 20% with respect to capital assets held for more than one year. A special lower rate of 18% on net capital gain is available to individuals to the extent the gain is derived from investments held for more than five years. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus not more than $3,000 of other income.

     Backup Withholding. Payments made on, and proceeds from the sale of Notes may be subject to "backup" withholding at the rate of 30.5% (or a lower rate in future years) unless the holder complies with certain identification requirements. Any amounts withheld will be allowed as a credit against the holder's federal income tax, provided that the required information is provided to the IRS. Generally, backup withholding will apply unless a Noteholder (other than an exempt Noteholder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account) will be required to certify under penalties of perjury on a properly completed Form W-9 the Noteholder's name, address, correct federal taxpayer identification number, that the Noteholder is not subject to backup withholding and that the Noteholder is a "U.S. Person" (as defined below).

     Foreign Owner. As used in this prospectus, a "U.S. Person" means a citizen or resident of the United States; a corporation or a partnership (or an entity treated as a corporation or partnership for federal income tax purposes) organized in or under the laws of the United States or any political subdivision of the United States (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise); an estate, the income of which is subject to U.S. federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting those requirements. A "Foreign Owner" means a person other than a U.S. Person and persons subject to rules applicable to certain former citizens or residents of the United States.

     Interest paid (or accrued) to a Noteholder who is a Foreign Owner generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and: (i) the Foreign Owner is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding certificates issued by the Trust) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code; (ii) the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;
(iii) the interest is not contingent interest described in Section 871(h)(4) of the Code; and (iv) the Foreign Owner does not bear specified relationships to any Certificateholder.

     To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on a properly completed Form W-8BEN (or approved substitute form), or, if applicable, Form W-8IMY accompanied by applicable Forms W-8BEN (or approved substitute form). If a Note is held through a securities clearing organization or other financial institution, the organization may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner, and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or approved substitute form), within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate certification on Form W-8BEN (or approved substitute form), including the Foreign Owner's US taxpayer identification number and signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty, or, if applicable, Form 8-IMY accompanied by

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applicable Forms W-8BEN (or approved substitute form).

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner, and in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

     If the interest paid or accrued, or capital gain realized on a Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, the Foreign Owner will be subject to United States federal income tax on such interest, or capital gain at graduated rates. Such interest, or capital gain should not be subject to withholding tax provided that the Foreign Owner provides a properly executed Form W-8ECI (or successor form) stating that interest paid is not subject to withholding because it is effectively connected with the Foreign Owner's conduct of a trade or business in the United States.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation with the adverse consequences described above, and would not be able to reduce its taxable income by deductions for interest expense on the notes recharacterized as equity. Alternatively, and more likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. However, even if the trust qualified for such exception, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income of certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income of foreign investors generally would be subject to U.S. federal income tax payments, tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Tax Consequences to Holders of the Certificates Issued by a Partnership

     Treatment of the Trust as a Partnership. With respect to any Trust intended to be a partnership for tax purposes, as set forth in the related prospectus supplement, each Seller and Franklin Capital will agree, and the Certificateholders, by their purchase of Certificates will be deemed to have agreed, to treat the Trust as a partnership for federal, state and local tax purposes, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of such an arrangement involving the Trust, the Certificates, the Notes, the Sellers and Franklin Capital is not clear because there is no authority on any closely comparable transaction.

     For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of either the related Seller or the Trust. Generally, provided such Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared with the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related prospectus supplement. The following discussion assumes that the Certificates represent equity interests in a partnership for federal income tax purposes.

     Strip Certificates, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, or indexed Certificates and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable prospectus supplement.

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     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Unless otherwise specified in a prospectus supplement, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of: (a) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (b) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (c) prepayment premium payable to the Certificateholders for such month; and (d) any other amounts of income payable to the Certificateholders for such month; minus (e) any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Except as provided below, losses and deductions generally will be allocated to the Certificateholders only to the extent the Certificateholders are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to Certificateholders could be characterized as capital losses, and the Certificateholders generally would only be able to deduct those losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

     Although not free from doubt, based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations. The IRS may, however, require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis regardless of their normal method of tax accounting and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust. See (" -- Tax Consequences to Holders of the Certificates Issued by a Partnership --
Section 754 Election" below).

     For each taxable year of the Certificateholder, the Certificateholder will be required to report items of income, loss and deduction allocated to them by the Trust for the Trust's taxable year that ends on or before the last day of that taxable year of the Certificateholder. The Code prescribes rules for determining the taxable year of the Trust that generally require a partnership to adopt a taxable year which, on certain testing dates, constituted the taxable year of one or more partners having (on such dates) an aggregate interest in partnership profits and capital of more than 50 percent (the "majority interest taxable year"). In the event that there is no majority interest taxable year, the Trust must generally adopt the taxable year of all the Certificateholders having a 5 percent or greater interest in the capital or profits of the Trust. Accordingly, the taxable year of the Trust may or may not be the calendar year.

     All or some of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will

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constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     Depending upon whether the Trust is deemed engaged in a trade or business, an individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) could be deductible only as miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holders' being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Such deductions may also be subject to reduction under
Section 68 of the Code if the individual's adjusted gross income exceeds certain limits. Moreover, non-corporate Certificateholders might not be able to deduct such expenses for purposes of the alternative minimum tax.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables will not be issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement so provides. Any such allocation will be disclosed in the related prospectus supplement.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate as a partnership for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to have contributed its assets to the Trust, as a new partnership, and to have distributed the interests in the new partnership in liquidation to the Certificate owners. The Trust does not intend to comply with certain technical requirements that might apply should such a constructive termination occur. As a result, the Trust may be subject to certain tax penalties and to additional expenses if it is required to comply with those requirements.

     Disposition of Certificates. Generally, gain or loss will be recognized on a sale or exchange of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income includible in income (including for the taxable year of sale) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share, as determined for federal income tax purposes, of the liabilities of the Trust (including the Notes). A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, to allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables generally would be treated as ordinary income to the holder and would give rise to special tax reporting requirements. To avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues, thereby eliminating any ordinary income amount to a selling Certificateholder.

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         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Any gain or loss on a sale or exchange of a Certificate generally would be capital gain or loss. The maximum rate of federal income taxation for an individual Certificateholder on net long-term capital gains is 20% with respect to capital assets held for more than one year. A special lower rate of 18% on net capital gain is available to individuals to the extent the gain is derived from investments held for more than five years. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus not more than $3,000 of other income.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase takes place.

         The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. In that event or in the event future Treasury regulations provide for an additional allocation method the Trust's method of allocation between transferors and transferees may be revised to conform to such regulations.

         Section 754 Election. In the event that an original Certificateholder sells Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets cannot be adjusted to reflect that higher (or lower) basis unless the Trust files an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping adequate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books. Such books will be maintained for financial reporting and tax purposes on an accrual basis. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes: (a) the name, address and taxpayer identification number of the nominee and (b) as to each beneficial owner (1) the name, address and taxpayer identification number of such person,
(2) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust.

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The information referred to above for any calendar year must be furnished to the
Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         Each Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the filing of the partnership return or the last day for the filing of the partnership return (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. As a tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificateholders with a less than 1 percent interest in the Trust (except for any group of those Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a "notice group" of Certificateholders and notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under some circumstances may pursue a claim for credit or refund on its own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder should consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. As discussed below, an investment in a Certificate is not suitable for any Foreign Owner which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such Foreign Owner.

         No regulations, published rulings or judicial decisions exist that discuss the characterization for federal withholding tax purposes with respect to a Foreign Owner (as defined above in "Trusts Treated as Partnerships or Disregarded Entities (Owner Trusts) -- Tax Consequences to Holders of Notes Issued by a Partnership or a Disregarded Entity") of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Owner. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust allocable to a Foreign Owner would be subject to Federal withholding, at the highest applicable tax rate, currently 35%, for persons taxable as a corporation, and currently 39.1% (subject to reduction in future years) for all other Foreign Owners. Also, in such cases, a Foreign Owner that is a corporation may be subject to the branch profits tax. If the Trust is notified that a Certificateholder is a Foreign Owner, the Trust intends to withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8BEN (or approved substitute form or applicable successor form) or IRS Form W-9 (or approved substitute form).

         If a Trust is engaged in a trade or business, each Foreign Owner of a Certificate will be required to file a United States federal individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A Foreign Owner who believes the Trust is not engaged in a U.S. trade or business generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not so engaged. However, interest payments made to (or accrued by) a Certificateholder who is a Foreign Owner may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest may not be considered "portfolio interest" which may qualify for exemption from taxation. As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Foreign Owners of

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Certificates could be subject to United States federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a Foreign Owner, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A Foreign Owner would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential Foreign Owner is encouraged to consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 30.5% (or a lower rate in future years) if, in general, the Certificateholder fails to comply with certain certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Amounts withheld will be allowed as a credit against the holder's federal income tax, provided that the required information is provided to the IRS. Generally, backup withholding will apply unless a Certificateholder (other than an exempt Certificateholder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, or individual retirement account) completes a proper tax certification, under penalties of perjury, on the appropriate IRS Form W-8 (or approved substitute form) or Form W-9 (or approved substitute form).

                        TRUSTS TREATED AS GRANTOR TRUSTS

         Tax Characterization of the Trust as a Grantor Trust. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the certificates of a Trust referred to as a "grantor trust" in the applicable prospectus supplement (a "Grantor Trust"). It is intended as an explanation of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related federal income tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, investors are urged to consult their own tax advisors with regard to the tax consequences of investing in certificates of a Grantor Trust ("Grantor Trust Certificates").

         As specified in the related prospectus supplement, Federal Tax Counsel will deliver its opinion, subject to the assumptions set forth therein, that a Trust which is intended to be a grantor trust for federal income tax purposes will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under the Code. In this case, beneficial owners of Grantor Trust Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of either an undivided interest in a single debt obligation held by the Grantor Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate, or an interest in each of the Receivables and any other Trust property.

         Whether a Grantor Trust will be treated as the owner of a single debt obligation, or of the underlying Receivables and any other Trust property, will depend on whether the transaction in which the Sellers transfers the Receivables to the Grantor Trust is viewed as a sale or a loan for federal income tax purposes. The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished and the transferee has obtained substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. The relevant pooling and servicing agreement will express the intent of the Seller to sell, and the Grantor Trust Certificateholders to purchase, the Receivables, and the Seller and each Grantor Trust Certificateholder, by accepting a beneficial interest in the Grantor Trust Certificate, will agree to treat the Grantor Trust Certificates as ownership interests in the Receivables and any other Trust property.

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         Treatment as Ownership of Single Debt Obligation. If a Grantor Trust
Certificateholder was considered to own an undivided interest in a single debt obligation, the principles described under "Trusts Treated as Partnerships or Disregarded Entities (Owner Trusts) -- Tax Consequences to Holders of the Notes Issued by a Partnership or a Disregarded Entity" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Grantor Trust Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

         The Grantor Trust Certificates would be subject to OID rules, described below under "-- Stripped Bonds and Stripped Coupons" and "-- Original Issue Discount." In determining whether any OID on the Grantor Trust Certificates is de minimis, the Seller expects to use a reasonable prepayment assumption to determine the weighted average life of the Grantor Trust Certificates. OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Grantor Trust Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Grantor Trust Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificateholder purchased those certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID). See "-- Market Discount" below.

         Treatment as Ownership of Interest in Receivables. The remainder of the discussion in this prospectus assumes that a Grantor Trust Certificateholder will be treated as owning an interest in each Receivable and the proceeds from each Receivable, and any other Trust property, although for administrative convenience, the Servicer will report information on an aggregate basis as though all of the Receivables were a single obligation. The amount and, in some instances, the character, of the income reported to a Grantor Trust Certificateholder may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

         Each Grantor Trust Certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with that Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, market discount, premium, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the Servicer, and any gain recognized upon collection or disposition of the Receivables. Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such holder's other miscellaneous itemized deductions exceed two percent of such holder's adjusted gross income. Such deductions may also be limited by Code
Section 68 for an individual whose adjusted gross income exceeds certain limits. Moreover, non-corporate Grantor Trust Certificateholders cannot deduct such expenses for purposes of the alternative minimum tax.

         A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. Because interest accrues on the Receivables over differing monthly periods and is paid in arrears and interest

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collected on a Receivable generally is paid to Grantor Trust Certificateholders in the following month, the amount of interest accruing to a Grantor Trust Certificateholder during any calendar month will not equal the amount of interest distributed in that month. The actual amount of discount on a Receivable generally will be includible in income as principal payments are received on the Receivables. See "-- Market Discount" below. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.

         Discount and Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. In determining whether a Grantor Trust Certificateholder has purchased its interest in the Receivables held by the related Trust at a discount or premium and whether the Receivables have OID, market discount, or amortizable premium, a portion of the purchase price of a Grantor Trust Certificate should be allocated to the Grantor Trust Certificateholder's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed. As a result the portion of the purchase price allocable to a Grantor Trust Certificateholder's undivided interest in the Receivables will be increased or decreased, as applicable, and the potential OID, market discount, or amortizable premium on the Receivables could be increased or decreased accordingly.

         Premium. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium over the "stated redemption price at maturity" of the Receivables may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The tax basis to such Grantor Trust Certificateholder in such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is unclear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of that Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize that premium, it appears that that loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30,1997 the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the Grantor Trust Certificates consult their tax advisors regarding the possible application of these final regulations.

         Stripped Bonds and Stripped Coupons. In the absence of comprehensive regulations, the tax treatment of stripped bonds is unclear. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating

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any original issue discount. Generally, under Treasury regulations relating to
Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) that Stripped Bond will be considered to have been issued with OID. See "-- Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, although the matter is not entirely clear, the Trust intends to take the position that interest income on the Grantor Trust Certificates up to the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, assuming all other requirements for treatment as qualified stated interest are satisfied, and such income will be so treated in the Trustee's tax information reporting.

         Original Issue Discount. When Receivables have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on that Receivable for each day on which it owns a Grantor Trust Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the Trust intends to calculate the daily portions of OID with respect to a Receivable generally as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding:

 .   the present value of all remaining payments to be received on the Receivable under the prepayment assumption, if any, used in respect of the Receivables, and

 .   any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period.

         No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code), based on the amount of the purchase price paid by the Grantor Trust Certificateholder for the Grantor Trust Certificate that is allocable to the Receivable and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

         With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. The Trust intends to account for OID, if any, reportable by Grantor Trust Certificateholders by reference to the price paid for a Grantor Trust Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors regarding the proper calculation of OID taxable to them.

         Market Discount. A Grantor Trust Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess

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of the portion of the principal amount of a Receivable allocable to a Grantor
Trust Certificateholder's undivided interest in the Receivable over that Grantor Trust Certificateholder's tax basis in the undivided interest in the Receivable. Market discount with respect to a Receivable will be considered to be zero if the market discount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by its weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with respect to which there is OID, the amount of market discount that accrues during any accrual period would be equal to the product of: (i) the total remaining market discount; and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. If a Grantor Trust Certificate is issued with respect to which there is no OID, the amount of market discount that accrues during a period is equal to the product of: (i) the total remaining market discount; and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, for example, the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquires a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as Original Issue Discount. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. See " -- Market Discount" above. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is

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acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See " -- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable except with the approval of the IRS.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the amount of OID, market discount (if any), and gain previously included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by payments of principal, OID previously received by the seller on the Grantor Trust Certificate, and any amortized premium. Subject to the discussion of market discount above, such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term if the Grantor Trust Certificate has been owned for the requisite holding period.

     Foreign Owners. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 of the Code to a Grantor Trust Certificateholder that is: (i) a Foreign Owner (as defined under "Trusts Treated as Partnerships or Disregarded Entities (Owner Trusts) -- Tax Consequences to Holders of the Notes Issued by a Partnership or a Disregarded Entity -- Foreign Owner"); or (ii) a person holding on behalf of a Foreign Owner, as well as accrued OID recognized by the Foreign Owner on the sale or exchange of that Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons, if that Foreign Owner complies with specified identification requirements (including delivery of a properly completed IRS Form W-8BEN with appropriate certifications. Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30.5% (or a lower rate in future years) may be required with respect to payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                            STATE AND LOCAL TAXATION

     The discussion above does not address the tax treatment of a Trust, the Certificates, the Notes or the holders of Certificates or Notes of any series under state and local tax laws. Prospective investors are encouraged to consult their own tax advisors regarding state and local tax treatment of the Trust, the Certificates, the Notes and the consequences of purchase, ownership or disposition of the Certificates and Notes under any state or local tax law.

                              ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider:

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     (a) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     (b) whether the investment satisfies the diversification requirements of
Section 404 of ERISA;

     (c) whether the investment is in accordance with the documents governing the plan; and

     (d) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of such plans or arrangements investing in such entity (collectively, "Plan(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA, and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, the Indenture Trustee, the Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available.

     Moreover, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Property and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust between the Seller, the Trustee, the Indenture Trustee, the Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the Trust Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

     With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III.B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III.B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (a) secured consumer receivables, (b) secured credit instruments, (c) obligations secured by residential or commercial real property, (d) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (e) guaranteed governmental mortgage pool certificates or (f) an undivided fractional interest in any of the obligations listed in clauses (a)-(e) above.

     If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates

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

by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by: (a) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ("Underwriter"), (b) the Seller, (c) the Servicer (or any other servicer), (d) the Indenture Trustee or Trustee, (e) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, (f) any insurer and (g) any affiliate or successor of a person described in (a) to (f) above (the "Restricted Group").

     If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with: (a) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Seller or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (1) an obligor with respect to 5 percent or less of the fair market value of the Receivables or (2) an affiliate of such a person; (b) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans; and (c) the holding of Certificates by Plans.

     If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust and the Trust Property.

     The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

     The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

     (a) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (b) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust;

     (c) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. ("National Credit Rating Agencies");

     (d) Neither the Indenture Trustee nor the Trustee is an affiliate of any other member of the Restricted Group (as defined above);

     (e) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the

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

Certificates. The sum of all payments made and retained by the Seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (f) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     (g) The trust fund must also meet the following requirements:

         (1) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         (2) certificates in such other investment pools must have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

         (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust and the Trust Property as specified in the related prospectus supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Trust Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Trust Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust and the Trust Property, if so specified in the related prospectus supplement.

     Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

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

     Any Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                    RATINGS

     As a condition of issuance, the offered Securities of each series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency") as specified in the related prospectus supplement. The ratings will be based on the Receivables related to each series, the terms of the Securities, and the subordination and any credit enhancement provided therefor. We cannot assure you that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement. The ratings of any Securities with respect to which a prepayment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named in the related Underwriting Agreement and in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all the Securities described in the Underwriting Agreement which are offered by this prospectus and the related prospectus supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each prospectus supplement will either: (a) set forth the price at which each class of Securities being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (b) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The Trustee or the Indenture Trustee, if any, may, from time to time, invest funds held by it in any accounts in Eligible Investments acquired from one or more of the underwriters.

     Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other classes.

     The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

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

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

     The distribution of any series of Securities in Canada ("Canadian Securities") is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of any Canadian Securities are effected. Accordingly, any resale of any Canadian Securities must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of any Canadian Securities.

Representations of Purchasers

     Each purchaser of any Canadian Securities who receives a purchase confirmation will be deemed to represent to the Seller, the Trust and the dealer from whom such purchase confirmation is received that: (a) such purchaser is entitled under applicable provincial securities laws to purchase such Canadian Securities without the benefit of a prospectus qualified under such securities laws; (b) where required by law, that such purchaser is purchasing as principal and not as agent; and (c) such purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action and Enforcement

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

     The Trust, the Seller, the Servicer, the Trustee, the Indenture Trustee and their respective directors and officers, if any, as well as the experts named in this prospectus, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the related Trust or such persons. All or a substantial portion of the assets of the related Trust and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the related Trust or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Trust or persons outside of Canada.

Notice to British Columbia Residents

     A purchaser of any Canadian Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of any Canadian Securities acquired on the same date and under the same prospectus exemption.

                              AVAILABLE INFORMATION

     Franklin Receivables LLC has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act with respect to the Securities offered pursuant to this prospectus. Each Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Seller files on behalf of each related Trust reports and other information required under the prospectus and related prospectus supplement with the Commission. Reports and other information with respect to each Trust

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

and the Registration Statement, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may be able to obtain copies of such materials and the Registration Statement from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, you may be able to access the Registration Statement electronically at the Commission's site on the World Wide Web located at http://www.sec.gov. at which users can view the Registration Statement through the Electronic Data Gathering Analysis and Retrieval ("EDGAR") system.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Servicer or the Seller on behalf of each Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this prospectus and the related prospectus supplement and to be a part of this prospectus and the related prospectus supplement from the respective dates of filing of such documents. Any statement contained in this prospectus or in a document, all or any portion of which is deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the related prospectus supplement to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the related prospectus supplement.

     The Servicer will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or verbal request of any such person, a copy of any or all of the information that has been incorporated in this prospectus by reference (not including exhibits to that information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Requests for such copies should be directed to Les Kratter, Esq., One Franklin Parkway, San Mateo, California 94403 (telephone (605) 312-4018).

                                 LEGAL OPINIONS

     Unless otherwise specified in the prospectus supplement, certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of each series will be passed upon for the Seller and the Servicer by Morrison & Foerster LLP, and certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of such series will be passed upon for the Underwriter of the Certificates and the Notes, if any, of such series by counsel to the Underwriter.

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                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, any globally offered series of Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes and, if the related prospectus supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and Indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Withholding Taxes and Documentation Requirements

         A beneficial owner of Global Securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(b) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). In certain circumstances, beneficial owners of Global Securities that are non-U.S. Persons may be able to obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (claiming treaty benefits), on which the beneficial owner's U.S. taxpayer identification number and other required information is provided. Form W-8BEN may be filed by the beneficial owners or their agents.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of Global Securities or his agent must submit the appropriate form to the person through whom it holds its beneficial interest (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI (and a Form W-8BEN on which a U.S. taxpayer identification number is not provided) generally remains in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

         The term "U.S. Person" means a citizen or resident of the United States; a corporation or a partnership (or an entity treated as a corporation or partnership for federal income tax purposes) organized in or under the laws of the United States or any political subdivision of the United States (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise); an estate, the income of which is subject to U.S. federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting those requirements. A "non-U.S. Person" means any person who is not a U.S. Person and persons subject to rules applicable to certain former citizens or residents of the United States.

         This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holdings and disposing of the Global Securities.

                              INDEX OF TERMS

     Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found.

1992 Master Agreement................................................57
Accounts.............................................................48
Actuarial Receivables................................................20
adjusted issue price.................................................77
Advance..............................................................50
APR..................................................................20
Bronze...............................................................26
Canadian Securities..................................................84
Cede.................................................................32
Certificate Balance..................................................22
Certificate Distribution Account.....................................18,47
Certificate Factor...................................................23
Certificate Majority.................................................41
Certificateholders...................................................21
Certificates.........................................................18
CI...................................................................41
clearing agency......................................................39
clearing corporation.................................................39
Clearstream..........................................................39
Clearstream Participants.............................................39
Closing Date.........................................................18
Code.................................................................66
Collection Account...................................................18,47
Commission...........................................................84
Contracts............................................................61
Cooperative..........................................................42
Copper...............................................................26
Cram-Down Loss.......................................................23
Cutoff Date..........................................................18
DBC..................................................................41
Dealer Agreement.....................................................26
dealer reserve.......................................................26
Dealers..............................................................18
Definitive Certificates..............................................40
Definitive Notes.....................................................40
Definitive Securities................................................41
Depositories.........................................................39
Depository...........................................................32
disqualified person..................................................81 disqualified persons.................................................80
Distribution Account.................................................18
Distribution Accounts................................................47
Distribution Date....................................................32
DOL..................................................................80
DTC..................................................................32
DTC Participants.....................................................39
due date.............................................................21

EDGAR................................................................ 85
Eligible Deposit Account............................................. 49
Eligible Institution................................................. 49
Eligible Investments................................................. 48
Equity Interest...................................................... 82
ERISA................................................................ 79
Euroclear............................................................ 39
Euroclear Operator................................................... 42
Euroclear Participants............................................... 39
Events of Default.................................................... 35
Exchange Act......................................................... 84
Excluded Plan........................................................ 81
Exemption............................................................ 80
Fast Fund............................................................ 26
Federal Tax Counsel.................................................. 65
Financed Vehicles.................................................... 18
first month.......................................................... 47
First-time Buyer..................................................... 26
Foreign Owner........................................................ 68
Franklin Capital..................................................... 18
Franklin LLC......................................................... 24
Franklin Resources................................................... 25
FTC Rule............................................................. 64
Funding Period....................................................... 46
Global Securities.................................................... I-1
Gold................................................................. 26
Grantor Trust........................................................ 74
Grantor Trust Certificateholders..................................... 74
Grantor Trust Certificates........................................... 74
Indenture............................................................ 32
Indenture Trustee.................................................... 19
Independent Director................................................. 24
Indirect DTC Participants............................................ 39
Initial Cutoff Date.................................................. 18
Initial Receivables.................................................. 18
Insolvency Laws...................................................... 63
Interest Rate........................................................ 33
Investment Earnings.................................................. 48
IRS.................................................................. 66
ISDA................................................................. 57
Liquidated Receivable................................................ 23
Monthly Period....................................................... 50
National Credit Rating Agencies...................................... 81
New CI............................................................... 41
Non-Prime Receivables................................................ 19
Note Distribution Account............................................ 47
Note Balance......................................................... 22
Note Factor.......................................................... 23
Note Majority........................................................ 34
Noteholders.......................................................... 21
Notes................................................................ 18
Obligors............................................................. 18
OID.................................................................. 67
OID regulations...................................................... 67

Original Pool Balance................................................  22
parties in interest..................................................  80
party in interest....................................................  81
Pass-Through Rate....................................................  22
Payahead Account.....................................................  18,47
Payaheads............................................................  47
Plan Assets Regulation...............................................  80
Plan(s)..............................................................  80
Platinum.............................................................  26
Pool Balance.........................................................  22
Pooling and Servicing Agreement......................................  45
Pre-Funded Amount....................................................  48
Pre-Funding Account..................................................  48
Precomputed Receivables..............................................  20
Prepayment Premium...................................................  48
prepayments..........................................................  22
Prime Receivables....................................................  19
PTCE.................................................................  82
Purchase Agreement...................................................  45
Purchase Amount......................................................  47
Rating Agencies......................................................  33
Rating Agency........................................................  83
Receivables..........................................................  18
Rees-Levering Act....................................................  62
Registration Statement...............................................  84
Related Documents....................................................  38
Restricted Group.....................................................  81
Rule of 78's Receivables.............................................  20
Rules................................................................  40
Sale and Servicing Agreement.........................................  45
second month.........................................................  47
Section 1286 Treasury Regulations....................................  77
Securities...........................................................  18
Securities Act.......................................................  82
Securityholders......................................................  19
Seller...............................................................  18
Servicer.............................................................  18
Servicer Default.....................................................  52
Servicer Fee.........................................................  50
Servicer's Certificate...............................................  43
Servicing Fee........................................................  50
Servicing Fee Rate...................................................  50
Short-Term Note .....................................................  67
Silver...............................................................  26
Simple Interest Receivables..........................................  20
Strip Certificates...................................................  32
Strip Notes..........................................................  33
Stripped Bond........................................................  76
Sub-Prime Receivables................................................  19
Subprime 1...........................................................  26

Subprime 2...........................................................  26
Subsequent Cutoff Date...............................................  18
Subsequent Receivables...............................................  18
Subsequent Transfer Agreement........................................  46
Subsequent Transfer Assignment.......................................  46
Subsequent Transfer Date.............................................  46
Supplemental Servicing Fee...........................................  50
Swap Agreement.......................................................  57
Swap Counterparty....................................................  57
Swap Event of Default................................................  58
Swap Termination Event...............................................  58
Terms and Conditions.................................................  42
Trust................................................................  18,66
Trustee..............................................................  18
Trust Agreement......................................................  45
Trust Documents......................................................  45
Trust Indenture Act..................................................  34
Trust Property.......................................................  18
U.S. Person..........................................................  68
UCC..................................................................  61
Underwriter..........................................................  81
Underwriting Agreement...............................................  83

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses, other than underwriting discounts and commissions, in connection with the offering of the securities being registered. All the amounts shown are estimates except for the registration fee.

     Securities and Exchange Commission Registration Fee .............  $250
     Printing Fees ...................................................  $*
     Legal Fees and Expenses .........................................  $*
     Accounting Fees and Expenses ....................................  $*
     Trustee's Fees and Expenses (including counsel fees) ............  $*
     Blue Sky Fees and Expenses ......................................  $*
     Rating Agencies' Fees ...........................................  $*
     Miscellaneous ...................................................  $*
                                                                        -------
          Total ......................................................  $*
                                                                        =======

       * To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Amended and Restated Limited Liability Company Agreement, as amended ("LLC Agreement"), of the Registrant provides that the Registrant shall defend, indemnify and save harmless each of its members from and against all claims, losses, damages, cost, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by the LLC Agreement, to the fullest extent permitted by applicable law in effect on the date of the LLC Agreement and to such greater extent as applicable law may hereafter from time to time permit. Such indemnity shall not be construed to limit or diminish the coverage of each member under any insurance obtained by the Registrant and payment shall not be a condition precedent to any indemnification provided in the LLC Agreement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     Exhibit Number                     Description of Exhibit

          1.1 Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)

          3.1 Certificate of Formation of Franklin Receivables LLC, as currently in effect (incorporated by reference to Exhibit
                       3.1 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange

            Commission on August 11, 1998)
     3.2 Amended and Restated Limited Liability Company Agreement of Franklin Receivables LLC, as amended and currently in effect (incorporated by reference to: Exhibit 3.2 filed with Amendment No. 2 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on September 18, 1998; Exhibit 3.1 to the current report on Form 8-K for Franklin Receivables LLC filed with the Securities and Exchange Commission on May 17, 1999; and Exhibit 3.1 to the current report on Form 8-K for Franklin Receivables LLC filed with the Securities and Exchange Commission on May 27, 1999)
     4.1 Form of Amended and Restated Trust Agreement, with form of Certificate attached thereto, among Seller and Owner Trustee
     4.2 Form of Indenture, with form of Note attached thereto, among the Trust and Indenture Trustee (incorporated by reference to Exhibit
            4.2 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     4.3 Form of Pooling and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Owner Trustee (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     4.4 Form of Sale and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Trust (incorporated by reference to Exhibit
            4.4 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     4.5 Form of Purchase Agreement, among the Seller and Franklin Capital (incorporated by reference to Exhibit 4.5 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     5.1 Opinion of Morrison & Foerster LLP as to legality (including consent of such firm)
     8.1 Opinion of Morrison & Foerster LLP as to certain tax matters (including consent of such firm)
     23.1   Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
     23.2   Consent of Morrison & Foerster LLP (included in Exhibit 8.1)
     24.1   Power of Attorney (included on Signature Pages)
     25.1 Statement of Eligibility of Trustee (incorporated by reference to Exhibit 25.1 to the current report on Form 8-K for Franklin Receivables LLC filed with the Securities and Exchange Commission on January 24, 2001)

     ITEM 17. UNDERTAKINGS

A.   Undertaking Pursuant to Rule 415

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking in Respect of Filings Incorporating Subsequent Exchange Act Documents By Reference

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Undertaking in Respect of Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.   Undertaking Pursuant to Rule 430A

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.   Undertaking in Respect of the Eligibility of the Trustee

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, Franklin Capital Corporation, as managing member of Franklin Receivables LLC ("FRLLC"), hereby certifies on behalf of FRLLC that it has reasonable grounds to believe that FRLLC meets all of the requirements for filing on Form S-3 and that FRLLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 24th day of October, 2001.

                                          FRANKLIN RECEIVABLES LLC

                                          By: Franklin Capital Corporation,
                                          its managing member



                                          By: /s/ Harold E. Miller, Jr.
                                          -------------------------------------
                                          Name:  Harold E. Miller, Jr.
                                          Title: President and Chief Executive
                                                 Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby severally constitutes and appoints Leslie Kratter and Jennifer J. Bolt, severally and jointly, his true and lawful attorney-in-fact and agent, each will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed (with exhibits thereto and other documents in connection therewith) with the Securities and Exchange Commission, hereby granting to said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may do or cause to be done by virtue of these presents.

     The Registrant reasonably believes that the security rating requirements of the Securities will be met at the time of sale of the Securities.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                              TITLE                               DATE
/s/ HARMON E. BURNS                Director of Franklin Capital              October 24, 2001
----------------------------
 Harmon E. Burns                   Corporation

/s/ JENNIFER J. BOLT               Director of Franklin Capital              October 24, 2001
----------------------------
 Jennifer J. Bolt                  Corporation

/s/ CHARLES B. JOHNSON             Director of Franklin Capital              October 24, 2001
----------------------------
 Charles B. Johnson                Corporation

/s/ RUPERT H. JOHNSON, JR.         Director of Franklin Capital              October 24, 2001
----------------------------
 Rupert H. Johnson, Jr.            Corporation

/s/ HAROLD E. MILLER, JR.          Chief Executive Officer, Chief            October 24, 2001
----------------------------       Financial Officer and Chief
 Harold E. Miller, Jr.             Accounting Officer of
                                   Franklin Receivables LLC


                                  EXHIBIT INDEX

Exhibit Number                        Description of Exhibit

     1.1            Form of Underwriting Agreement (incorporated by reference to
                    Exhibit 1.1 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     3.1 Certificate of Formation of Franklin Receivables LLC, as currently in effect (incorporated by reference to Exhibit
                    3.1 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     3.2 Amended and Restated Limited Liability Company Agreement of Franklin Receivables LLC, as amended and currently in effect (incorporated by reference to: Exhibit 3.2 filed with Amendment No. 2 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on September 18, 1998;
                    Exhibit 3.1 to the current report on Form 8-K for Franklin Receivables LLC filed with the Securities and Exchange Commission on May 17, 1999; and Exhibit 3.1 to the current report on Form 8-K for Franklin Receivables LLC filed with the Securities and Exchange Commission on May 27, 1999)
     4.1 Form of Amended and Restated Trust Agreement, with form of Certificate attached thereto, among Seller and Owner Trustee
     4.2 Form of Indenture, with form of Note attached thereto, among the Trust and Indenture Trustee (incorporated by reference to Exhibit 4.2 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     4.3 Form of Pooling and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Owner Trustee (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     4.4 Form of Sale and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Trust (incorporated by reference to Exhibit 4.4 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange Commission on August 11, 1998)
     4.5 Form of Purchase Agreement, among the Seller and Franklin Capital (incorporated by reference to Exhibit 4.5 filed with Amendment No. 1 to the Form S-3 Registration Statement (File Nos. 333-56869 and 333-56869-01) which was filed with the Securities and Exchange

                  Commission on August 11, 1998)
        5.1 Opinion of Morrison & Foerster LLP as to legality (including consent of such firm)
        8.1 Opinion of Morrison & Foerster LLP as to certain tax matters (including consent of such firm)
        23.1      Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
        23.2      Consent of Morrison & Foerster LLP (included in Exhibit 8.1)
        24.1      Power of Attorney (included on Signature Pages)
        25.1 Statement of Eligibility of Trustee (incorporated by reference to Exhibit 25.1 to the current report on Form 8-K for Franklin Receivables LLC filed with the Securities and Exchange Commission on January 24, 2001)